Exhibit 99.1

STANDARD FORM

MODIFIED GROSS OFFICE LEASE

This Standard Form Modified Gross Office Lease (“Lease”) is entered into effective as of November 10, 2010 (“Effective Date”), between Sunroad Centrum Office I, L.P., a California limited partnership (“Landlord”), and Bridgepoint Education, Inc., a Delaware corporation (“Tenant”), who agree as follows:

1.             Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the terms, provisions, and conditions contained in this Lease, (i) those certain premises described in the Principal Lease Provisions, below (the “Premises”), consisting of all of the Rentable Square Footage (as defined below) of that certain to-be-constructed building described in the Principal Lease Provisions, below (the “Building”), which in turn shall be a part of the Project (as described in the Principal Lease Provisions, below), along with (ii) the non-exclusive right to use, in common with Landlord, Landlord’s invitees and licensees, and the other tenants and users of space within the Project, those portions of the Project intended for use by, or benefiting, tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, elevators, parking areas, and driveways of the Building and the Project, but excluding all interior areas of the other buildings in the Project other than the Building (collectively, the “Common Areas”). This Lease confers no rights, however, to the roof, exterior walls, or utility raceways of the Building nor rights to any other building in the Project, nor with regard to either the subsurface of the land below the ground level of the Project or with regard to the air space above the ceiling of the Premises; provided, however, that Tenant shall have the limited right to access systems and equipment exclusively serving the Premises (for which Tenant has maintenance and repair responsibilities pursuant to Paragraph 10.1, below) that may be located on the roof, in exterior or demising walls, in utility raceways, in the airspaces above the ceiling of the Premises, or in any other portion of the Building or the Common Areas for the sole purpose of maintaining, repairing, and replacing such systems and equipment.

2.             Principal Lease Provisions.  The following are the “Principal Lease Provisions” of this Lease. Other portions of this Lease explain and describe these Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph 2.  In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions will control. (Terms shown in quotations are defined terms used elsewhere in this Lease).

2.1           “Project”:  That certain office project currently under construction in the Kearny Mesa area of San Diego, California, as more particularly described/depicted on attached Exhibit “A-1”; and which Project is in turn a part of that certain larger mixed-use project commonly known as (and referred to in this Lease as) the Sunroad Centrum Project (which Sunroad Centrum Project is depicted on attached Exhibit “A-2”).

2.2           “Building”:  An eight-story building to be built within the Project in accordance with the terms and conditions of this Lease, sometimes referred to as Building II. The

Building is to be constructed in substantial accordance with preliminary drawings and descriptions identified on attached Exhibit “B”.

2.3           “Premises”:  The entire 1st through 8th floors of the interior of the Building.

2.4           Rentable Area of the Premises:  Approximately 193,000 Rentable Square Feet of space. The terms “Rentable Square Footage,” “Usable Square Footage,” and similar terms dealing with Rentable or Usable means of describing measurements of square footages, will have the meanings of such terms adopted by the Building Owners and Managers Association International relative to multi-tenant floors as to the partial floor portion of the Premises and relative to single-tenant floors as to the full floor portions of the Premises (ANSI/BOMA Z65.1-1996) (“BOMA Standards”), which BOMA Standards exclude all vertical penetrations. Within 30 days after the below-defined Rent Commencement Date, Landlord’s architect shall calculate and certify in writing to Landlord and Tenant the rentable square footage within the Premises and the Building in accordance with the BOMA Standards.  Tenant’s architect or space planner may consult with Landlord’s architect regarding its verification of the rentable square footage within the Premises.  If Tenant disagrees with the determination of the rentable square footage within the Premises or Building as calculated by Landlord’s architect, then Tenant shall provide Landlord with written notice of Tenant’s disapproval (“Tenant’s Notice of Disapproval”) within 30 days after the date on which Tenant receives the calculation by Landlord’s architect.  If there is a dispute of the rentable square footage of the Premises and/or the Building then Landlord and Tenant shall, in good faith, attempt to resolve the disagreement.  If Landlord and Tenant are unable to resolve the disagreement within ten days following the date Landlord receives Tenant’s Notice of Disapproval, then the parties shall promptly appoint a mutually acceptable architect to remeasure the Premises and/or the Building in accordance with the BOMA Standards, and the determination of such architect shall be binding upon Landlord and Tenant. If the parties fail to agree upon such architect within 30 days after Landlord receives Tenant’s Notice of Disapproval, then either party may petition the Presiding Judge of the San Diego County Superior Court to appoint a qualified architect to determine the final measurement, which measurement shall be binding on the parties. The cost of such architect shall be borne by Tenant unless such architect determines that Landlord’s measurement was in error by more than two percent, in which event Landlord shall pay for the cost of such architect.  In the event that the foregoing measurement process results in a determination that the actual Rentable Square Footage and/or Usable Square Footage of the Premises are different from those set forth in this Lease, Landlord shall modify all amounts, percentages, and figures appearing or referred to in this Lease to conform to such corrected Rentable Square Footage and/or Usable Square Footage amounts (including, without limitation, the amount of the “Basic Monthly Rent,” as that term is defined in Paragraph 2.6 of this Lease).  If such modification is made, it will be confirmed in writing by Landlord to Tenant in an amendment to this Lease.  Rentable Square Footage is sometimes referred to as “RSF” in this Lease and Usable Square Footage is sometimes referred to as “USF” in this Lease.

2.5           “Initial Lease Term”:  12 years plus any additional days required for the Initial Expiration Date to occur on the last day of a month as set forth in Paragraph 2.5.2, below, beginning as of the Rent Commencement Date and ending as of the Initial Expiration Date. Notwithstanding the foregoing, all provisions of this Lease shall be binding and effective upon the Lease Commencement Date even though the Initial Lease Term, and Tenant’s obligation to pay Rent (as defined below) hereunder will not commence until the Rent Commencement Date.

2.5.1        “Lease Commencement Date”: The date upon which this Lease is executed and delivered by both Landlord and Tenant.

2.5.2        “Initial Expiration Date”:  The final day of the 144th full calendar month following the Rent Commencement Date (for example, if the Rent Commencement Date is May 15, 2012, then the Initial Expiration Date would be May 31, 2024, but if the Rent Commencement Date were May 1, 2012, then the Initial Expiration Date would be April 30, 2024).

2.5.3        Extension Rights:  Yes ☒   No ☐; two five-year options to extend (See Paragraph 3.2).

2.6           “Basic Monthly Rent”:  [***] per Rentable Square Foot (subject to three percent annual increases pursuant to Paragraph 7.2, below), plus [***] multiplied by the Rentable Square Footage within the Premises, net of electricity and other utilities. Basic Monthly Rent will always be due and payable on or before the first day of the applicable month, except that the first month’s Basic Monthly Rent will be due and payable within five business days after the Lease Commencement Date.  The amount of such payment shall be based on the assumption that the Premises will consist of 193,000 Rentable Square Feet.  Within five business days after the determination of the actual Rentable Square Footage of the Premises pursuant to Paragraph 2.4, above, the initial payment of Basic Monthly Rent shall be reconciled to reflect the actual square footage of the Premises.

2.7           “Rent Commencement Date”:  The Rent Commencement Date will be that date which is five business days following the earlier to occur of (a) the Delivery Date (as defined below), or (b) the date that the Delivery Date would have occurred but for the occurrence of Tenant Delays (as defined in Exhibit “C”); and Tenant’s rental obligations are subject to Tenant’s right to four months of rent relief, as more particularly described in Paragraph 2.1 of the Addendum to this Lease being executed concurrently herewith.

2.8           “Security Deposit”: [***]. Tenant’s Security Deposit—which is due and payable within five business days after the Lease Commencement Date—if not previously applied to Tenant’s obligations in accordance with Paragraph 6, below—shall be applied to Tenant’s obligation to pay Basic Monthly Rent for the sixth and seventh months following the Rent Commencement Date at the time such Basic Monthly Rent becomes due and payable.

2.9           “Base Year” The calendar year during which the Rent Commencement Date occurs.

2.10         Guarantor:                    NONE.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

2.11	Address for Landlord:	c/o Sunroad Enterprises
4445 Eastgate Mall, Suite 400
San Diego, CA 92121
Attn: Mr. Dan Feldman

	With a copy by email to:	gis@smclawoffices.com

2.12	Addresses for Tenant:	Legal Notice Addresses

Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego, CA 92128
Attn: Vice President, Real Estate

With a copy to:		Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego, CA 92128
Attn: General Counsel

2.13         “Permitted Use”:  General office use and uses incidental thereto (including use of the applicable portions of the first floor of the Premises built-out therefor as a cafeteria and as an audio-visual room—and potentially as a gym facility pursuant to the provisions of the Addendum to this Lease being executed concurrently herewith), including, without limitation, support for online services, to the extent the same comply with applicable laws and zoning, in accordance with all applicable laws, statutes, ordinances, and regulations and the provisions of this Lease.

2.14	Building Standard Operating Hours:

		Monday through Friday:	7:00 a.m.-7:00 p.m.
		Saturday:	8:00 a.m.-1:00 p.m.

(excluding local, state, and federal holidays upon which Banks are generally closed for business in San Diego, California (“Holidays”); but in no event will more than 11 total days during any calendar year be treated by Landlord as Holidays)

2.15	Broker:	Cassidy Turley BRE Commercial (Hobson)

2.16         Initial Payment Amount: [***] (subject to reconciliation in accordance with Paragraph 2.6, above), representing the first month’s Basic Monthly Rent, and [***], representing the Security Deposit, which amounts are payable within five business days after the Lease Commencement Date.

3.             Term.

3.1           Description of Term.  The term of this Lease (“Term”) shall commence on the R Commencement Date and shall expire on the Initial Expiration Date, subject to (i) any extension rights described in Paragraph 3.2, below, and (ii) earlier termination, as provided in this Lease. The term “Expiration Date”, as used in this Lease shall mean the Initial Expiration Date, any earlier date upon which this Lease is terminated, as provided below, or if the Term is extended pursuant to Paragraph 3.2, below, then the expiration date of any exercised Extension Term (as defined below).

3.2           Extension Rights.  Tenant shall, subject to all of the provisions of this Paragraph 3.2 (including all subparagraphs hereof), have the option to extend the Lease Term (each an “Option to Extend”) for two additional terms of five years each (each, an “Extension Term”), provided Tenant is in occupancy of not less than 50% of the Premises at the time of exercise of each such Option to Extend (including, as space which shall be deemed occupied by Tenant for purposes hereof, any portion of the Premises which is occupied by a subtenant pursuant to a bona fide, arm-length Excepted Sublease, as defined in Paragraph 32.3, below) and Tenant gives Landlord written notice of its election to exercise the Option to Extend no less than ten months prior to the then-applicable Expiration Date of the Term.  Such notice will constitute Tenant’s irrevocable election to extend the Term and may not subsequently be revoked by Tenant.  Time is of the essence with respect to the timing of such requirement to give notice to Landlord.

3.2.1        Restrictions on Transferability of Option.  The Options to Extend are personal to the Tenant originally named in this Lease or any Permitted Transferee (as defined below) and may not be exercised by anyone other than such originally named Tenant or a Permitted Transferee.

3.2.2        Conditions Terminating Tenant’s Rights to Exercise Option.  Tenant shall not have the right to exercise an Option to Extend, notwithstanding anything set forth above to the contrary, during any period of time that Tenant has received factually accurate written notice that it is in default under any provision of this Lease and continuing until the default alleged in said notice is cured. The period of time within which an Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option to Extend because of the foregoing provisions of this Paragraph, even if the effect thereof is to eliminate Tenant’s right to exercise the Option to Extend. Additionally, Tenant’s right to exercise its second Option to Extend is further conditioned upon Tenant having exercised its first Option to Extend.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

3.2.3        Conditions Terminating Tenant’s Option Rights.  All rights with respect to an Option to Extend (and, in the case of the first Option to Extend, all rights with respect to the second Option to Extend as well) shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option to Extend, if, after such exercise, but prior to the commencement of the applicable Extension Term, an Event of Default (as defined below) occurs.

3.2.4        Terms and Conditions of Extension of Term.  If Tenant duly and timely exercises an Option to Extend, then this Lease shall remain in full force and effect for such additional five-year period, except that the Basic Monthly Rent rental rate will adjust as of the first day of the Extension Term such that for the first year of the Extension Term the Basic Monthly Rent rental rate (the “Then-Prevailing Rate”) shall be equal to 95% of the lower of:

(i)            the then prevailing rental rate for renewal leases of comparable Class A office space in the central San Diego rental market (which for purposes of this Paragraph 3.2.4 shall mean the areas from, and including, the I-15 corridor on the east to, and including, the I-5 corridor on the west, and from, and including, the Mission Valley submarket on the south to, and including, the Sorrento Mesa submarket/Highway 56 corridor on the north), as projected for the first day of the applicable Extension Term and determined pursuant to Paragraph 3.2.5, below and in determining the rental rate of renewal leases of comparable Class A office space in the central San Diego rental market, the parties shall take into account (if, but only if, they are then applicable in renewal lease negotiations) rental abatement concessions, parking charges, tenant improvements or allowances, adjustments to base years, the value of existing improvements in the Premises as compared to the value of improvements in such comparable space, based on the age, quality, and layout of the improvements, and all other monetary and nonmonetary concessions (collectively, the “Concessions”), if any, being granted to tenants in connection with renewal leases for such comparable space; or

(ii)           the then prevailing rental rate for new leases of comparable Class A office space in the central San Diego rental market, as projected for the first day of the applicable Extension Term and determined pursuant to Paragraph 3.2.5, below and in determining the rental rate of new leases of comparable Class A office space in the central San Diego rental market, the parties shall take into account (if, but only if, they are then applicable in new lease negotiations) applicable Concessions, if any, being granted to tenants in connection with new leases for such comparable space.

If such increases are then a standard aspect of prevailing market lease transactions for comparable properties, then the Basic Monthly Rent will thereafter increase annually during such Extension Term by the prevailing rental increase rate for (i) renewal leases (if subparagraph (i) above is the basis of the Then Prevailing Rate) or (ii) new leases (if subparagraph (ii) above is the basis of the Then Prevailing Rate), of comparable Class A office space in the central San Diego rental market, if any, at the time the Then Prevailing Rate is determined pursuant to Paragraph 3.2.5, below (the “Then-Prevailing Increase Rate”).

3.2.5        Determination of Then-Prevailing Rate.  If Tenant exercises the Option to Extend, then Landlord shall, within 15 business days of Tenant’s written notice of exercise, provide Tenant with written notice of the Then-Prevailing Increase Rate and the Then-

Prevailing Rate (as described in Paragraph 3.2.4, above), including an explanation of the basis for such determination, and the calculation of the new Basic Monthly Rent to be effective during the first year of the Extension Term. Tenant shall have 20 business days from the date of Landlord’s notice in which to (a) accept the Landlord’s determination of the Then-Prevailing Rate and/or the Then-Prevailing Increase, or (b) dispute Landlord’s determination of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate. If Tenant fails to notify Landlord, in writing, of its disagreement with Landlord’s determination of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate within such 20-business day period, then Tenant will be deemed to have accepted Landlord’s determination and Landlord’s determination shall be binding on both parties. If Tenant disputes such determination, then its notice to Landlord disputing such determination must set forth Tenant’s determination of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate. Upon receipt of Tenant’s notice, Landlord and Tenant shall promptly meet and, in good faith, attempt to agree upon the Then-Prevailing Rate and the Then-Prevailing Increase Rate. If Landlord and Tenant are unable to reach agreement upon the Then-Prevailing Rate or the Then-Prevailing Increase Rate within 30 days of the date of Landlord’s receipt of Tenant’s notice, then the parties shall promptly submit such dispute to the San Diego office of the American Arbitration Association (the “AAA”), or its successor, for resolution before a single arbitrator (who must have at least ten years experience in the San Diego County commercial real estate market as a real estate broker or MAI appraiser appointed pursuant to the AAA procedures) in accordance with Commercial Arbitration Rules of the AAA. The arbitrator’s sole authority will be to select between the Landlord’s and the Tenant’s respective written determinations of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate (whichever is in dispute), submitted by each party to the AAA prior to the arbitration. In no event may such arbitrator select any other amount as the Then-Prevailing Rate or the Then-Prevailing Increase Rate. The decision of the arbitrator shall be binding upon all parties and the cost of the arbitration shall be split equally between Landlord and Tenant.

3.3           Termination Right.  Provided that Tenant fully and completely satisfies each of the following conditions, Tenant shall have a one-time right to early termination of this Lease (the “Termination Right”) effective as of and at 11:59 p.m. (San Diego local time) on the date that is ten years after the Rent Commencement Date (the “Termination Date”).  In order to exercise the Termination Right, Tenant must: (i) give Landlord written notice of its election to exercise the Termination Right no later than 12 months prior to the Termination Date (the “Termination Notice”), (ii) at the time of the exercise of the Termination Right, no event of Default may exist, and (iii) upon the later of (a) Tenant’s delivery of the Termination Notice, or (b) ten business days after Tenant’s receipt of Landlord’s determination of the amount of the Termination Fee, Tenant shall pay to Landlord, in immediately available, good funds, a termination fee in an amount equal to the sum of (1) the unamortized balance, amortized over 12 years on a straight-line basis commencing as of the Rent Commencement Date (i.e. one-sixth), of (A) Landlord’s cost to complete the Tenant Improvements (as defined in attached Exhibit “C”), (B) the brokerage commissions incurred by Landlord in connection with this Lease, and (C) the refurbishment costs described in Paragraph 4 of the Addendum, plus (2) the balance of Tenant’s share of the parking construction costs which are to be borne by Tenant (which amount is reflected in the “plus [***]” portion of the Basic Monthly Rent as reflected in the Basic Monthly Rent schedule in Paragraph 7.2, below)—which unpaid parking construction costs shall be calculated by multiplying [***] times the number of Rentable Square Feet in the Premises and then multiplying the result of such calculation by 24. Tenant’s failure to timely exercise the Termination Right in full accordance with the foregoing requirements, will result in the automatic expiration of such Termination Right. If Tenant timely and properly exercises the Termination Right, then the Termination Date will be treated as the Expiration Date for all purposes under this Lease and Tenant shall be required to surrender the Premises as of such date in accordance with all of the provisions of this Lease.

4.             Delivery of Possession.

4.1           Delivery Requirements.  Prior to tendering possession of the Premises to Tenant, Landlord, at its cost, shall have Substantially Completed (as defined in Paragraph 4.3, below) the work required to be completed by Landlord prior to the delivery of the Premises to Tenant, as described in Exhibit “C” to this Lease (the “Landlord’s Work”), subject to Landlord’s reserved rights hereunder and Landlord’s right to continue the completion of Landlord’s Work without material interference by Tenant—which rights are subject to Landlord’s obligation under the definition of “Substantially Complete.” Landlord shall tender possession of the Premises by delivering written notice to Tenant that the Landlord’s Work is Substantially Completed and providing Tenant with the keys to the Premises or written notice as to where in San Diego County, California Tenant may obtain the keys to the Premises. The date upon which Landlord gives Tenant a factually accurate notice that the Landlord’s Work is Substantially Completed, is referred to herein as the “Delivery Date.”

4.1.1        Landlord and Tenant acknowledge that, as provided below, the date upon which such Delivery Date occurs is subject to three delaying factors: (i) Tenant Delays, (ii) delays due to Force Majeure Events (as defined below), and (iii) delays due to Extraordinary Events (as defined below). For purposes of this Lease, the term “Force Majeure Events” shall mean and refer to any prevention, delay, or stoppage of work due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, regulations, or controls, enemy or hostile government action, civil commotion, fire or other casualty, and other causes (other than financial) beyond the reasonable control of Landlord.  Notwithstanding the foregoing, in no event shall a lack of funds or inability to obtain financing constitute a Force Majeure Event. For purposes of this Lease, the term “Extraordinary Events” shall mean and refer to any moratorium or similar act by any governmental entity which prevents or delays the issuance of any permit required relative to the Landlord’s Work or otherwise prevents or delays Landlord from proceeding with the Landlord’s Work, but only to the extent such moratorium or similar act is beyond the reasonable control of Landlord to prevent (provided, however, if Landlord reasonably could have limited the duration of the moratorium or similar act but failed to do so, then the period of actual delay with respect to

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

such moratorium or similar act shall be reduced by the number of days by which Landlord reasonably could have reduced such delay), as well as any material casualty or similar unforeseeable major event which (a) is beyond the reasonable control of Landlord, and (b) can reasonably be expected to affect the date by which Landlord can Substantially Complete the Landlord’s Work by more than ten business days. Notwithstanding the foregoing, in no event shall a lack of funds or inability to obtain financing constitute an Extraordinary Event.

4.1.2        If prior to that date which is eight months following the Lease Commencement Date, Landlord delivers written notice to Tenant that it has determined, in the exercise of good faith, that due to reasons beyond Landlord’s reasonable control (such as inability to obtain permits or acceptable financing) it will be unable to commence construction of the Landlord’s Work in accordance with attached Exhibit “C” by the below-defined Construction Commencement Date, then, unless within ten business days of delivery of such notice Landlord and Tenant agree in writing upon a new, mutually acceptable Construction Commencement Date, this Lease will terminate upon the 11th business day following delivery of such notice. Upon a termination of the Lease pursuant to the preceding sentence, Landlord shall refund all amounts received from Tenant in connection with this Lease, including without limitation the amounts payable pursuant to Paragraph 2.16, above, and Tenant’s contribution to the Parking Structure pursuant to Section 5 of the Addendum to Standard Form Modified Gross Office Lease attached to the Lease (to the extent previously paid), and neither party shall have any further obligation to the other (except for obligations which pursuant to this Lease are to survive termination of this Lease). If Landlord fails to timely deliver such a notice, Landlord shall be bound by the requirements of Paragraph 4.1.3, below.

4.1.3        Subject to delays resulting from Force Majeure Events, Extraordinary Events, and Tenant Delays, Landlord shall use its good faith, commercially reasonable efforts to commence construction of the Landlord’s Work in accordance with attached Exhibit “C” by that date which is 12 months following the Lease Commencement Date (as such date shall be deemed extended on a day-for-day basis for each day of delay resulting from any Force Majeure Events, Extraordinary Events, and/or Tenant Delays) (the “Construction Commencement Date”). If Landlord, despite its good faith, commercially reasonable efforts, does not commence physical construction (which for purposes of this Lease shall mean commencement of the physical act of construction—which includes grading, sitework, and/or excavation work) of the Landlord’s Work by the Construction Commencement Date (as such date shall be deemed extended on a day-for-day basis for each day of delay resulting from any Force Majeure Events, Extraordinary Events, and/or Tenant Delays) then, in such instance, Tenant shall have the right to deliver a notice to Landlord (the “Outside Date Non-Commencement Notice”) at any time prior to the date that the physical construction commences.  If Tenant delivers the Outside Date Non-Commencement Notice to Landlord, and if Landlord does not commence construction within 90 days thereafter, then either party shall have the right to terminate this Lease upon prior written notice to the other delivered prior to the actual commencement of physical construction. Upon a termination of the Lease pursuant to the preceding sentence, Landlord shall refund all amounts received from Tenant in connection with this Lease, including without limitation the amounts payable pursuant to Paragraph 2.16, above, and Tenant’s contribution to the Parking Structure pursuant to Section 5 of the Addendum to Standard Form Modified Gross Office Lease attached to the Lease (to the extent previously paid), and neither party shall have any further obligation to the other (except for obligations which pursuant to this Lease are to survive termination of this Lease).

4.1.4        If prior to any termination of this Lease in accordance with Paragraph 4.1.2 or 4.1.3, above, Landlord commences construction of the Landlord’s Work in accordance with attached Exhibit “C” Landlord’s and Tenant’s termination rights under Paragraph 4.1.3 above shall be deemed void and Landlord shall, subject to delays resulting from Force Majeure Events, Extraordinary Events, and Tenant Delays, prosecute the Landlord’s Work to Substantial Completion by no later than January 31, 2013 (such date, as extended on a day-for-day basis for each day of delay resulting from any Force Majeure Events, Extraordinary Events, and/or Tenant Delays, is referred to herein as the “Outside Delivery Date”).

4.1.5        If the Delivery Date does not occur by the Outside Delivery Date, then Tenant shall have the right to deliver a notice to Landlord (the “Outside Date Non-Delivery Notice”), at any time prior to the date that the Delivery Date occurs.  If Tenant delivers the Outside Date Non-Delivery Notice to Landlord, and if Landlord does not cause the Delivery Date to occur within 60 days thereafter (such 60 day period being referred to herein as the “Delivery Cure Period”), then the following provisions shall apply:

(i)            For each day between the expiration of the Delivery Cure Period and the date that the Delivery Date occurs, Tenant shall be entitled to have the Rent Relief Period referenced in Paragraph 2.1 of the Addendum to this Lease increased by one day, up to a maximum of an additional 90 days, relative to the Basic Monthly Rent and all other Rent obligations otherwise payable by Tenant relative to the Premises during such 90-day period.

(ii)           If the Delivery Date has not occurred within 60 days of the expiration of the Delivery Cure Period, then Tenant shall have the right at any time thereafter (but prior to the Delivery Date) to terminate this Lease upon three business days’ written notice, and upon the expiration of such three business day period, if the Delivery Date has still not occurred, then this Lease shall terminate, Landlord shall refund the Security Deposit and any prepaid rental to Tenant, and neither party shall have any further obligation to the other (except for obligations which pursuant to this Lease are to survive termination of this Lease).  If, however, Landlord causes the Delivery Date to occur within said three business day period, this Lease shall remain in full force and effect and Tenant’s termination notice shall be null and void.

4.2           Phased Delivery.  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant acknowledge that it may be feasible, without delaying the Substantial Completion of Landlord’s Work, for some portion of the Premises to be ready for legal occupancy prior to Substantial Completion of the Landlord’s Work. If such circumstance arises, and Tenant notifies Landlord that it is interested in obtaining early occupancy of such portions of the Premises, Landlord and Tenant shall work in good faith to negotiate an amendment hereto to accommodate such early occupancy, with Tenant paying a pro rata portion of the Basic Monthly Rent for such early occupancy time (even though the Rent Commencement Date will not be deemed to have occurred); however, in such event, Tenant’s termination rights under this Paragraph 4 shall be deemed void.

4.3           Definition of Substantial Completion.  For purposes of this Lease, the term “Substantially Complete” (and its grammatical variations, such as Substantial Completion) when used with reference to Landlord’s Work will mean that (i) Landlord’s Work has been completed to such an extent that Tenant can lawfully commence its occupancy of the Premises, and (ii) that the Landlord’s Work can be finally completed within 45 days and without material interference to Tenant’s occupancy and use of the Premises.

4.4           Final Completion.  Except for any items set forth on a written, detailed “punch-list” of excepted items delivered to Landlord upon the Delivery Date, or any latent defects in Landlord’s Work which Tenant, despite reasonable inspection of the Premises fails to discover as of the Delivery Date (which “punch-list” Tenant will be entitled to supplement (A) during the ten business day period following the Delivery Date as to all matters other than punch-list items relating to any of the building systems (plumbing, electrical, HVAC) of the Building, and (B) during the 30 day period following the date Tenant occupies a particular floor of the Building, but in no event later than 60 days following the Delivery Date, as to all punch-list items relating to any of the building systems (plumbing, electrical, HVAC) of the Building, to add items which Tenant could not reasonably discovery during its initial inspection, but which neither Tenant, nor any of its employees, contractors, or invitees, has damaged), Tenant shall, as of the Delivery Date, except as otherwise expressly provided in this Lease or the Work Letter attached hereto as Exhibit “C,” be deemed to have thoroughly inspected the Premises in a commercially reasonable manner, and (i) determined that, to the best of Tenant’s knowledge, after inspecting the Premises in a commercially reasonable manner (and subject to Tenant’s right to supplement the punch-list, as provided above) the Premises complies with all applicable laws and ordinances, and that the Premises is in first-class condition and repair, (ii) acknowledged that Landlord’s Work has been Substantially Completed, (iii) accepted the Premises in its then as-is condition with no right to require Landlord to perform any additional work therein, except as set forth on the punch list and subject to Tenant’s right to supplement the punch-list, as provided above, and any latent defects in Landlord’s Work and Landlord’s ongoing obligations set forth in Paragraph 10.2 of this Lease, and (iv) waived any express or implied warranties of fitness for a particular purpose or merchantability.  Notwithstanding the foregoing or anything to the contrary contained herein, Landlord shall, at its sole cost and expense (and as not part of Operating Expenses) and throughout the Lease Term, repair any latent design or construction defects in the original construction of the Project of which Landlord has notice or that Landlord discovers.

5.             Use of Premises and Common Areas.

5.1           Permitted Use of Premises.  Tenant may use the Premises for the Permitted Use specified in the Principal Lease Provisions and for no other use without Landlord’s consent.  Any change in the Permitted Use will require Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

5.2           Compliance with Laws.  Landlord covenants that the Premises and the Project will comply with all applicable laws as of the Delivery Date. Thereafter, assuming that Landlord has, in fact, caused the Premises and the Project to comply with all applicable laws as of the Delivery Date, Tenant shall comply with all laws concerning the Premises and/or Tenant’s use of the Premises, including without limitation the obligation at Tenant’s sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, and even if compliance entails costs to Tenant of a substantial nature. Such obligation to comply with laws shall include, without limitation (again, assuming that Landlord has, in fact, caused the Premises and the Project to comply with all applicable laws as of the Delivery Date), compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the “ADA”).  In addition to the foregoing obligations of Tenant’s relative to the Premises, if Tenant’s particular use of the Premises (including the commencement of any Alterations, as defined below) results in the need for modifications or alterations to any other portion of the Project in order to comply with the ADA or other applicable laws, then Tenant shall additionally be responsible, upon demand, for the cost of such modifications and alterations plus a supervisory fee of five percent of such cost payable to Landlord. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord), and hold Landlord (and its partners, members, shareholders, directors, officers, employees, agents, assigns, and any successors to Landlord’s interest in the Project) harmless from and against any and all losses, costs, demands, damages, expenses (including reasonable attorneys’ fees), claims, causes of action, judgments, penalties, fines, or liabilities, arising from Tenant’s failure to satisfy its obligations under this Paragraph including, without limitation, (i) any costs, expenses, and liabilities incurred by Landlord in connection with responding to any demand by any governmental authority that Landlord undertake any modifications or alterations which are Tenant’s responsibility pursuant to this Paragraph 5.2 or for which Tenant is obligated to reimburse Landlord hereunder, as well as (ii) any reasonable attorneys’ fees, costs, expenses, and liabilities incurred by Landlord in responding to, defending, pursuing, or otherwise being involved with any action, suit, or proceeding arising out of any claim relating to the non-compliance of the Premises or the Project with the ADA or any similar law where such action, suit, or proceeding relates to, or arises from, Tenant’s particular use of the Premises or any Alterations.

5.3           Condition During Periods of Non-Use. During any period of time in which Tenant is not continuously using and occupying the Premises for the operation of its business, Tenant shall take such measures as may be necessary or desirable, in Landlord’s reasonable opinion, to secure the Premises from break-ins and use by unauthorized persons, to minimize the appearance of non-use, and to otherwise maintain the interior and exterior portions of Tenant’s Premises, including all windows and doors, in first class condition.

5.4           Use of Common Areas.  Tenant’s use of the Common Areas shall at all times comply with the provisions of all Rules (as defined below) regarding such use as Landlord may from time to time adopt. In no event shall the rights granted to Tenant to use the Common Areas include the right to store any property in the Common Areas, whether temporarily or permanently. Any property stored in the Common Areas may be removed by Landlord and disposed of, and the cost of such removal and disposal shall be payable by Tenant to Landlord upon demand. Additionally, in no event may Tenant use any portion of the Common Areas for loading, unloading, or parking, except in those areas specifically designated or reasonably approved by Landlord for such purposes, nor for any group social event, sidewalk sale, employment fair, or similar unauthorized purpose. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be permitted upon reasonable notice (but not less than ten days) to Landlord to have social events from time to time in a portion of the Common Areas reasonably acceptable to Landlord and Tenant, which social events may extend beyond the normal business hours of the Project and Building and include entertainment (including live entertainment such as bands and disk jockeys), food and beverages (including alcoholic beverages), cooking areas (including grills), tents, tables and chairs, and may be catered.  Any such event shall be subject to Tenant’s compliance with all applicable laws and ordinances, Tenant obtaining any required permits and approvals from governmental entities/agencies, and Landlord’s reasonable rules and requirements. Tenant shall be responsible for all costs incurred in connection with any such event (including clean up and damage to the Project) and will indemnify, defend, and hold Landlord harmless from and against any and all actions, claims, demands, expenses, and liabilities arising out of or relating to any such activities.

5.5           General Covenants and Limitations on Use.  In addition to the Rules, Tenant and Tenant’s Invitees (as defined below) use of the Premises and the Project, will be subject to the following additional general covenants and limitations on use, which shall be applied in a non-discriminatory fashion.

5.5.1        Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises.  If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use or Tenant’s failure to continuously use and occupy the Premises, Tenant shall pay the amount of such increase to Landlord, within ten days after Landlord delivers to Tenant a written notice of such increase; provided, however, if by ceasing such activity such increase can be avoided, and Tenant does so with the ten day notice period provided above, then such discontinuance of the activity causing the increase will be deemed to satisfy Tenant’s obligation hereunder.

5.5.2        No noxious or unreasonably offensive activity shall be carried on, in or upon the Premises by Tenant or Tenant’s Invitees, nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause unreasonable embarrassment, disturbance, or annoyance to others in the Project, or on adjacent or nearby property.  To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be unreasonably noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property.

5.5.3        All equipment, objects, and materials shall be kept enclosed within the Premises and screened from view; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within appropriate containers in the Premises and promptly and properly disposed of.

5.5.4        The Premises shall not be used for sleeping or washing clothes, nor shall the Premises be used for cooking or the preparation, manufacture, or mixing of anything that might emit any offensive odor or objectionable noises or lights onto the Project or nearby properties; however, the foregoing will not restrict Tenant from having typical office “break rooms” in the Premises with a microwave oven, coffee machine, and similar appliances provided such use is limited to use by Tenant’s employees and no odors emanate from such break room which can be smelled outside the Premises. Notwithstanding the foregoing, Tenant shall be permitted to use the first floor portion of the Premises for preparing and dispensing prepared food for Tenant’s employees provided no unreasonable and offensive odors emanate from such dining area which can be smelled outside the Building.

5.5.5        All pipes, wires, conduit, cabling, poles, antennas, and other equipment/facilities for or relating to utilities, telecommunications, computer equipment, or the transmission or reception of audio or visual signals must be kept and maintained enclosed within the Premises (except to the extent included as part of Landlord’s Work, Tenant’s Work—as defined in attached Exhibit “C”—or otherwise approved by Landlord)

5.5.6        Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs and other assistance animals), bird, reptile, or other exotic creature in the Premises.

5.5.7        Neither Tenant nor Tenant’s Invitees shall do anything that will cause damage or waste to the Project. Additionally, Tenant shall not have water delivery service within the Premises; and Tenant shall be responsible for damage to the Project caused by any other deliverymen at the Premises to deliver goods to Tenant.

5.5.8        Neither the floor nor any other portion of the Premises shall be overloaded.  No machinery, equipment, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, unreasonably vibrate, or shake all or any part of the Project or be allowed to interfere with the equipment of any other tenant within the Project (or other property owned by Landlord or its affiliates), including, without limitation, interference with transmission and reception of telephone, telecommunications, television, radio, or similar signals. Tenant shall be responsible for all structural engineering required to determine structural load for items placed in the Premises by Tenant.  Tenant shall fasten all files, bookcases, and like furnishings to walls in a manner to prevent tipping over in the event of earth movements.  Landlord shall not be responsible for any damage or liability for such events.

5.6           Access Rights.  Tenant will have 24 hour-a-day, seven day-a-week access to the Building and the Premises. Notwithstanding the foregoing, and except as otherwise specifically provided in this Lease, no failure of such access rights will constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease; except that Tenant shall be entitled to equitable abatement of its Rent (as defined below) obligations hereunder to the extent such lack of access is due to Landlord’s negligence or intentional misconduct and continues for a period in excess of three business days.  Landlord will not be liable, under any circumstances, for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish access under this Paragraph. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of access.

5.7           Remedies for Breach.  In the event of any breach of this Paragraph 5 by Tenant or Tenant’s Invitees, Landlord, at its election and in addition to its other rights and remedies under this Lease, may pay the reasonable third party out-of-pocket costs of Landlord of correcting such breach and Tenant shall immediately, upon demand, pay Landlord the cost thereof, plus a supervisory fee in the amount of five percent of such cost. Notwithstanding the foregoing, as to the first such breach of each of the subparagraphs of this Paragraph 5, prior to exercising Landlord’s remedy under this Paragraph 5.7, Landlord shall provide Tenant with written notice of such breach and grant Tenant a five-day cure period, from the date of such notice, in which to cure such breach.

6.             Security Deposit.  Upon the Lease Commencement Date, Tenant shall deposit with Landlord, cash in the amount of the Security Deposit (if any) set forth in the Principal Lease Provisions, to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant’s obligations (i) to pay Basic Monthly Rent and Additional Rent (as defined below), (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant’s agents, employees, contractors, licensees, and invitees (collectively, “Tenant’s Invitees”), (iii) to surrender the Premises in the condition required by Paragraph 24, below, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease. Upon the first day of the Extension Term (if Tenant exercises its Option to Extend), Tenant shall increase the Security Deposit to an amount equal to the Basic Monthly Rent during the final year of the Lease. If Tenant commits any default under this Lease beyond any applicable notice and cure periods, Landlord may, at its election, use the Security Deposit to cure such default, and to compensate Landlord for all damage actually suffered by Landlord which are directly attributable to such default, including, without limitation, reasonable attorneys’ fees and costs incurred by Landlord.  Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord, in order to maintain the Security Deposit in the amount set forth in the Principal Lease Provisions. Following the Expiration Date, and within the earlier of 30 days or the time frame otherwise required by applicable law, Landlord shall deliver to Tenant, at Tenant’s last known address, any portion of the Security Deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle the Security Deposit with Landlord’s other funds and Landlord will not pay interest on such Security Deposit to Tenant.

7.             Rent and Rent Adjustments.

7.1           Initial Monthly Rent.  Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand (except as otherwise specifically provided in this Lease), the Basic Monthly Rent described in the Principal Lease Provisions (subject to adjustment as provided in Paragraph 3.2, above), in advance, on or before the first day of each calendar month, beginning on the Rent Commencement Date and thereafter throughout the Term. If the Rent Commencement Date is other than the first day of a calendar month, then, except as otherwise provided in this Lease, the Basic Monthly Rent payable by Tenant for the second month of the Term following the Rent Commencement Date (acknowledging that the first month’s rent is payable within five business days of the Lease Commencement Date) shall be prorated on the basis of the actual number of days during the Term occurring during the first partial calendar month thereof. Notwithstanding the foregoing, if Landlord is delayed in completion of Landlord’s Work due to any Tenant Delays, then in addition to the Basic Monthly Rent payable for the first month of the Term following the Rent Commencement Date, Tenant shall additionally pay to Landlord, upon the Rent Commencement Date, additional rent, at the rate of one-thirtieth of the Basic Monthly Rent per day, for the number of days of such delay. Notwithstanding the foregoing, Tenant shall be granted rent relief pursuant to the Addendum to this Lease and, subject to the provisions of such Addendum, Tenant shall only be obligated to pay for all electricity and other utilities used in the Premises during such rent relief period.

7.2           Rental Adjustment.  The per-Rentable-Square-Foot Basic Monthly Rent rental rate shall increase each year on the anniversary of the Rent Commencement Date (with each 12 month period from and after the Rent Commencement Date being referred to herein as a “Lease Year”) in accordance with the following schedule:

First Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Second Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Third Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Fourth Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Fifth Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Sixth Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Seventh Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Eighth Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Ninth Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Tenth Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Eleventh Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF
Twelfth Lease Year:	—	[***] per Rentable Square Foot plus [***] per RSF

If Tenant exercises its right to extend the Term of this Lease pursuant to Paragraph 3.2, above, then on each anniversary of the first day of the Extension Term, the Basic Monthly Rent shall be increased by multiplying the then-existing Basic Monthly Rent amount by a percentage equal to the sum of one hundred percent plus the Then-Prevailing Increase Rate (stated as a percentage), if any, determined pursuant to Paragraph 3.2.5, above [for example, if the Then-Prevailing Increase Rate is five percent, then the Basic Monthly Rent would increase by 105%].

7.3           Additional Rent.  In addition to paying the Basic Monthly Rent pursuant to this Paragraph 7, commencing on the first day of the first calendar month following the first anniversary of the Rent Commencement Date (but subject to the rent relief provisions of the Addendum to this Lease), Tenant shall pay to Landlord (in accordance with Paragraph 8, below), Tenant’s Share (as defined below) of the annual Direct Expenses that are in excess of the amount of Direct Expenses applicable to the Base Year. The amounts payable pursuant to this Paragraph, together with other amounts of any kind (other than Basic Monthly Rent) payable by Tenant to Landlord under the terms of this Lease, constitute additional rent for the Premises and are collectively and individually referred to in this Lease as “Additional Rent.”

7.4           General Rental Provisions.  All “Rent” (which includes Basic Monthly Rent, and any “Additional Rent” hereunder) shall be paid to Landlord at the same address as

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

notices are to be delivered to Landlord pursuant to the Principal Lease Provisions, as Landlord may change such address from time to time pursuant to the terms of this Lease.

8.             Additional Rent.

8.1           Definitions.  The following definitions apply in this Paragraph 8 (and elsewhere in this Lease):

8.1.1        Building Operating Costs.  Subject to the Excluded Costs (as defined below) relating to the Building, the term “Building Operating Costs” means all expenses, costs, and amounts of every kind or nature that Landlord pays or incurs because of or in connection with the ownership, operation, management, maintenance, or repair of the Building (which includes the land and any parking areas located under the Building, if any).  Building Operating Costs include, without limitation, the following amounts paid or incurred relative to the Building (a) the cost of supplying utilities to the Building, including without limitation, water, electricity, heating, ventilation, and air conditioning, (b) Tax Expenses relating to the Building, to the extent the Building is separately assessed by the taxing authority, (c) the cost of providing janitorial services for the Building and of operating, managing, maintaining, and repairing all building systems, including without limitation utility, mechanical, sanitary, storm drainage, and elevator systems, and the cost of supplies, tools, and equipment, as well as maintenance and service contracts in connection with those systems, (d) the cost of licenses, certificates, permits, and inspections relating to the operation of the Building, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Building Operating Costs, (f) the cost of maintenance and repair of any parking areas located under the Building (if any), including, without limitation, repainting, restriping, and cleaning costs, (g) fees, charges, and other costs, including administrative, management fees, and accounting costs (or amounts in lieu of such fees), whether paid to Landlord, an affiliate of Landlord’s (provided, that any such administrative or management fees shall be included in the Base Year and in no event shall exceed three percent of the rent receipts for the Building), or a third party, consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Building, (h) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, repair, or security of the Building at or below the level of Project Manager plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord’s employees provide services for more than one project of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Building will be included in the Building Operating Costs, (i) payments under any easement, CC&R’s, reciprocal easement and operating agreement (or like instrument), license, operating agreement, declaration, restrictive covenant, or other instrument relating to the sharing of costs, but only to the extent that such shared costs are of a type and nature that they would be included as Building Operating Costs if incurred directly by Landlord, (j) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its “reference rate” (or a comparable rate selected by Landlord if such reference rate ceases to be published) plus two percentage points per annum) of the cost of acquiring or renting personal property not affixed to the Building used in the maintenance, repair, and operation of the

Building, (k) [Intentionally Deleted], and (l) capital expenditures, capital improvements, and capital replacements that (1) are intended as a labor saving or cost saving device or to effect other economies in the maintenance or operation of the Building, but only to the extent of the actual cost savings resulting therefrom, or (2) are required under any government law or regulation which becomes effective after the Delivery Date. All capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (j) of this Paragraph), on a straight line basis, over their useful life, as reasonably determined by Landlord’s certified public accountant in accordance with sound real estate management and accounting practices.

8.1.2        Building’s Pro Rata Share.  “Building’s Pro Rata Share” means a fraction, the numerator of which is the total aggregate Rentable Square Feet in the Building, and the denominator of which is the sum of (i) total aggregate Rentable Square Feet in the Building, (ii) the total aggregate Rentable Square Feet in Building I (as defined below) of the Project [***], plus (iii) the total aggregate Rentable Square Feet in all of the other buildings in the Project for which certificates of occupancy have been issued and in which at least 80% of the Rentable Square Footage is occupied by rent-paying tenants (“Occupancy Threshold”), plus (iii) as to any buildings in the Project other than the Building do not meet the Occupancy Threshold during any calendar year, then during each year following the date such building is first occupied by a rent-paying tenant prior to the year such building reaches the Occupancy Threshold, the Rentable Square Footage portion of such building which is occupied by rent-paying tenants during any portion of such calendar year will be included in the denominator of the above-referenced fraction for purposes of calculating the Building’s Pro Rata Share [by way of example, if Landlord were to hereafter construct a [***] Rentable Square Foot building (and assuming that the Rentable Square Footage of the Building is confirmed to be 193,000, as provided above), and in a particular year—prior to the year in which the Occupancy Threshold is achieved for such new building—the highest occupancy level of such building is [***] Rentable Square Feet, then the denominator of the fraction for purposes of calculating the Building’s Pro Rata Share applicable to such calendar year would be increased by [***], from [***] to [***]]. Assuming the Rentable Square Footage of the Building is confirmed to be 193,000, as provided above, and no other buildings are added to the Project prior to the Rent Commencement Date, the Building Pro Rata Share as of the Rent Commencement Date will be [***]. The Building’s Pro Rata Share will be calculated as of the date of actual change in the Rentable Square Footage of the Project.

8.1.3        Direct Expenses.  “Direct Expenses” means the sum of Operating Expenses plus Insurance Expenses (as such terms are defined below).

8.1.4        Excluded Costs.  “Excluded Costs” means the following expenses, as they relate to the Building Operating Costs and the Project Operating Costs (as defined below):  (i) depreciation, principal, interest, and fees on mortgages or ground lease payments, except as otherwise provided herein, (ii) legal fees incurred in negotiating and enforcing tenant leases, disputes with other tenants, (iii) real estate brokers’ leasing commissions and advertising costs in connection with leasing space in the Project, (iv) initial improvements or alterations to tenant spaces in the Project, (v) the cost of providing any service directly to and paid directly by a single

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

individual tenant, or costs incurred for the benefit of a single tenant, (vi) costs of any items to the extent Landlord actually receives reimbursement therefor from insurance proceeds, under warranties, or from a tenant or other third party (such costs shall be excluded or deducted—as appropriate—from Operating Expenses in the year in which the reimbursement is received), or which are paid out of reserves previously included in Operating Expenses, (vii) costs incurred due to Landlord’s breach of a law or ordinance, (viii) repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors, (ix) capital expenditures, capital improvements, and capital replacements other than those included in the definitions of Building Operating Costs or Project Operating Costs, (x) charitable or political contributions and membership fees or other payments to trade organizations, (xi) costs of Landlord’s Work which are to be borne by Landlord pursuant to attached Exhibit “C”, (xii) rent and similar charges for Landlord’s on-site management office and/or leasing office or any other offices of Landlord or its affiliates; however only to the extent such rent is attributable to a portion of such office(s) in excess of 2,500 Rentable Square Feet (in the aggregate), it being acknowledged that Landlord may include such rent and similar charges to the extent they relate to any such office (or portion thereof) which is less than 2,500 Rentable Square Feet), (xiii) Landlord’s general overhead expenses not related to the Project, (xiv) any costs incurred in connection with the original design, construction, landscaping and clean-up of the Building/Project, correction of defects in design and/or construction of the Building/Project including defective equipment; (xv) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, the cost of which if purchased would be excluded from Operating Costs as a capital expenditure, excepting from this exclusion equipment not affixed to the Building/Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency or temporary condition in the Building/Project; (xvi) art costs, other than those incurred in ordinary maintenance and repair, for sculptures, paintings, fountains or other objects of art or the display of such items, (xvii) any compensation or benefits paid to or provided to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord, (xviii) any fines, costs, late charges, liquidated damages, penalties, tax penalties or related interest charges, imposed on Landlord or Landlord’s managing agent; (xix) any reserves of any kind; (xx) any amount paid by Landlord or Landlord’s managing agent to a subsidiary or affiliate of Landlord or Landlord’s managing agent, for management or other services to the Building, or for supplies or other materials, to the extent the cost of such services, supplies, or materials exceed the cost that would have been paid had the services, supplies or materials been provided by comparably qualified parties unaffiliated with the Landlord or Landlord’s managing agent on a competitive basis; (xxi) deductibles paid by Landlord relative to any particular insurance claim in excess of $50,000.00; and (xxii) any cost or expense related to monitoring, testing, removal, cleaning, abatement, or remediation of any Hazardous Material, including toxic mold, in or about the Building or the Project, and including, without limitation, any Hazardous Material in the ground water or soil, except as otherwise provided under Paragraph 38.3, below.

8.1.5        Expense Year.  “Expense Year” means (i) the Base Year, (ii) the remainder of the calendar year from the date immediately following the end of the Base Year through December 31 of such calendar year (the “First Comparison Year”), (iii) each successive calendar year period after the First Comparison Year through the last full calendar year during the Lease Term, and (iv) the final partial calendar year (assuming the Rent Commencement Date is not January 1st of a calendar year) of the Lease Term (the “Last Comparison Year”); provided, however, with respect to the First Comparison Year and the Last Comparison Year (assuming the Rent Commencement Date is not January 1st of a calendar year) the calculation of Direct Expenses and Tenant’s Share of the Direct Expenses will be pro rated based upon the number of days in such Expense Year.

8.1.6        Operating Expenses.  “Operating Expenses” means the sum of (i) all Building Operating Costs, and (ii) the Building’s Pro Rata Share of the Project Operating Costs.

8.1.7        Project Operating Costs.  Subject to the Excluded Costs relating to the Project, the term “Project Operating Costs” means all expenses, costs, and amounts of every kind or nature that Landlord pays or incurs because of or in connection with the ownership, operation, management, maintenance, or repair of the Project, including the “Project Common Areas,” which for purposes hereof will include all portions of the Project other than the Building and any other similar office building(s) within the Project from time to time. Project Operating Costs include, without limitation, the following amounts paid or incurred relative to the Project Common Area: (a) the cost of supplying utilities to all portions of the Project Common Area, including without limitation water, electricity, heating, ventilation, and air conditioning, (b) janitorial/cleaning costs and the cost of operating, managing, maintaining, and repairing the Project Common Area and all related systems, including without limitation utility, mechanical, sanitary, storm drainage, and elevator systems, (c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with the systems referenced in clause (b), above, (d) the cost of licenses, certificates, permits, and inspections relating to the Project, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Project Operating Costs, (f) costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program, (g) all Tax Expenses, except to the extent such Tax Expenses relate to a separately assessed building in the Project and are separately paid by the tenants of such building (such as pursuant to Paragraph 8.1.1, clause (b), above), (h) reasonable fees, charges, and other costs, including administrative, management fees, and accounting costs (or amounts in lieu of such fees), whether paid to Landlord, an affiliate of Landlord’s (provided, that any such administrative or management fees shall be included in the Base Year and in no event shall exceed three percent of the rent receipts for the Project), or a third party, consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Project, (i) the cost of parking area and parking structure maintenance, repair and, including, without limitation, resurfacing, repainting, restriping, and cleaning (excluding costs which are already included as part of the Building Operating Costs relative to any parking areas located under a building, if any), (j) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Project at or below the level of Project Manager plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord’s employees provide services for more than one project of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Project Operating Costs, (k) any costs or expenses payable pursuant to the provisions of any reciprocal easement and maintenance agreement (or similar instrument or agreement) recorded against the Project either now or in the future including any owner’s association or similar fees, assessments or dues presently or hereafter established for the Project, including payments under any easement, CC&R’s, reciprocal easement and operating agreement (or like instrument), license, operating agreement, declaration, restrictive covenant, or other instrument relating to the sharing of costs, but only to the extent that such shared costs are of a type and nature that they would be included as Project Operating Costs if incurred directly by Landlord, (l) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its reference rate plus three percentage points per annum) of the cost of acquiring or renting personal property not affixed to any building or other improvement in the Project used in the maintenance, repair, and operation of the Project, and (m) [intentionally deleted], (n) rent and similar charges for Landlord’s on-site management office and/or leasing office or any other offices of Landlord or its affiliates; however only to the extent such rent is attributable to a portion of such office(s)  which is less than 2,500 Rentable Square Feet), (o) capital expenditures that (1) are intended as a labor saving or cost saving device or to effect other economies in the maintenance or operation of the Project, but only to the extent of the actual cost savings resulting therefrom, or (2) are required under any government law or regulation which becomes effective after the Delivery Date. All capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (l), above) over their useful life, as reasonably determined by Landlord’s certified public accountant in accordance with sound real estate management and accounting practices; (p) any amount paid by Landlord or Landlord’s managing agent to a subsidiary or affiliate of Landlord or Landlord’s managing agent, for management or other services to the Project, or for supplies or other materials, to the extent the cost of such services, supplies, or materials exceed the cost that would have been paid had the services, supplies or materials been provided by comparably qualified parties unaffiliated with the Landlord or Landlord’s managing agent on a competitive basis; and (q) deductibles paid by Landlord relative to any particular insurance claim which are not in excess of $50,000.00. Notwithstanding the foregoing, the Project Operating Costs will exclude any Excluded Costs relating to the Project.

8.1.8        Tenant’s Share.  “Tenant’s Share” means a fraction, the numerator of which is the total aggregate Rentable Square Feet in the Premises, and the denominator of which is the total aggregate Rentable Square Feet in the Building. Since the Premises consist of the entire Rentable Square Footage of the Building, the Tenant’s Share is 100%.

8.2           Adjustment of Operating Expenses.  Operating Expenses shall be adjusted as follows:

8.2.1        Gross Up Adjustment When a Project Is Less Than Fully Occupied.  If the occupancy of the total Rentable Square Footage of completed, partially occupied buildings within the Project (whose square footage is included in the calculation of the Project’s Rentable Square Footage pursuant to Paragraph 8.1.2, above) during any part of any Expense Year (including the Base Year) is less than 100%, Landlord shall make an appropriate adjustment to the variable components of the Operating Expenses for that Expense Year, as estimated by

Landlord in its sole discretion using sound accounting and real estate management principles, to determine the amount of Operating Expenses that would have been incurred had such buildings been 100% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this Paragraph 8.2, “variable components” include only those component expenses that are affected by variations in occupancy levels, such as water usage.  Notwithstanding any other provision of this Lease to the contrary, (i) Landlord will not charge Operating Expenses to all of its tenants in an amount which is in excess of 100% of the Operating Expenses paid by Landlord in connection with the operation of the Project; and (ii) Landlord shall make no profit from Landlord’s gross-up and collection procedures.

8.2.2        Adjustment When Landlord Adds Additional Buildings to the Project.  If Landlord constructs additional buildings within the Project following the Base Year, Landlord shall make an appropriate adjustment to the Operating Expenses for the Base Year (as of the date the square footage of such buildings is included in the calculation of the Project’s Rentable Square Footage pursuant to Paragraph 8.1.2, above), as determined by Landlord in its reasonable discretion using sound accounting and real estate management principles, to estimate the amount of Operating Expenses that would have been incurred for the Base Year if such building had been complete and fully occupied during the Base Year.

8.2.3        Adjustment When Landlord Does Not Furnish a Service to All Tenants.  If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during such period if Landlord had furnished such service or work to that tenant.

8.2.4        Additional Costs.  If due to a change in the types of costs being incurred by Landlord as Direct Expenses (such as, for example, the cessation of previously contracted for security services the cost of which were included in the Base Year Direct Expenses), the Base Year Direct Expenses need to be adjusted to eliminate the effect thereof, or if there is any change in annual premiums resulting from any new form of insurance or any cancellation of a previously carried type of coverage, any change in insurance limits or coverage, or any change in deductibles in any year after the Base Year, Landlord shall adjust the Base Year Direct Expenses to eliminate the effect thereof in accordance with sound real estate management and accounting principles and notify Tenant of such change in writing.  Furthermore, Landlord shall have the right to reasonably decrease the amount of the Base Year Direct Expenses in accordance with sound real estate management and accounting principles for purposes of calculating Increased Direct Expenses (as defined below) to eliminate the effect of abnormally high costs, or unusual costs, of a particular type or types (such as, by way of example, abnormally high energy costs associated with the “energy crisis” of 2001) occurring during the Base Year; provided, however, such right shall only apply in a situation where on an annualized basis such cost category increase was significant enough that during the 12 month period following the end of such circumstance there was a decrease of more than five percent in the costs incurred in such cost category that can be reasonably attributed to a normalization of the factors giving rise to such short term increase (by way of clarification, if during the 12-month period following the end of the “energy crisis” of 2001 the electrical costs for the Building which Landlord claimed were affected by such energy crisis reduced by only three percent, then Landlord would not be entitled to make such adjustment, but if they reduced by seven percent then such adjustment would be appropriate—i.e. there must be a fact or circumstance that Landlord is able to show has resulted in such abnormal event, and such claim must be substantiated by a subsequent decrease of five percent or more in such costs following the end of such fact or circumstance).

8.2.5        Common Areas.  Landlord may elect to partition/separate portions of the Common Areas of the Project in a reasonable manner such that the Operating Costs associated with such partitioned Common Areas are equitably allocated to particular buildings or parcels within the Project.

8.3           Tax Expenses.

8.3.1        Definition of Taxes and Tax Expenses.  “Taxes” means and refers to all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant), and personal property taxes imposed on Landlord’s fixtures, machinery, equipment, apparatus, systems, appurtenances, and other personal property used in connection with the Project or the Building, as the case may be along with reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes. Notwithstanding the foregoing, the following shall be excluded from Taxes: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building), (b) personal property taxes attributable to property owned or installed by or for other tenants of the Project, (c) penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any real property taxes, when due, or (d) special assessments or special taxes initiated after the Delivery Date as a means of financing future improvements to the Building or the Project.  In the event Landlord receives a refund or other return of Taxes (including any award received as a result of Landlord’s successful protest of the amount of Taxes) for which Tenant previously paid, then such refunded amount (less Landlord’s costs incurred in procuring such refund) shall be applied proportionately to reduce the amount of Taxes for the Expense Year in which such refunded amount is received prior to calculating the actual Taxes for such Expense Year. “Tax Expenses” means the sum of all Taxes that are paid or incurred by Landlord because of or in connection with the ownership, leasing, and/or operation of the Project from time to time, except to the extent payable by Tenant or any other individual tenant of the Project pursuant to the provisions of such tenant’s lease.

8.3.2        Adjustment of Taxes.  For purposes of this Lease, Tax Expenses for the Base Year shall be adjusted upon a reassessment of the Project resulting from the construction of a new building within the Project to increase the Base Year Tax Expenses amount by the amount of Tax Expenses attributable to such new building’s assessed value. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

8.4           Calculation and Payment of Direct Expenses.  Tenant’s Share of the increased Direct Expenses for any Expense Year shall be calculated and paid as follows:

8.4.1        Calculation of Excess.  If Direct Expenses for any Expense Year (other than the Base Year) ending or beginning within the Lease Term exceeds the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to Tenant’s Share of that excess, in the manner stated below.

8.4.2        Statement/Payment of Direct Expenses.  Tenant shall pay to Landlord, on the first day of each calendar month during the Lease Term, commencing on the first day of the first calendar month following the first anniversary of the Rent Commencement Date (but subject to the rent relief provisions of the Addendum to this Lease), as Additional Rent, without notice, demand, offset, or deduction (except as provided below), an amount (“Tenant’s Monthly Payment”) equal to one-twelfth of Tenant’s Share of the amount by which the Direct Expenses for each Expense Year following the Base Year exceed the Base Year Direct Expenses (such excess being referred to herein as the “Increased Direct Expenses”), as estimated (and subsequently reconciled) by Landlord in the most recently delivered Estimated Statement (as defined below)—with proration of such amounts during the First Comparison Year and Last Comparison Year.  Landlord intends to deliver to Tenant, prior to the commencement of each Expense Year following the Base Year during the Lease Term, a written statement (“Estimated Statement”) setting forth Landlord’s estimate of the Direct Expenses and Increased Direct Expenses allocable to the ensuing Expense Year, and Tenant’s Share of such Increased Direct Expenses.  Landlord may, at its option, during any Expense Year, deliver to Tenant a revised Estimated Statement, revising Landlord’s estimate of the Direct Expenses and Increased Direct Expenses, in accordance with Landlord’s most current estimate.  Within 90 days after the end of each Expense Year during the Lease Term, Landlord shall deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Direct Expenses allocable to the preceding Expense Year. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 180 days after delivery to Tenant of such Actual Statement, shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement, absent fraud.  If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year exceeds Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then such excess will be credited against future Tenant’s Monthly Payments, unless such Expense Year was the Expense Year during which the Lease Expiration Date occurs (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall (within the time frame for returning Tenant’s Security Deposit) pay to Tenant such excess.  If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year is less than Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then Tenant shall, within ten days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord’s delay in delivering any Estimated Statement or Actual Statement will not release Tenant from its obligation to pay any Tenant’s Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. Notwithstanding the foregoing sentence, Tenant shall have no obligation to pay any excess amounts it may owe with respect to Direct Expenses for any Expense Year unless Landlord delivers an Actual Statement or other notice to Tenant regarding such excess amounts within 12 months after such applicable Expense Year. The references in this Paragraph to the actual Increased Direct Expenses allocable to an Expense Year, shall include, if such Expense Year is the Last Calendar Year, the actual Increased Direct Expenses allocable to the portion of such year prior to the Lease Expiration Date, calculated on a pro rata basis, without regard to the date of a particular expenditure.  The provisions of this Paragraph 8.4 shall survive the termination of this Lease, and even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid by Tenant pursuant hereto and conversely any overpayment made in Tenant’s estimated payments shall be immediately rebated by Landlord to Tenant.

8.4.3        Cap on Increases in Controllable Expenses.  Notwithstanding anything to the contrary contained herein, increases in Controllable Expenses (as defined below), will be subject to a five percent annual cap. For purposes hereof, the term “Controllable Expenses” will mean and refer to expenses which Landlord can reasonably control; but specifically excluding utility costs, Tax Expenses, Insurance Expenses, and similar expenses whose rates are determined by, or subject to approval by, any governmental body or utility company, all of which are not Controllable Expenses. Such five percent annual cap will be calculated on a cumulative basis, such that if in a particular year there is less than a five percent increase in Controllable Expenses, the difference shall be carried forward; provided, however, in no event will any such difference be carried over for longer than one year, and in no event will such cumulative cap exceed seven percent in any one year.

8.5           Landlord’s Books and Records.  If Tenant disputes the amount of Additional Rent stated in an Actual Statement within 180 days of Tenant’s receipt thereof, Tenant may, upon at least five business days notice to Landlord, inspect and audit Landlord’s records and supporting documentation regarding such Actual Statement. Such inspection and audit must be conducted by an independent, nationally recognized, certified public accountant selected by Tenant and reasonably approved by Landlord, and who has not previously been engaged by Tenant or Tenant’s affiliates and who has been engaged to provide such services on a fee basis which is not related to the results of such inspection and audit (i.e. with no contingency fee factor); and such inspection and audit must be conducted within 180 days of the date Tenant received the Actual Statement, shall be at Tenant’s sole cost and expense (except as provided below), and Landlord shall, at its election, either provide copies of such records and supporting documentation to Tenant or make such records and supporting documentation available to Tenant for its inspection at Landlord’s business office in San Diego, California during normal business hours. Landlord shall cooperate in good faith with Tenant and the accountant during any such inspection.  If Tenant fails to dispute the amount of Additional Rent stated in an Actual Statement within 180 days of Tenant’s receipt thereof, or Tenant’s audit fails to disclose a discrepancy in such Actual Statement within 180 days after Tenant’s receipt of the Actual Statement in question, then the Actual Statement will be deemed binding on Tenant, absent fraud. If it is determined as a result of such accountant’s timely audit of Landlord’s records that Tenant was overcharged relative to the Direct Expenses, such overcharge shall entitle Tenant to a credit against its next payment of Direct Expenses in the amount of the overcharge plus, in the case of an overcharge exceeding three percent of the Direct Expenses, the reasonable third party costs of such audit (and if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If it is determined as a result of such accountant’s timely audit of Landlord’s records, or otherwise, that Tenant was undercharged relative to the Direct Expenses, Tenant shall, within ten days of written demand, pay such undercharge to Landlord.

9.             Utilities and Services.

9.1           Utility Costs.  Tenant shall pay when due all bills for gas, water, electricity, and other utilities used at the Premises on and after the Rent Commencement Date and through and including the date of expiration of this Lease.  For the avoidance of doubt, Tenant shall be responsible for all electricity costs related to the interior of the Building, which shall be separately metered.  Notwithstanding the foregoing, any electricity costs incurred in connection with the operation of the HVAC system mounted on the roof of the Building will constitute part of the Building Operating Costs; provided, however, Tenant shall be responsible for the expense of its after-hours HVAC pursuant to Paragraph 9.4 below.

9.2           Utility Systems.  Landlord shall construct the Building with wiring, outlets, and systems sufficient to provide electrical current to the Premises for Project-standard ordinary and customary office uses. In addition to the forgoing, Landlord shall replace lamps, starters, and ballasts for Project-standard lighting fixtures within the Premises upon Tenant’s request; the expense of which will be an Operating Expense.  Tenant shall replace lamps, starters, ballasts for non-Project-standard lighting fixtures within the Premises at Tenant’s sole expense.

9.3           Janitorial Service.  Landlord shall provide five day per week (excluding Holidays (but subject to the 11-day Holiday limitation stated in Paragraph 2.14, above) upon which Banks are generally closed for business in San Diego, California) ordinary and customary, basic janitorial services in and about the Premises consistent with other first class office buildings in the vicinity of the Building. Landlord shall not be required to provide janitorial services to above-Project-standard improvements installed in the Premises including but not limited to metallic trim, wood floor covering, glass panels, interior windows, kitchen/break room/dining areas (other than sweeping/mopping in the dining area of the first floor cafeteria), executive washrooms, or shower facilities, nor will Landlord be obligated to provide janitorial services relative to Tenant’s cafeteria beyond floor cleaning (in the dining area only) and trash removal comparable to the janitorial service that would be provided if the cafeteria were used for office purposes. At Tenant’s request, Landlord shall use good faith efforts to arrange for any such janitorial services which are in excess of such ordinary and customary, basic janitorial services to be provided by the same janitorial service company as is providing the janitorial services which are Landlord’s responsibility. Any janitorial services required by Tenant and provided by Landlord in excess of such ordinary and customary, basic janitorial services shall be separately paid for by Tenant, as Additional Rent, within ten days of written demand.

9.4           Over-Standard Tenant Use.  Tenant shall not exceed the rated capacity of the Building’s electrical and other utility systems, which systems will be consistent in capacity with other first class office buildings built at or about the same time as the Building.  In the event of any damage to any of the Project’s systems caused by Tenant’s use thereof in excess of ordinary and customary usage for a professional office, Tenant shall be responsible for all costs and expenses incurred by Landlord as a result of such over-use. In addition, if Tenant requires any utilities or services described in this Paragraph 9.4, which are to be provided by Landlord, in excess of the standard levels being provided by Landlord, or during hours other than Building Standard Operating Hours, Landlord shall have the right to impose reasonable restrictions on such usage and/or commercially reasonable charges therefor. The charge to Tenant for heating and air conditioning during hours other than Building Standard Operating Hours will be based upon Landlord’s reasonable estimate of the Landlord’s actual cost therefor including amortization, additional wear and tear, and other then-standard expenses typically included by Landlords of other Class A office buildings in the central San Diego rental market in calculating after-hours HVAC expenses. Such charges are Additional Rent relative to the provision of such services and are not an offset to any Direct Expenses.

9.5           Conduit and Wiring.  Installation of all types of conduit and wiring exclusively serving the Premises (other than as part of Landlord’s Work), including but not limited to Tenant’s Work, is subject to the requirements of Paragraph 23, below, Exhibit “C”, and the Landlord’s reasonable approval of the location, manner of installation, and qualifications of the installing contractor.  All such conduit and wiring will, at Landlord’s option, become Landlord’s property upon the Expiration Date.  Upon the Expiration Date, Landlord may elect to require Tenant to remove such conduit and wiring at Tenant’s expense and return the Premises and the Common Areas to their pre-existing condition (unless Landlord has agreed in writing prior to the installation of such items not to require Tenant to remove such items); provided, however, (i) in no event will Landlord require Tenant to remove any of the conduit or wiring which was installed as part of Tenant’s Work, and (ii) as to any subsequently installed conduit or wiring, Tenant shall have the right to require Landlord to elect, at the time Tenant is seeking approval for the installation of such conduit and wiring, whether such conduit and wiring will have to be removed upon the Expiration Date. If Landlord constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant’s changed or increased utility requirements, Tenant shall on demand promptly pay (or advance) to Landlord the cost of such items as Additional Rent.

9.6           Utilities Generally.  Tenant agrees that, except as provided below, Landlord will not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service, including when the failure, delay, or diminution is entirely or partially caused by:  (a) repairs, replacements or improvements; (b) strike lockout, or other labor trouble, (c) inability to secure electricity, gas, water or other fuel at the Building after commercially reasonable effort to do so; (d) accident or casualty; (e) act or default of Tenant or other parties; or (f) any other cause beyond Landlord’s reasonable control. Such failure, delay, or diminution will not constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except that Tenant will be entitled to an equitable abatement of Rent for the period of such failure, delay, or diminution to the extent such failure, delay, or diminution is (i) is directly attributable to Landlord’s negligence or intentional misconduct, (ii) prevents Tenant from using, and Tenant does not use, the Premises or the affected portion thereof for the conduct of Tenant’s business operations therein, (iii) Tenant was using the Premises or such affected portion for the conduct of Tenant’s business operations immediately prior to the failure, and (iv) such failure, delay, or diminution continues for more than two consecutive business days (or five business days in any twelve month period) after delivery of written notice of such failure, delay, or diminution from Tenant to Landlord; and if the foregoing failure continues for 90 consecutive days, Tenant shall additionally have the right, upon written notice to Landlord, at any time prior to the restoration of such utilities/services, to terminate this Lease. Landlord will not be liable, under any circumstances, for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Paragraph. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of utilities or services. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of or inability to provide any services required to be provided by Landlord hereunder. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply, so long as, in the case of voluntary guidelines, compliance does not materially or unreasonably interfere with Tenant’s use of the Premises.  Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of Rent, or operate to release Tenant from any of Tenant’s obligations under this Lease, except as specifically provided in this Paragraph 9.6.

10.           Maintenance.

10.1         Tenant’s Duties.  Tenant shall, at its sole cost, maintain and repair, all in good condition, the non-structural portions of the interior of the Premises, all building systems exclusively serving the Premises and located within the Premises or the walls of the Premises, and any damage to the Premises or the Project resulting from the acts or omissions of Tenant or Tenant’s Invitees. Tenant shall maintain all communications conduit, equipment, and wiring serving the Premises, whether in the Premises or not (and specifically including all of Tenant’s Work and all wiring, equipment, and conduit located on the roof of the Building), regardless of the ownership of said conduit or wiring, subject to Landlord’s reasonable approval of Tenant’s maintenance/repair contractor and manner of maintenance/repair.  If Tenant fails to maintain or repair any portion of the Premises or the Project as provided above then following ten days’ written notice thereof to Tenant (or such longer period if reasonably necessary given the nature of the repair and provided Tenant began such work within three business days of Landlord’s written notice), Landlord may, at its election, maintain or repair any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord, as Additional Rent, for Landlord’s actual cost thereof plus a supervisory fee in the amount of five percent of Landlord’s actual cost. Notwithstanding the foregoing, if following Tenant’s payment (or performance) of its obligations under this Paragraph, Landlord receives payment from an insurer for such work, Tenant will be entitled to receive such proceeds (after Landlord has first been fully reimbursed for its reasonable third party costs and expenses relative thereto including Landlord’s reasonable costs and expenses in obtaining such proceeds, subject to Landlord providing paid invoices with respect to such costs and expenses for Tenant’s review) to the extent Tenant previously paid or incurred third party costs relative thereto.

10.2         Landlord’s Duties.  Landlord shall, as a part of the Operating Expenses (to the extent permitted by Paragraph 8), maintain, repair, replace, and repaint, all in good order and condition, consistent with other first-class office buildings in the vicinity of the Building, the Common Areas and all portions of the interior and exterior of the Building, the structural portions of the Premises and any other buildings in the Project (including, without limitation, all electrical, mechanical, plumbing, fire/life safety, and other building systems), except to the extent of Tenant’s obligations as set forth in Paragraph 10.1, above.  Except as otherwise specifically provided in this Lease, Landlord’s failure to perform its obligations set forth above will not release Tenant of its obligations under this Lease, including without limitation Tenant’s obligation to pay Rent. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principles of law with respect to Landlord’s obligations for tenantability of the Premises and Tenant’s right to make repairs and deduct the expense of such repairs from rent. If Landlord fails to perform any of its repair and maintenance obligations under this Paragraph 10.2 and such failure materially and adversely impairs Tenant’s ability to use and occupy the Premises for the Permitted Use, Tenant will have the right, to perform such repairs and/or maintenance to the extent necessary to enable Tenant to resume its use and occupancy of the Premises. Notwithstanding the foregoing, prior to exercising such right, Tenant must, except as provided below in connection with an emergency, have given Landlord at least ten days’ prior written notice of the nature of the problem and Tenant’s intention to exercise its rights under this Paragraph if such matter is not resolved within such ten-day period; provided, however, if the nature of the matter giving rise to such repair or maintenance obligation will reasonably require more than ten days to remedy and Landlord is proceeding with due diligence to remedy such matter, then such ten day period will be extended for such additional time as may be necessary for Landlord to complete such repairs or maintenance. Notwithstanding the preceding sentence, in the case of an emergency which poses an imminent threat of death, injury, or severe damage to persons or property, the required notice from Tenant may be provided orally rather than in writing and for such shorter period of time (i.e. less than ten days) as Tenant, in the exercise of its reasonable judgment deems appropriate under the exigent circumstances (however, at a minimum, Tenant shall at least contact Landlord telephonically prior to commencing such work so that Landlord may, at its election, make arrangements to handle such emergency itself). If Landlord fails to fulfill its repair and maintenance obligations under this Paragraph, and as a result thereof Tenant exercises the foregoing right to correct such matter, then Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant to complete such repairs and/or maintenance within 30 days after receipt of Tenant’s written demand therefor, together with copies of the paid invoices evidencing the costs so incurred. Any such repairs or maintenance performed by Tenant, as permitted herein, must be performed in a good and workmanlike manner by licensed contractors. Except as otherwise expressly and specifically provided in this Lease, under no circumstances may Tenant offset any amount it is owed by Landlord pursuant to this Paragraph (or otherwise) against any Rent obligation under this Lease. If, within 30 days after receipt of Tenant’s written demand for payment of Tenant’s costs incurred in taking pursuant to this Paragraph (including the required invoices), Landlord has not paid the invoice or delivered Tenant a detailed written objection to it, Tenant may deduct from the Rent payable by Tenant under this Lease the amount set forth in the invoice plus interest at the Default Rate from the date these costs are incurred to the date of Tenant’s Rent setoff.  Tenant shall not be entitled to this deduction from Rent, however, if, within 30 days after receipt of Tenant’s invoice, Landlord delivers to Tenant a written objection to its payment setting forth with reasonable particularity Landlord’s reasons for its claim that Landlord did not under the terms of this Lease have to take the action with respect to which Tenant exercised its repair rights or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive).  If Landlord and Tenant are not able to resolve this disagreement, Tenant’s sole remedy shall be to institute legal proceedings against Landlord to collect the amount set forth in Tenant’s invoice.  Landlord’s obligation to reimburse Tenant shall survive expiration or earlier termination of this Lease.

11.           Parking.

11.1         General Parking Rights.  Subject to the remaining provisions of this Paragraph 11, Landlord grants to Tenant (for the benefit of Tenant and Tenant’s Invitees) the right to the non-exclusive use of the parking area within the boundaries of and serving the Project (the “Parking Area”).  Subject to the remaining provisions of this Paragraph 11, Tenant’s use of the Parking Area shall be subject to such reasonable, non-discriminatory rules as Landlord may, in its reasonable discretion, adopt from time to time with respect to the Parking Area, including without limitation (i) rules providing for the payment of charges or fees by users of the Parking Area, and in such event the charges or fees shall be deemed Additional Rent, provided that such parking rights shall be at no additional charge throughout the Initial Lease Term (it being acknowledged that the issue of parking charges during any Extension Term will be determined as part of the determination of the Then-Prevailing Rate), (ii) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, and (iii) rules limiting tenants of the Project (including without limitation Tenant) to the use of a restricted number of parking spaces or a restricted area.  Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, relocate the areas in which such parking is provided (on either a temporary or permanent basis) and may construct improvements upon or otherwise alter in any manner the Parking Area, provided that Landlord makes parking available to Tenant elsewhere within the Sunroad Centrum Project (or within a reasonable distance from the Premises) that is equal to or greater than the applicable ratio described in Paragraph 11.2, below.  Landlord reserves the right to grant certain tenants in the Project the exclusive right to park in specified areas of the Parking Area, to the exclusion of all other tenants (provided (i) such exclusive rights to specific spaces shall not exceed such tenant’s pro rata share of the number of such exclusive spaces granted to Tenant, and (ii) that the granting of such exclusive parking rights does not materially and adversely affect Tenant’s overall parking rights hereunder).  Tenant acknowledges that the exercise of the rights reserved to Landlord under this Paragraph may result in a decrease in the number of parking spaces available to Tenant and Tenant’s Invitees, and no such decrease shall affect Tenant’s obligations under this Paragraph or entitle Tenant to any abatement of Rent, provided the applicable parking ratio described in Paragraph 11.2, below, is maintained or exceeded.

11.2         Parking Ratios.  As of the Rent Commencement Date and thereafter throughout the Term of this Lease (and subject to temporary interruptions in connection with Landlord’s continued development of the Project, as provided below), the parking ratio within the

Project applicable to Tenant under this Lease will be six spaces per 1,000 RSF of space within the Premises.  The foregoing (6:1,000 RSF) parking ratio includes all spaces within the Sunroad Centrum project, including covered, uncovered, handicap, and visitor parking spaces.  To help accomplish the foregoing parking ratio, Landlord will construct the Parking Structure as more particularly described in Paragraph 5 of the Addendum.

11.3         Parking Charges.  There shall be no parking charges for Tenant’s use of the Parking Area during the Initial Lease Term. During any Extension Term, Tenant shall pay, as Additional Rent, the charges (if any) for the parking spaces allotted to Tenant as is determined pursuant to the calculation of the Then-Prevailing Rate under Paragraph 3.2 of this Lease.  Such parking charges are Additional Rent relative to the granting of such parking rights and are not an offset to any Direct Expenses, nor may such charges be waived through non-use (or otherwise).

12.           Signs.

12.1         General Signage Conditions.  Subject to Paragraph 12.2 below, Landlord may at any time change the name of the Project. Tenant shall not have or acquire any property right or interest in the name of the Project. Pursuant to Paragraph 12.2, below, and subject to all provisions of this Paragraph 12, Tenant shall have exclusive rights to all signage on both the interior and exterior of the Building, as well as the exclusive right to place its signage on the monument sign for the Building (the “Building-Exclusive Monument Sign”); which Building-Exclusive Monument Sign is shown on attached Exhibit “D”.  Any sign that Tenant is permitted by Landlord to place, construct, or maintain in the Premises or on the Building or the Project (including pursuant to Paragraph 12.2, below) must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, comply with Landlord’s sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the “Sign Criteria”), which Sign Criteria is attached hereto as Exhibit “F”, and shall comply with all applicable laws, ordinances, CC&R’s (or similar recorded instruments), and Tenant shall obtain any approvals required by such laws, ordinances, and CC&R’s or similar recorded instruments (collectively, the “Signage Requirements”) prior to installing any sign. Landlord makes no representation or warranty with respect to Tenant’s ability to obtain any such approval. Tenant shall, at Tenant’s sole cost, make any changes to any sign, whether in the Premises or on the Building, as required by any new or revised applicable laws and ordinances.  Tenant shall, additionally, maintain, repair, and replace all of Tenant’s signs (including, specifically, those installed pursuant to Paragraph 12.2, below) in first class condition.

12.2         Tenant’s Individual Signage Rights. Subject to compliance with the requirements of Paragraph 12.1, above, Tenant is hereby granted the exclusive signage rights in and on the Building.

12.2.1      Exterior Signage.  Tenant’s signage rights include the right, at its sole expense, to fabricate and install and relocate in such location as Tenant may elect from time to time in its sole discretion, subject only to the Sign Criteria and the Signage Requirements, the maximum signage permitted by the Signage Requirements on the exterior of the Building, as well as the right to have Tenant’s sign panel on the Building-Exclusive Monument Sign and the right to have Tenant’s name (or sign panel) on any new multi-tenant monument sign added to the Project following the Lease Commencement Date by Landlord other than a multi-tenant monument sign solely serving another building in the Project (it being understood that Tenant will be entitled to have its sign panel in the top location on any such multi-tenant monument sign upon which Tenant is entitled to have a sign panel pursuant to the foregoing).  Further, other than Project identification signage (e.g. Sunroad Centrum) located on the Building-Exclusive Monument Sign, throughout the Term, Landlord will not allow any other entity or person, including, without limitation, any tenant or occupant of the Building, to place or maintain any sign on the Building (excluding interior signs) or on the Building-Exclusive Monument Sign. Tenant shall be solely responsible for all costs associated with such signs, including all costs of design, fabrication, and installation of such signs; which installation must be performed by licensed experienced professionals reasonably approved by Landlord and in accordance with such requirements as Landlord may reasonably impose. Once installed, Tenant shall thereafter (for so long as such signs remain on the Building) maintain such signs in first class condition and repair and shall, upon termination of the Term (or such earlier time as such signs must be removed pursuant to this Lease) cause such signs to be professionally removed and cause all damage to the Building and the applicable monument sign(s) caused by such signs/sign panels, their existence on the Building and the applicable monument sign(s), and their removal, to be repaired. In addition to the cost of designing, fabricating, installing, maintaining, and removing such signs, Tenant shall be solely responsible for the costs of illuminating such building-top signs and the Building-Exclusive Monument Sign, as well as Tenant’s pro rata share (based on the portion of the monument sign(s) displaying Tenant’s sign panel) of illuminating any other monument sign(s) that Tenant is allowed to install sign panels on, including utility costs. Any such signs will be subject to the requirements of Paragraph 12.1, above. Any such signs/sign panels may contain only Tenant’s name or the name of its Permitted Transferee in the event Tenant’s rights under this Lease are assigned in accordance with the terms of the Lease. The foregoing building-top/monument sign signage rights are personal to the originally-named Tenant under this Lease and may not be assigned or otherwise transferred except in connection with an assignment to a Permitted Transferee in accordance with the terms of the Lease. Landlord hereby approves Tenant’s sign designs to the extent they conform to attached Exhibit “D;” however, Tenant will still have to comply with the balance of Paragraph 12.1, above, including obtaining any required governmental permits and approvals.

12.2.2      Temporary Signage.  In addition to the signage described above, from the date that the structural components and the exterior finish of the Building are completed as part of Landlord’s Work, which date will be determined by Landlord in its good faith determination, and until the date Tenant installs its exterior signage (as described in Paragraph 12.2.1, above), Tenant shall have the right to install temporary banner signs in the locations it is permitted to install the to-be-installed Building-top signs; provided, however, any such temporary banner signs (i) must be professionally prepared and installed, (ii) must be approved by Landlord (which approval will not be unreasonably withheld or delayed), and (iii) must be approved by all applicable governmental authorities. Tenant shall be solely responsible for all costs associated with any such temporary banner signs, including all costs of design, fabrication, and installation of any such temporary banner signs; which installation must be performed by licensed experienced professionals reasonably approved by Landlord and in accordance with such requirements as Landlord may reasonably impose with respect to the installation of such temporary signage by the licensed professional. Once installed, Tenant shall thereafter (for so long as any such temporary banner signs remain on the Building) maintain such temporary banner signs in first class condition and repair and shall, upon installation of Tenant’s first Building-top sign, cause such temporary banner signs to be professionally removed and cause any damage to the Building caused by such temporary banner signs, their existence on the Building, and their removal, to be repaired. In addition to the cost of designing, fabricating, installing, maintaining, and removing any such temporary banner signs, Tenant shall be solely responsible for the costs of illuminating such temporary banner signs, including utility costs.

13.           Rules, Regulations, and Covenants.  Tenant shall observe (and shall cause Tenant’s Invitees to observe) faithfully and comply strictly with any reasonable rules and regulations which Landlord may from time to time adopt for the Project applying to all tenants (and provide Tenant with a copy of), as well as any recorded easement agreements, maintenance agreements, CC&R’s, or like instruments affecting the Building and/or the Project (including, without limitation, a Reciprocal Easement, Maintenance and Cost-Sharing Agreement which Landlord anticipates will be recorded in the Official Records of San Diego County—the “REA”) whether now existing or hereafter adopted or amended from time to time, (all of the foregoing, collectively, “Rules”). Landlord has no duty or obligation to enforce any Rule against any other tenant, and Landlord will not be liable to Tenant for violation of any Rule by any other tenant, or any other tenant’s agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees; provided, however, that Landlord shall enforce the rules and regulations in a non-discriminatory manner. Tenant acknowledges that Landlord reserves the right, from time to time, to enter into leases or other agreements by which Landlord agrees to restrict the use of all or any portion of the Project (including the Premises) from certain uses. All such leases and other agreements, whether now existing or entered into in the future, shall be binding upon Tenant and in no event shall Tenant utilize the Premises for any use so prohibited; provided, however, no such restriction may prevent Tenant from using the Premises for the Permitted Use.

14.           Early Access/Insurance.  Landlord shall use reasonable efforts to provide Tenant with 60 days’ advance notice of the date that the Landlord’s Work is anticipated to be Substantially Completed such that Tenant may enter the Premises for purposes of commencing Tenant’s Work; provided, however, Landlord shall not be obligated to allow such early entry if such early entry will interfere with or delay the completion of the Landlord’s Work, and prior to Tenant’s entry into the Building, Tenant shall arrange a schedule with Landlord and the Landlord’s Contractor in order to coordinate the timing of Tenant’s entry with the actions of the Landlord’s Contractor. If, pursuant to the foregoing sentence, prior to the Rent Commencement Date Tenant is planning to perform any of the Tenant’s Work, or install any of Tenant’s personalty, then in addition to complying with the provisions of attached Exhibit “C”, (i) Tenant shall, at Tenant’s sole cost, prior to first entering onto the Project, obtain and thereafter at all times maintain (a) “Builder’s Risk” or “Course of Construction” insurance with respect to any actual construction work, and (b) all of the insurance to be maintained by Tenant during the Term, and (ii) all obligations of Tenant under the provisions of this Lease other than those relating to the obligation to pay Rent, shall be operative.  Any work pursuant to this Paragraph shall be subject to all of the provisions of Paragraph 23, below.

15.           [INTENTIONALLY DELETED].

16.           Public Liability and Property Damage Insurance.  Commencing upon the first to occur of (i) the Delivery Date, or (ii) Tenant’s entry into the Building pursuant to Paragraph 14,

above, and throughout the balance of the Term of the Lease, Tenant shall, at Tenant’s sole cost, maintain commercial general liability and property damage insurance and contractual liability insurance relative to Tenant’s indemnity obligations hereunder (written on ISO occurrence form CG 00 01 10 07 or substitute forms providing equivalent coverage) (i) with a combined single limit of liability of not less than $2,000,000.00 (above and beyond defense costs), (ii) insuring against liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises; provided, Tenant shall not be required to maintain insurance in excess of the required amount in connection therewith, (iii) naming Landlord, its agent, and any Lender as additional insureds, (iv) containing cross liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived, assembled, or produced from the Premises). Not more frequently than once every two years, if in the commercially reasonable opinion of Landlord, the amount of such insurance at that time is not adequate, Tenant shall increase such insurance as reasonably required by Landlord. In addition to the foregoing, throughout the Lease Term, Tenant shall maintain (and provide Landlord with proof of) workers’ compensation insurance in at least the statutorily required amount.

17.           Fire and Extended Coverage Insurance.  Tenant shall, at Tenant’s sole cost, maintain on Tenant’s Alterations and Tenant’s Personal Property (as defined below), and also on systems and equipment either contained within the Premises or in air spaces, walls, roof areas, or other portions of the Building or the Project and which exclusively serve the Premises, a policy of standard fire and extended coverage and special form insurance, with “inflation guard,” vandalism, and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100% of full replacement value, and issued in the name of Tenant—with Landlord, Landlord’s Lender, and Landlord’s designated agent as additional insureds. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company or a qualified appraisal company, such cost of which, if any, to be borne by the electing party. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the insurance company. Such policy shall be promptly adjusted according to such redetermination. The foregoing casualty insurance may be maintained under blanket policies so long as there is no diminution in the quality or availability of the required coverage.

18.           Business Interruption Insurance.  Tenant shall obtain and maintain, throughout the Term, business interruption insurance in amounts sufficient to reimburse Tenant for direct or indirect costs and loss of income attributable to all events/perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such events/perils or otherwise.

19.           Insurance Generally.  If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease (or is within 48 hours of such a failure), then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord, as Additional Rent, for any premiums for any such insurance within ten business days after Tenant receives a copy of the premium notice. Insurance required to be maintained by Tenant under this Lease shall be in form and content reasonably satisfactory to Landlord and its Lender and (i) shall be issued as a primary policy, by insurance companies authorized to do business in the state in which the Project is located with a Best’s Rating of at least “A-” and a Best’s Financial Size Category rating of at least “X,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise approved by Landlord), or such higher rating as may be required by any Lender, (ii) shall name Landlord, Landlord’s agent(s), and any Lender as additional insureds (using ISO Form CG2026 (7/04 Ed.) — Designated Person or Organization or equivalent), (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage except after 30 days’ prior written notice to Landlord and any Lender (Note: the words “endeavor to” and “failure to mail such notice shall impose no obligation for liability . . .” or any words of similar meaning contained in any insurance certificate regarding the obligation set forth in this clause (iv), are unacceptable and these two phrases must be crossed out if they appear in the printed certificate form), and (v) shall not provide for a deductible or co-insurance provision in excess of $50,000.00. Tenant shall, at least ten days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly, upon request, deliver to Landlord copies of such policy or policies or (if acceptable to Landlord’s Lender) certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums. Nothing contained in this Lease (nor any subsequent act or inaction by Landlord) shall be construed as a representation that the scope of coverage or limits of liability specified to be carried by the Tenant are adequate to protect the Tenant or its interests.

20.           Waiver of Subrogation.  Notwithstanding any provision to the contrary in this Lease, Tenant releases Landlord and Landlord’s guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”) from all claims for damage, loss, or injury to Tenant’s Personal Property and to the systems, equipment, fixtures, personalty, and Alterations of Tenant in or on the Premises and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried by Tenant that are in force at the time of such damage or that are required to be carried by Tenant under the terms of this Lease. Tenant shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage, loss, or injury covered by such policy. Notwithstanding any provision to the contrary in this Lease, Landlord releases Tenant and Tenant’s Invitees from all claims for damage, loss, or injury to the Premises and the Project, Tenant’s Personal Property and to the systems, equipment, fixtures, and Alterations of Tenant in or on the Premises and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried by Landlord that are in force at the time of such damage or that are required to be carried by Landlord under the terms of this Lease. Landlord shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all rights of recovery by way of subrogation against Tenant in connection with any damage, loss, or injury covered by such policy.

21.           Landlord’s Insurance.  Landlord shall maintain (in addition to such other coverages which Landlord elects to maintain or which its Lender might require) the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion (except as otherwise specifically provided herein): (i) public liability insurance; (ii) fire and extended coverage (all risk or special form) insurance for full replacement costs (excluding footings and foundations) without deduction for depreciation, with (at Landlord’s election) rental loss coverage; and (iii) boiler and machinery insurance, if applicable. The premiums, costs, expenses, co-insurance payments, and deductibles (or similar costs or charges) of and/or with respect to any insurance maintained from time to time by Landlord (all of the preceding, collectively, “Insurance Expenses”) shall constitute Direct Expenses. Any such coverage may be part of an umbrella or blanket policy, whereupon the premiums, costs, and expenses hereof will be reasonably apportioned between the Project and the other properties so included under such policy(ies).

22.           Personal Property Taxes.  Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant’s personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment, Alterations, and inventory (collectively, “Tenant’s Personal Property”).  On written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant’s Personal Property, then Tenant, on written demand, shall within ten days reimburse Landlord, as Additional Rent, for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord’s assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy.

23.           Alterations.  Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless Tenant first obtains Landlord’s written consent to such Alteration and otherwise complies with the provisions of this Paragraph 23; provided, however, no such consent will be required in connection with any Minor Alterations (as defined below).

23.1         Request for Consent.  At least 15 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations, which plans must (i) in the case of a Minor Alterations, be in sufficient detail to, among other things, provide Landlord with reasonable evidence that such Alterations are of a nature that Landlord’s consent is not required, and (ii) in the case of any other Alterations, in sufficient detail to allow Landlord and its consultants to fully evaluate the proposed Alterations and their affect upon the Premises and the Project.  Landlord will not unreasonably withhold, condition, or delay its consent to any Alterations for which consent is required; except that, in the case of exterior Alterations or Alterations which will be visible from outside the Premises or which will affect any structural components of the Project, Landlord shall have the right to grant or withhold its consent in the exercise of its sole discretion. In addition to the foregoing requirements, if the proposed Alteration requires approval by or notice to the lessor of a superior lease or the holder of a deed of trust encumbering the Project, no Alteration shall be commenced until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or deed of trust with respect to the proposed Alteration or alteration have been met or complied with at Tenant’s expense; and Landlord, if it approves the Alteration, will request such approval or give such notice expeditiously, as the case may be, and thereafter diligently pursue obtaining such approval.

23.2         Minor Alterations. Notwithstanding anything to the contrary contain herein, minor, interior cosmetic Alterations such as painting, wall papering, carpeting or hanging pictures or moving furniture and temporary partitions or cubicles (the aggregate cost of which will not exceed $25,000.00, and which Alterations will not be visible from outside the Premises or affect any structural components of the Project) will not require Landlord’s prior consent so long as (i) Tenant notifies Landlord in writing of the nature and extent of such Alterations at least 15 days before commencing such Alterations (which information must have sufficient detail to, among other things, provide Landlord with reasonable evidence that such Alterations are of a nature that Landlord’s consent is not required), and (ii) Tenant complies with all reasonable conditions which may be imposed by Landlord including, but not limited to, the requirements of Paragraph 23.3, below, Landlord’s selection of specific contractors or construction techniques and the requirements of the attached Exhibit “C.” Any Alterations meeting the foregoing requirements to avoid the necessity of obtaining Landlord’s consent are referred to herein as a “Minor Alterations”).

23.3         Additional Requirements.  Tenant shall, prior to the commencement of any Alterations, and at Tenant’s sole cost, (i) acquire (and deliver to Landlord a copy of) any required permit from the appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) provide Landlord with ten business days’ prior written notice of the date the installation of the such Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, (iii) pay Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations (excluding Minor Alterations), and (iv) if applicable, obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant’s employees installing or involved with such Alterations (which insurance Tenant shall maintain on an occurrence basis in force until completion of the Alterations).  In addition, Tenant shall comply with all reasonable conditions which may be imposed by Landlord relative to such Alterations including, but not limited to, Landlord’s selection, in the case of any such Alterations affecting any structural elements of the Building or any building systems (including utility systems, HVAC systems, or life safety systems), of specific contractors  (and for all other Alterations, Tenant shall be permitted to select its own contractor, subject to Landlord’s reasonable approval) or construction techniques and, in all cases, compliance with the requirements of the attached Exhibit “C.” Notwithstanding anything to the contrary contained in this Paragraph 23, in no event may Tenant remove any ceiling tiles or ceiling gridwork or lighting without Landlord’s prior consent, and any such consent may be conditioned upon requiring Tenant to post a deposit to cover the cost of restoring the Premises to their prior condition upon termination of the Term and to secure Tenant’s obligation to so restore the Premises.

23.4         Ownership of Alterations.  All Alterations shall, upon the Expiration Date of this Lease, become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date; except that, Landlord may, at its election, require Tenant to remove any or all of the Alterations, provided that Landlord notifies Tenant in writing prior to commencement of the Alterations. If Landlord so elects to have the Alterations removed, Tenant shall, at its sole cost, on or before the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics’ and materialmen’s liens resulting from or relating to any Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) within 20 days after written demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in California, in an amount equal to 150% of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Landlord may, at its election, require Tenant to pay Landlord’s reasonable attorneys’ fees and costs incurred in participating in such an action.

24.           Surrender of Premises and Holding Over.

24.1         Surrender.  On the Expiration Date, Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above) in a good condition, less any normal wear and tear, free of trash and debris including cleaning of all flooring; all walls shall be patched and painted, subject to normal wear and tear; all signage installed by Tenant on any portion of the Buildings or Project shall be removed and the surfaces repaired, including restoration of the signage mounting surfaces to their pre-existing condition; all sign circuits, electrical circuits, and lighting fixtures shall be in good operating condition; all roof penetrations arising from Tenant’s occupancy of the Premises shall be in a watertight condition; and all doors, windows, locks, and hardware shall be in operable condition upon the termination of this Lease. Tenant shall additionally, as of the Expiration Date, remove all of Tenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant’s Personal Property, and Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s Personal Property that Tenant does not remove from the Premises on the Expiration Date as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant’s Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s Personal Property. Tenant will be liable to Landlord for Landlord’s costs for storing, removing (including related restoration work), or disposing of any such Alterations or Tenant’s Personal Property.  Subject to the provisions of Paragraph 24.2, below, if Tenant fails to surrender the Premises to Landlord on the Expiration Date in the condition required by this Paragraph, Tenant shall indemnify, defend, and hold Landlord harmless from and against all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant.

24.2         Holding Over.  If Tenant holds over after the Expiration Date without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to 150% of the Basic Monthly Rent and Additional Rent in effect immediately prior to expiration of the Term (prorated on a daily basis), and otherwise subject to the terms, provisions, and conditions herein specified, so far as applicable.  Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute consent to a holdover tenancy hereunder or result in a renewal. The foregoing provisions this Paragraph 24.2 are in addition to, and do not affect, Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon expiration or other termination of this Lease.  The provisions of this Paragraph 24.2 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable to Landlord for any lost profits or any other form of consequential damages suffered by Landlord as a result of a Tenant holdover unless Landlord has delivered at least 30 days prior written notice to Tenant that Landlord, has a tenant for the Premises upon the expiration of the Term and Tenant thereafter holds over, then Tenant shall be liable to Landlord for any lost rents and any other damages suffered Landlord on account of such holdover (collectively, “Holdover Lost Rents and Successor Damages”).  Subject to the provisions of this Paragraph 24.2, and provided Landlord has provided Tenant with reasonable back-up documentation evidencing such losses and damages, Tenant shall indemnify, defend and hold Landlord harmless from and against any Holdover Lost Rents and Successor Damages resulting from any holdover by Tenant beyond the Expiration Date.

25.           Default.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each an “Event of Default”):

25.1         The abandonment (as defined in the California Civil Code 1951.3) of the Premises by Tenant.

25.2         Tenant’s failure to make any payment of Rent (including late charges) as and when due; provided, however, that Landlord agrees that in connection with the first two such failures during any calendar year, no Event of Default shall exist under this Paragraph unless such failure continues for a period of three business days after written notice from Landlord to Tenant; provided further, however, that in no event shall Landlord be required to provide such a notice more than five times during the Term. No grace period prior to the imposition of a late charge pursuant to Paragraph 27, below, shall extend the date when such Rent is due and payable, and Tenant shall be in default under this Lease if such payment is not timely made (subject to the provisions of this Paragraph).  In the case of Basic Monthly Rent, payments must be received on or before the first day of each calendar month, and Tenant shall be in default if such Rent is not paid by such date (subject to the provisions of this Paragraph).  Any notices to be provided by Landlord under this Paragraph shall be in lieu of, and not in addition to, any statutory notice requirements of applicable unlawful detainer statutes (currently—Section 1161 et seq. of the California Code of Civil Procedure). Tenant acknowledges that Landlord only agreed to the inclusion of such notice requirement on the condition that such notice would constitute the legally required notice following a default and Tenant waives any claim, counterclaim, or defense to any action relating to an unlawful detainer on the basis that such notice, was insufficient to meet such statutory notice requirement or was in any other manner defective, and Tenant agrees that it will be estopped from raising any such argument in any action by Landlord.

25.3         Tenant’s failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two paragraphs or the next succeeding paragraph, where such failure shall continue for a period of 30 days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, that if the nature of Tenant’s default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within the first ten days of such 30-day period and thereafter diligently prosecutes such cure to completion within 60 days after Landlord’s written notice. Such written notice will be deemed to satisfy the statutory notice requirements of applicable unlawful detainer statutes and will be in lieu thereof (and not in addition thereto). Tenant acknowledges that Landlord only agreed to the inclusion of such notice requirement on the condition that such notice would constitute the legally required notice following a default and Tenant waives any claim, counterclaim, or defense to any action relating to an unlawful detainer on the basis that such notice, was insufficient to meet such statutory notice requirement or was in any other manner defective, and Tenant agrees that it will be estopped from raising any such argument in any action by Landlord. Notwithstanding the foregoing, if (i) Tenant commits three similar defaults during any 12-month period or less, (ii) Tenant receives notices of default on each separate occasion, and (iii) each such default reasonably could have been cured within a 24-hour period from the date Tenant received notice of such default but was not so cured, then, as to any further, similar default that thereafter occurs during the same 12-month period, Landlord may treat such default as an Event of Default and exercise its remedies under Paragraph 26, below, without giving Tenant any further notice of default or opportunity to cure.

25.4         Tenant’s failure to timely deliver an estoppel certificate to Landlord in accordance with the provisions of Paragraph 42, below, where such failure continues for a period of three business days following written notice (which three-day written notice is in addition to the notice provided for under such Paragraph 42), or a Subordination, Attornment, and Non-Disturbance Agreement in accordance with Paragraph 41, below.

25.5         The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 60 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease (unless possession is restored to Tenant within 60 days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 60 days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

25.6         An “Event of Default” occurs under that certain Standard Form Modified Gross Office Lease between Landlord and Tenant dated October 22, 2008 (the “Building I Lease”) for the lease of certain premises in the building whose mailing address is 8620 Spectrum

Center Land, San Diego (“Building I”).  The term “Event of Default” in the foregoing sentence shall have the meaning ascribed to it in the Building I Lease.

26.           Landlord’s Remedies.  Landlord shall have the following remedies if Tenant commits an Event of Default under this Lease. These remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease or now or later allowed by law.

26.1         Continuation of Lease.  No act by Landlord shall terminate Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession. As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rent when due and enforce all the other provisions of this Lease, and (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, for a period shorter or longer than the remaining Term of this Lease. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers’ commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises for such reletting. The parties agree that Landlord is to have the remedy described in California Civil Code Section 1951.4 (which effectively provides that a lessor may continue a lease in effect after the lessee’s breach and recover rent as it becomes due), and the Tenant hereby acknowledges that this Lease meets the requirements of such statutory provision and that Tenant’s rights to sublet or assign hereunder are subject only to reasonable limitations.

26.2         Rent from Reletting.  If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Rent due from Tenant, (ii) all costs incurred by Landlord in such reletting, and (iii) Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

26.3         Termination of Tenant’s Right to Possession.  Landlord may terminate Tenant’s right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession. Such written notice will result in the immediate termination of this Lease upon the date such right of possession is terminated. Upon termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The “worth at the time of the award” of the amounts referred to in clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate.  The “worth at the time of the award” of the amount referred to in clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

26.4         Landlord’s Right to Cure Default. Landlord, at any time after Tenant commits an Event of Default, may cure such Event of Default at Tenant’s sole cost. If Landlord at any time, by reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, along with a supervisory fee in the amount of five percent of such amount so expended by Landlord, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph within ten business days of receipt of Landlord’s invoice for such costs, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amount until it is paid.

27.           Interest and Late Charges.  Late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rent (in the form of good funds) is not received by Landlord within ten days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of five percent of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver or cure of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.  In addition to the late charge payable by Tenant, as provided above, if any such Rent is not paid within 30 days of the date such Rent was due, then Tenant shall pay to Landlord interest on such overdue Rent (from such 30th day until all amounts, including interest, are paid in full) at the rate of seven percent above the “reference rate” announced from time to time by Bank of America, NT&SA (the “Default Rate”). If such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized, as selected by Landlord.

28.           Landlord Default — Tenant’s Remedies.  If Landlord fails to cure a default by Landlord within any applicable cure period (or if no cure period is specified, then within 30 days of written notice from Tenant setting forth the nature of the claimed default; provided, however, if the nature of the cure of such default will reasonably require more than 30 days to complete and Landlord is proceeding with due diligence to remedy such matter, then such 30 day period will be extended for such additional time as may be necessary for Landlord to complete such cure) (any such failure being a “Landlord Default”), Tenant may remedy such default, whereupon Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant to remedy such default within 30 days after receipt of Tenant’s written demand therefor, together with copies of the paid invoices evidencing the costs so incurred. In no event will Tenant have any right to offset any amount owed by Landlord (regardless of whether Landlord is in default hereunder) against Tenant’s monetary obligations under this Lease; provided, however, Tenant may recover all actual damages (but not consequential or exemplary damages) reasonably resulting from any Landlord Default. Notwithstanding the foregoing, if a Landlord Default (i) adversely and substantially affects Tenant’s rights under this Lease relating to use and/or occupancy of the Premises and as a result of such Landlord Default there is a material interference in the operation of Tenant’s business conducted in the Premises, (ii) Landlord intentionally fails to cure such Landlord Default even though Landlord has adequate monetary resources to cure same, and (iii) such Landlord Default cannot be reasonably cured by Tenant in accordance with this Paragraph within reasonable time and at a reasonable cost, then—subject to the rights of Landlord’s Lender under any Subordination, Attornment, and Non-Disturbance Agreement in the form of attached Exhibit “E” or otherwise entered into in connection herewith—Tenant may terminate this Lease if Landlord fails to cure such Landlord Default within 15 days after a second written notice thereof from Tenant delivered following the expiration of Landlord’s original cure period provided for above.

29.           Payment of Rent by Cashier’s Check.  If a late charge is payable under this Lease, whether or not collected, for three or more installments of Basic Monthly Rent or other Rent due under this Lease, or if any three payments made by Tenant in the form of a personal or business check is returned by the bank it was drawn upon for whatever reason, including but not limited to insufficient funds, then Landlord, at Landlord’s option, may require Tenant to submit future payments to Landlord in the form of a certified cashier’s check, money order, or by wire transfer. Tenant’s obligation to provide payment in the aforementioned manner shall continue in full force and effect until Landlord, in its reasonable discretion, determines otherwise. Tenant further agrees to reimburse Landlord, as Additional Rent, Landlord’s actual costs imposed by Landlord’s bank or financial institution arising from Tenant’s returned check(s). These costs shall be in addition to any late charges payable by Tenant pursuant to this Lease.

30.           Destruction.  If the Building is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the remainder of this Paragraph, (i) Landlord shall promptly commence work necessary to restore the Building (including the initial tenant improvements constructed pursuant to the terms of Exhibit “C” attached hereto) to substantially the same condition as it was in immediately before such destruction and shall diligently prosecute such restoration work until completed, (ii) Landlord shall not be required to restore Tenant’s Alterations or Tenant’s Personal Property, unless they are specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such destruction shall not terminate this Lease (except as provided below), and (iv) all obligations of Tenant under this Lease shall remain in effect, except that the Basic Monthly Rent and Additional Rent shall be abated or reduced, between the date of such destruction and the date of Substantial Completion of restoration, by the ratio of (a) the Rentable Square Footage of the Premises rendered unusable or inaccessible by the destruction or in which Tenant is unable to operate its business as of result of the destruction, as reasonably determined by Landlord, to (b) the Rentable Square Footage of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Paragraph, either party shall have ten business days from the date of Landlord’s determination that this sentence applies to the subject destruction/reconstruction, in which to terminate this Lease if Landlord reasonably determines that (1) it will likely take more than either (A) 270 days following the date of such casualty, or (B) 210 days from obtaining all required permits for such reconstruction, in which to complete such work, (2) such destruction (which is not de minimus in nature) occurs during the last year of the Term, or (3) then-existing laws do not permit such restoration. Additionally, Landlord may, at its election, terminate this Lease by so notifying Tenant in writing on or before the later of 60 days after such destruction or 30 days after Landlord’s receipt of the proceeds (or written notice of the amount of proceeds) from insurance maintained by Landlord, if (I) such destruction exceeds 20% of the then-replacement value of the Premises, the Building, or the Project, or (II) Landlord reasonably determines that the cost of such restoration will exceed the amount of insurance proceeds relating to such destruction actually received by Landlord from insurance maintained by Landlord, excluding deductibles, by more than five percent of such cost of restoration. If Landlord or Tenant so terminates this Lease, then (x) Landlord shall have no obligation to restore the Project, (y) Landlord shall retain all insurance proceeds relating to such destruction, and (z) this Lease shall terminate as of 30 days after such notice of termination from Landlord to Tenant.  Landlord’s right to terminate this Lease as set forth in the immediately preceding sentence shall be conditioned upon Landlord also terminating the leases of all similarly affected tenants in the Project.  Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. Additionally, if Landlord fails to Substantially Complete such restoration work within 270 days of such damage or destruction, Tenant may, by 30 days’ written notice to Landlord delivered after such period (during which period of time such restoration is not Substantially Completed), terminate this Lease.

31.           Condemnation.  If during the Term, or during the period of time between the execution of this Lease and the Delivery Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”). If such Condemnation is of any portion, but not all, of the Premises, then this Lease shall remain in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the “Termination Notice”) within 30 days after the date that the nature and extent of the Condemnation have been determined by Landlord and Landlord has delivered written notice thereof to Tenant. Such termination shall be effective on the earlier of (i) the date that is 30 days after the giving of the Termination Notice, or (ii) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such 30-day period, then all obligations of Tenant under this Lease shall remain in effect, except that (i) (unless the Premises are restored as set forth below) Basic Monthly Rent shall be reduced by the ratio of (a) the Rentable Square Footage of the Premises taken to (b) the Rentable Square Footage of the Premises immediately prior to the Date of Condemnation and (ii) all other amounts, percentages, and figures appearing or referred to in this Lease shall be modified to conform to such reduced Rentable Square Footage. Notwithstanding anything to the contrary in this Paragraph, if, within 30 days after Landlord’s receipt of the Termination Notice, Landlord notifies Tenant that

Landlord at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the Rentable Square Footage of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Basic Monthly Rent and Additional Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the Rentable Square Footage of the Premises taken to (B) the Rentable Square Footage of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, shall not constitute a Condemnation under this Paragraph; but the Basic Monthly Rent shall abate as to the portion of the Premises affected during such temporary Condemnation.   All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant’s Personal Property, interruption or damage to Tenant’s business, moving expenses, or for severance damages. Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other court) to terminate this Lease in the event of a partial Condemnation of the Premises.

32.           Assignment and Other Transfers.

32.1         Restriction on Transfer.  Without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, and except as permitted by Paragraph 32.4, below, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”): (i) any assignment, sublease, disposition, sale, concession, license, license agreement for the use of any portion of the Premises, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) 50% or more of the aggregate issued and outstanding equitable interests in Tenant.

32.2         Transfer Provisions Generally.  Landlord shall not be liable in damages to Tenant or to any proposed subtenant, assignee or other transferee (any of the preceding a “Proposed Transferee”) if such consent is adjudicated to have been unreasonably withheld, and, in such event, Tenant’s sole remedy shall be to have the proposed Transfer declared as valid as if Landlord’s consent had been given, although Tenant shall be entitled to reasonable attorney’s fees if Tenant is the prevailing party in such litigation. At least 20 days prior to entering into any proposed Transfer, Tenant shall submit to Landlord the sum of $400.00 (as payment toward Landlord’s and Landlord’s attorneys’ cost of reviewing, consenting to, rejecting and/or consummating any proposed Transfer), and a written notice (“Tenant’s Notice”) which includes (i) a fully executed copy of the instrument of transfer (i.e. the sublease or assignment) relating to the proposed Transfer, along with all related agreements, documents, instruments, exhibits, and escrow instructions, (ii) the name and address of the Proposed Transferee, (iii) an abstract of the terms and conditions of the proposed Transfer, including without limitation the economics of such Proposed Transfer and the commencement or effective date of the proposed Transfer, which shall be at least 20 days after Tenant’s Notice is given, and (iv) the nature, character, and current financial information and references with respect to the Proposed Transferee and the business of the Proposed Transferee, in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee’s financial responsibility. Within 15 days after Landlord’s receipt from Tenant of such sum and Tenant’s Notice, and all documentation requested of Tenant by Landlord, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. If Landlord fails to provide such response during such 15 day period, Tenant may send Landlord a second notice, attaching a copy of the subject Tenant’s Notice and containing on the front page of such second notice, in 14-point bold capital letters, the following statement: “LANDLORD’S FAILURE TO RESPOND WITHIN FIVE BUSINESS DAYS OF RECEIPT OF THIS NOTICE WILL CONTITUTE LANDLORD’S DEEMED APPROVAL OF THE SUBJECT TRANSFER.” If Landlord does not provide a response to Tenant’s request for consent to the Transfer described in the subject Tenant’s Notice within such subsequent five business day period, then such request for consent shall be deemed granted. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer within 90 days of the commencement or effective date of the proposed Transfer (as set forth in Tenant’s Notice) or, if Tenant’s Notice fails to identify such a date, then within 150 days of the Tenant’s Notice, then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if (among other things) Landlord shall not have received such sum or Tenant’s Notice, if (in Landlord’s reasonable determination) the nature or character of the Proposed Transferee is not in keeping with the dignity and character of the Building and the surrounding area, if the Proposed Transferee’s proposed use is materially and adversely different than the Permitted Use or Tenant’s prior use, if the proposed Transfer will result in the diminution of the value or marketability of the Building or the Project, if Landlord is not reasonably satisfied that the Proposed Transferee is creditworthy for the performance of the obligations entailed in connection with the proposed Transfer, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Project may be bound.  No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain directly liable under this Lease (and not as a mere surety). Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent and other amounts generated from any Transfer, and Landlord, as assignee, may collect such rent and other amounts and apply them toward Tenant’s obligations under this Lease; except that, unless an Event of Default occurs under this Lease, Tenant shall have the right to collect such rent and other amounts. Unless otherwise agreed to by all parties, the Tenant’s Security Deposit (if any) shall be retained by Landlord and returned to the lawful tenant in possession of the Premises at the time of the Lease termination, subject to the terms and conditions of Paragraph 6 of this Lease.  Any Transfer documentation shall contain the following provisions, which provisions whether contained in such Transfer documentation or not, shall apply to such Transfer:  (a) Such Transfer shall be subject and subordinate to, and bound by, all provisions of this Lease; (b) No Proposed Transferee shall be permitted to enter into any Transfer without Landlord’s prior written consent; and (c) At Landlord’s option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer.  Such attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord that the Proposed Transferee shall execute and deliver to Landlord within five days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord’s reasonable cost (less the $400.00 previously paid) of reviewing, consenting to, rejecting, and/or consummating any proposed Transfer, including without limitation reasonable attorneys’ fees and costs/fees of Landlord’s Lender in connection therewith. If Tenant fails to pay such amount within ten business days of written demand, Tenant shall be in default hereunder and Landlord shall have the right, in addition to its other rights and remedies under this Lease, to revoke its prior approval of the proposed Transfer if such Proposed Transferee has not yet taken over possession of the Premises.

32.3         Excess Rent and Recapture.  Tenant shall promptly pay to Landlord, as and when received, 50% of all rents and other consideration after all of Tenant’s reasonable third-party expenses incurred in connection with such Transfer are deducted, of whatever nature (including without limitation, (a) any changes, alterations, and improvements to the Premises paid for by Tenant in connection with the Transfer, (b) any other out-of-pocket monetary concessions provided by Tenant to the Transferee, and (c) any brokerage commissions and legal fees actually paid for by Tenant in connection with the Transfer), payable by the Proposed Transferee (or receivable by Tenant) pursuant to or as a result of any Transfer, which exceed (i) in the case of a sublease of a portion of the Premises, the portion of the Rent that is allocable to the portion of the Premises subleased (such allocation based on the Rentable Square Footage of the portion subleased), or (ii) in the case of any other Transfer, the Rent. Landlord additionally has the right, in the event Tenant indicates in the Tenant’s Notice that it desires to assign this Lease or sublet greater than 50% of the Premises, at its election, by giving written notice (the “Recapture Notice”) to Tenant within 15 days after receipt of Tenant’s Notice, to recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Recapture Notice to Tenant, this Lease shall automatically be deemed terminated as of the commencement or effective date stated in Tenant’s Notice for the proposed Transfer, and Tenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder). Landlord’s giving of a Recapture Notice shall not constitute Landlord’s consent to Tenant’s proposed Transfer.  Notwithstanding the foregoing provisions of this Paragraph 32.3, if Landlord delivers the Recapture Notice to Tenant, Tenant may, within ten days after Tenant’s receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect.  Tenant’s failure to so notify Landlord in writing within said ten-day period shall be deemed to constitute Tenant’s irrevocable agreement that the Recapture Notice shall be effective.  Notwithstanding the preceding provisions of this Paragraph 32.3, any sublease of space in the Premises having a term (including all potential extension rights) which is 36 months, or less, in length (any such sublease is referred to as an “Excepted Sublease”) will not trigger Landlord’s right to deliver a Recapture Notice; however, with respect to any such Excepted Sublease, the split of excess rent and other consideration provided for in the first sentence of this Paragraph shall be automatically revised to provide that 75% of such excess, rather than 50%, shall be payable to Landlord.

32.4         Permitted Transferee. Notwithstanding anything to the contrary contained in Paragraphs 32.1 or 32.3, above, no consent of Landlord will be required for, and no amounts will be payable to Landlord in connection with, any assignment or subletting to any of the following (any of which will constitute a “Permitted Transferee”):

32.4.1      Any parent, wholly-owned subsidiary, or other company of which Tenant owns all or a majority all of the voting and beneficial interests, or which company owns all or substantially all of the voting and beneficial interests in Tenant, and which parent, subsidiary, or other company has a net worth (determined in accordance with GAAP) equal to or greater than Tenant’s net worth as of the day before such transaction or as of the Rent Commencement Date, whichever is less;

32.4.2      Any surviving or successor entity resulting from a merger, consolidation, or sale of majority all of the assets of Tenant, where the net worth of the resulting or acquiring company exceeds (as determined in accordance with GAAP) the net worth of the Tenant as of the day prior to such transaction or as of the Rent Commencement Date, whichever is less; or

32.4.3      Any sale of stock as part of a “public offering” on one of the nationally recognized securities exchanges (such as, without limitation, NYSE or NASDAQ).

Notwithstanding the foregoing, and as a condition to the effectiveness of any such Transfer to a Permitted Transferee, at least ten days prior to any proposed Transfer to a Permitted Transferee, Tenant shall notify Landlord in writing of its intention to undertake such a Transfer and provide Landlord with sufficient information to confirm that such entity will in fact be a Permitted Transferee; provided, however, no such notice shall be required in connection with a Permitted Transfer pursuant to Paragraph 32.4.3 of this Lease. Landlord shall keep all such information confidential except as may be required by any court or authority of competent jurisdiction or which information is already in the public domain, or except for the disclosure of such information to prospective buyers and lenders or the advisers and professionals of the parties or such prospective buyers and lenders. Other than the right to engage in such a Transfer to a Permitted Transferee without Landlord’s consent, all other provisions of Paragraph 32.2 shall apply to such a Transfer.

33.           Landlord’s Reserved Rights.

33.1         General Rights Reserved.  In addition to the specific reserved rights identified in Paragraph 33.2, below, or elsewhere in this Lease, and subject to the terms of this Lease, Landlord, as owner of the Project, in addition to Landlord’s other rights, reserves the right from time to time and to the extent such matters do not unreasonably interfere with Tenant’s beneficial use and occupancy of the Premises: (i) to temporarily utilize portions of the Common

Areas for, among other things, entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord’s reasonable judgment, are appropriate; (ii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising, notice purposes, or other reasonable purposes; (iii) to close any of the Common Areas to the extent required in the opinion of Landlord’s legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas; (iv) to close, temporarily, any of the Common Areas for maintenance purposes; (v) to designate other property outside the boundaries of the Project to become part of the Common Areas; (vi) to close off or otherwise utilize portions of the Common Areas while constructing improvements or making repairs or alterations to any portion of the Project; (vii) to utilize portions of the Common Areas, on a temporary basis, as a staging area for any construction work by Landlord or its affiliates, agents, tenants, or contractors; and (viii) to make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in (among other things) the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic. In exercising such rights, Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises.

33.2         Future Construction.  Tenant acknowledges that, as more particularly provided below, the development of the Project is continuing and may, at Landlord’s election, include the construction of additional buildings and improvements within the Project, including in areas which currently constitute Common Areas. Tenant is entering into this Lease with a full understanding of the possible ramifications/effects of such future development work on its tenancy and the rental charged hereunder takes such factors into account. Tenant further acknowledges and agrees that Landlord may, from time to time, at its sole election, construct (including, without limitation, additional buildings), reconstruct (including without limitation the replacement of certain improvements with other improvements), improve (including tenant improvements), modify, expand, or otherwise alter the Project (collectively, “Construction Work”), or portions thereof (in no event however will Landlord have any obligation to do so). Tenant acknowledges that any such Construction Work will necessarily involve, among other things, the generation of noise, dust, and vibrations, barricading portions of the Project and the placement of scaffolding within the Project, demolition, structural alterations, storage of materials and equipment within the Project, and the presence of workmen within the Project, all of which may require the rearrangement of the Common Areas, including, without limitation, landscaping, parking areas (which may include the provision of temporary parking areas during periods of construction), roadways, lighting facilities, and the re-direction of vehicular and pedestrian traffic. Additionally, it is anticipated that the parking structure serving the Premises may be closed during the construction of further improvements above such parking structure. The results of such closure will include, among other things, the temporary relocation of Tenant’s parking from the parking structure to other portions of the Project or to nearby property. Further, Landlord hereby reserves such licenses and easements in, on, above or below the Premises as may be reasonably required (i) for the installation, inspection, surveying, maintenance, or construction of mains, conduits, shafts, columns, footings, piers, pipes or other facilities to serve any building within the Project, or (ii) for any Construction Work; provided, however, Landlord will use commercially reasonable efforts to minimize any unreasonable interference with Tenant’s use, occupancy, or enjoyment of the Premises as contemplated by this Lease. Except as provided below, Tenant waives any and all claims, defenses, rights of offset, or deductions based upon any inconvenience suffered by Tenant or any interruption of or interference with Tenant’s business including, without limitation, any loss of business, damage to property, loss of electronic information, or inconvenience to Tenant or Tenant’s Invitees as a result of or relating to such Construction Work.  Landlord hereby reserves for itself and its agents, employees, licensees and contractors, the right to enter the Premises to the extent reasonably necessary to pursue such Construction Work upon 24 hours’ (provided that only hours during business days shall be counted towards such 24 hour calculation—i.e. notice given at 5:00 P.M. on a Friday would expire at 4:59 P.M. on the following Monday) prior notice to Tenant. The exercise of any of Landlord’s rights pursuant to this Paragraph will not entitle Tenant to any abatement of Rent or other claim, right of offset, or defense against Landlord, except that if such Construction Work results in Tenant being unable to access the Premises, or portions thereof, for the Permitted Use during any business day, Tenant shall be entitled to equitable abatement of the Rent (based upon the portion of the Premises that Tenant is unable to access) for such period of time during which it is unable to access the Premises.  Subject to the terms of Paragraph 8 of this Lease, Tenant further acknowledges that expansion of the Project may affect the amount of the Lease Expenses and the portion thereof payable by Tenant.

34.           Easements.  Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises and the Project (including the REA), provided that no such acts materially and adversely affect Tenant’s rights of ingress or egress to the Building and the Premises or Tenants right to use the Premises or Tenant’s business conducted in the Premises. Tenant shall promptly sign any documents or instruments to reasonably accomplish the foregoing upon request by Landlord.

35.           Access by Landlord.  Landlord and any of Landlord’s Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon 24 hours’ notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (v) to post “for sale” or “for rent” or “for lease” signs during the final nine months of the Term, (vi) to show the Premises to brokers, lenders, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Project, the Premises or any portion of the Project or the Premises, and (vii) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant.  Landlord’s rights under this Paragraph extend, with Landlord’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the grossly negligent acts or willful misconduct of Landlord or Landlord’s Invitees. Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rent because of the exercise by Landlord of any rights under this Paragraph.  Landlord shall use commercially reasonable efforts (and shall cause any Landlord Invitees to use commercially reasonable efforts) during any entry to not unreasonably interfere with Tenant’s use of the Premises or Tenant’s business conducted therein.

36.                                 Indemnity.  Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord and its shareholders, officers, directors, agents, property managers, employees, contractors, and the partners comprising Landlord (if any) from and against all Claims (as defined below) and all costs, expenses, and reasonable attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, the term “Claims” shall mean all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they result from Landlord’s or Landlord’s agent’s, property manager’s, employee’s or contractor’s negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant’s or Tenant’s Invitees’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant’s Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence of Tenant or any of Tenant’s Invitees. If any action or proceeding is brought against Landlord or its shareholders, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole cost by legal counsel satisfactory to Landlord.

37.                                 Exemption of Landlord from Liability.  Except as otherwise specifically provided in this Lease and/or to the extent caused by Landlord’s, or Landlord’s agents’, property manager’s, or employees’, negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth in the preceding Paragraph or any of the following, except to the extent caused by Landlord’s, or Landlord’s property manager’s, agents’ or employees’, grossly negligent acts or willful misconduct: injury to Tenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant’s Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. In connection with the foregoing, Tenant hereby waives any defense would otherwise be provided by Section 1542 of the California Civil Code (which states “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor”), or laws of a similar nature, which would limit any such release to matters known or suspected to exist by Tenant. Except as otherwise provided in this Lease, this

Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets, or improvements nearby the Project.

38.                                 Hazardous Substances.

38.1                           Landlord’s Covenants.  Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statue), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come (and may in the future come) to be located on or beneath the Premises and/or the Project. Notwithstanding the foregoing, Landlord shall not cause any unlawful accumulations of Hazardous Material (as defined below) to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Landlord or its agents, employees, or contractors, except for limited quantities of standard office and janitorial supplies and petroleum and petroleum-related products commonly used on or at similar office projects. Furthermore, Landlord shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment, and (b) comply at all times during the Lease Term with all environmental laws (as defined in Paragraph 38.2, below). Except as to those matters which are Tenant’s responsibility pursuant to Paragraph 38.2, below, Landlord shall be responsible, at its expense (or the expense of others; but not as an Operating Expense) to cause any unlawful accumulations of Hazardous Materials to be remediated in accordance with the requirements of all applicable environmental laws.  Except as to those matters which are Tenant’s responsibility pursuant to Paragraph 38.2, below, Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims arising from or relating to any unlawful accumulations of Hazardous Materials into ambient air, water, or land of the Project.  Landlord’s obligations and liability under this Paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease.

38.2                           Tenant’s Covenants.  Prior to or following its execution of this Lease, Tenant shall, upon request from Landlord, complete and deliver to Landlord an Environmental Questionnaire in the form provided by Landlord. Tenant covenants, represents, and warrants that all of the information contained therein will be true, complete, and correct, and Tenant shall immediately notify Landlord of any fact or circumstance thereafter occurring which would change the information on such Environmental Questionnaire if such Environmental Questionnaire were completed as of the date of such changed fact or circumstance. Tenant covenants, represents, and warrants to the Landlord that its use of the Premises, the Building, and the Project will be in full compliance with all environmental laws. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they arise as a result of Landlord’s negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of any Hazardous Material into ambient air, water, or land by Tenant or Tenant’s Invitee’s from, on, under, or above the Premises in violation of any environmental law, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, or otherwise from, on, or under, the Premises in violation of any environmental law, or (iii) a violation of any environmental law on, under, or above the Premises (for purposes of this Lease, “environmental laws” shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z’berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7).  If Landlord reasonably suspects Tenant has violated the provisions of this Paragraph 38.2, then Tenant agrees to promptly reimburse Landlord for all of Landlord’s costs arising from periodic monitoring of Tenant’s use, handling, or storage of Hazardous Materials at or surrounding the Premises. Tenant shall not cause or permit any Hazardous Material to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies. Tenant shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable environmental laws in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment, and (b) comply at all times during the Lease Term with all environmental laws. If the Premises are contaminated due to the acts or omissions of Tenant or Tenant’s Invitees (or, due to the acts or omissions of Tenant or Tenant’s Invitees, the Project is contaminated) by any Hazardous Material in violation of any environmental law during the Term, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) to the extent that such contamination is the result of acts or omissions of Tenant or Tenant’s Invitees, demand that Tenant perform all remediation required by Landlord (to Landlord’s satisfaction and at Tenant’s sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems necessary or desirable to be undertaken, whereupon the portion of the cost thereof attributable to the acts or omissions of Tenant or Tenant’s Invitees (plus a supervisory fee equal to five percent of such cost) will be payable by Tenant to Landlord upon demand as Additional Rent. If, after demand by Landlord, as provided in this Paragraph, Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord’s election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the reasonable cost thereof to Landlord, plus a supervisory fee in the amount of five percent of such cost. Tenant’s obligations and liability under this Paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this Paragraph shall be deemed to impose liability on Tenant for any problem arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of the Lease.

38.3                           Definition of Hazardous Materials.  As used in this Lease, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes, without limitation: (a) any “hazardous substance”, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) “hazardous waste”, as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297; (f) asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

39.                                 Prohibition Against Mold, Lead-Based Paint, and Asbestos-Containing Materials.  Tenant shall not allow or permit any lead based paint to be used in the Premises, nor shall Tenant allow or permit any condition to occur which could result in the growth of mold within the Premises. Additionally, Tenant shall not allow or permit any materials which contain asbestos in any form or concentration (“Asbestos-Containing Materials”) to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon 24-hours’ notice, to enter upon and conduct inspections of the Premises to determine Tenant’s compliance with this Paragraph.  If Tenant violates the foregoing covenants relating to lead-based paint, mold, and Asbestos-Containing Materials (collectively “Prohibited Substances”), then (a) Tenant shall, upon notice from Landlord, immediately remove and remediate any damage from such Prohibited Substances at Tenant’s sole cost, (b) such removal and remediation shall comply with all applicable laws, regulations, and requirements, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection and testing of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare an Event of Default (without the requirement of any notice under Paragraph 25.3) and exercise Landlord’s remedies hereunder, including, without limitation, terminate this Lease upon ten days prior written notice to Tenant, and/or (ii) remove and remediate such Prohibited Substances and obtain reimbursement from Tenant for the cost of such removal and remediation, including a supervisory fee payable to Landlord in the amount of five percent of the removal and disposal cost. Tenant shall indemnify Landlord and Landlord’s directors, officers, employees, and agents against all costs, liabilities, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys’ fees, arising from (A) the presence of Prohibited Substances upon the Premises, to the extent that such Prohibited Substances are used, stored, or otherwise permitted in the Premises or used in the construction of any Alterations by Tenant or Tenant’s agents, employees, representatives, or independent contractors, (B) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Prohibited Substances upon or from the Premises, to the extent that such Prohibited Substances are used, stored, or otherwise permitted in the Premises or used in the construction of any improvements or Alterations to the Premises by Tenant or Tenant’s agents, employees, representatives, or independent contractors, or (C) Tenant’s failure to perform its obligations to remove such Prohibited Substances under this Paragraph. The provisions of this Paragraph shall not apply to any Prohibited Substances brought onto the Premises by Landlord or Landlord’s Invitees or resulting from the acts of Landlord or Landlord’s Invitees.

40.                                 Security Measures.  Tenant acknowledges that, although the Building may contain a restricted access entry system (if provided for as part of Landlord’s Work), (i) the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) Landlord shall have no obligation to provide any such security measures (except as provided below), (iii) Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Project. Notwithstanding the foregoing, Landlord agrees that, as part of the Operating Expenses, Landlord shall provide the security-related services described on attached Exhibit “G” throughout the Term. If Landlord provides any other security measures (beyond those described on attached Exhibit “G”) at any time, then the cost thereof shall also be included as part of the Operating Expenses, but Landlord will not be obligated to continue providing such additional security measures for any period of time, Landlord may discontinue such security measures without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant’s property, and Tenant’s Invitees. Except with respect to the gross negligence or willful misconduct of Landlord or Landlord’s property manager, consultants, agents or employees, Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant’s Invitees, and/or to the personal property of Tenant and/or of Tenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal, reckless, or negligent acts of third parties. In connection with the foregoing, Tenant hereby waives any defense would otherwise be provided by Section 1542 of the California Civil Code (which states “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor”), or laws of a similar nature, which would limit any such release to matters known or suspected to exist by Tenant. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct, and Tenant hereby undertakes to remain informed regarding such issues.

41.                                 Subordination and Attornment.

41.1                           Priority of Title.  This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any commercially reasonable instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may request to evidence such subordination, provided such instrument contains customary non-disturbance language in favor of Tenant and is consistent with the provisions of the next sentence including, without limitation, a Subordination, Attornment, and Non-Disturbance Agreement in the form of attached Exhibit “E”; which form is hereby acknowledged by Tenant to be commercially reasonable and acceptable to Tenant. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month’s installment of Basic Monthly Rent or any other Rent, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall promptly execute and deliver any commercially reasonable instruments that may be necessary to evidence such attornment, (vi)  upon such attornment, this Lease shall continue in effect as a direct lease (whether separately documented or not) between such successor landlord and Tenant upon and subject to all of the provisions of this Lease, and (v) Tenant shall be entitled to quiet enjoyment of the Premises for so long as Tenant is not in default under the terms of this Lease or any substitute lease referenced above beyond any applicable notice and cure periods. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease. Notwithstanding anything to the contrary in this Lease, if any Subordination, Attornment, and Non-Disturbance Agreement to be executed prior to the completion of the Landlord’s Work does not include a provision reasonably acceptable to Tenant by which Tenant is assured that the Landlord’s Work will be completed following a foreclosure or deed in lieu of foreclosure, Tenant shall not be obligated to execute such Subordination, Attornment, and Non-Disturbance Agreement, and Tenant shall have the right, within ten business days of the date it reasonably determines that such Subordination, Attornment, and Non-Disturbance Agreement does not include such provisions, to terminate this Lease by written notice delivered to Landlord during such ten business day period. Upon a termination of the Lease pursuant to the preceding sentence, Landlord shall refund all amounts received from Tenant in connection with this Lease, including without limitation the amounts payable pursuant to Paragraph 2.16, above, and Tenant’s contribution to the Parking Structure pursuant to Section 5 of the Addendum to Standard Form Modified Gross Office Lease attached to the Lease (to the extent previously paid), and neither party shall have any further obligation to the other (except for obligations which pursuant to this Lease are to survive termination of this Lease).

41.2                           Initial SNDA.  In connection with the Construction Financing, and as a condition precedent to the effectiveness of this Lease in favor of Tenant (provided Tenant timely executes such instrument, as provided below), Landlord shall obtain a subordination, non-disturbance, and attornment agreement from Landlord’s lender in a commercially reasonable form satisfactory to Landlord, Tenant, and such lender, and Landlord, Landlord’s lender, and Tenant shall execute and record such instrument. Tenant hereby approves of the form of Subordination,

Attornment, and Non-Disturbance Agreement attached hereto as attached Exhibit “E.” Tenant shall execute such Subordination, Attornment, and Non-Disturbance Agreement within five business days of written demand.

42.                                 Estoppel Certificate.  Within 15 business days after written request from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (to the extent factually accurate) (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, (v) whether or not Tenant or, to Tenant’s actual knowledge, Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease in favor of Tenant, (vi) that any Landlord’s Work required by this Lease is complete (or stating any exceptions) and (vii) such other matters as Landlord may reasonably request. Tenant’s failure to deliver such certificate within such 15 business day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser or proposed purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rent has been paid more than 30 days in advance, neither Tenant nor Landlord is in default under this Lease, no defenses or rights of offset under the Lease exist in favor of Tenant, and that all Landlord’s Work required by this Lease is complete.  Landlord will similarly, in connection with any lending or Transfer transaction, upon 15 business days written request from Tenant, execute an estoppel certificate in favor of Tenant’s proposed lender or Transferee confirming (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, and (v) whether or not to the best of Landlord’s knowledge Tenant is in default under this Lease.

43.                                 Waiver.  No delay or omission in the exercise of any right or remedy of Landlord in the event of any default or Event of Default by Tenant shall impair such right or remedy or be construed as a waiver. No delay or omission in the exercise of any right or remedy of Tenant in the event of any default or Landlord Default by Landlord shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular Rent payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than the Rent actually due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rent due on such Receipt Date or (ii) to pay when due the full amount of such Rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant’s waivers set forth in this Paragraph are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

44.                                 Brokers.  Tenant represents that no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease other than the Tenant’s broker, if any, listed in the Principal Lease Provisions, and Tenant has not dealt with any other real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Tenant. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against Tenant by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Landlord.  Landlord shall be responsible, upon satisfaction of the requirements of a separate written agreement between Landlord and broker identified in the Principal Lease Provisions, for the payment of the commission due and owing to the broker identified in the Principal Lease Provisions.

45.                                 Limitations on Landlord’s Liability.  If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of (i) the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project, (ii) rent or other income from the Project receivable by Landlord and/or (iii) the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project. Subject to the preceding sentence, neither Landlord nor Landlord’s shareholders, members, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) shall not be personally liable for any deficiency.

46.                                 Sale or Transfer of Premises.  If Landlord sells or transfers the Project (whether voluntarily or involuntarily), Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease, but only upon the transferee becoming liable for any such liability hereunder as Landlord. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord’s successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

47.                                 Quitclaim Deed.  Tenant shall execute and deliver to Landlord on the Expiration Date, promptly on Landlord’s request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

48.                                 No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

49.                                 Confidentiality.  Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addenda hereto), or in connection with a legitimate business purpose (such as in connection with a sale or loan transaction), Tenant shall keep and maintain the terms of this Lease and the transactions contemplated by this Lease in strict confidence. Nothing provided herein, however, shall prevent Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires Tenant to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that Tenant and its agents, representatives, and professional advisors use reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement. Notwithstanding anything to the contrary contained herein, during any period that Tenant is a public company on one of the nationally recognized securities exchanges (such as, without limitation, NYSE or NASDAQ), the provisions of this Paragraph 49 shall not be applicable.

50.                                 Miscellaneous.

50.1                           This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

50.2                           Tenant, within 15 days after request, shall provide Landlord with the most recently audited financial statements of Tenant (or if Tenant does not have audited financial statements, then financial statements certified by Tenant to be true and correct), reflecting Tenant’s then current financial condition.   Landlord, however, shall not require Tenant to provide such information unless (i) an Event of Default exists or (ii) Landlord is requested to produce the information in connection with a proposed financing or sale of the Building or (iii) Tenant has not otherwise provided Landlord with Tenant’s most recently audited financial statements.  Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.  Notwithstanding anything to the contrary in this Paragraph 50.2, with respect to financial statements required to be delivered hereunder with respect to any entity whose shares are publicly-traded on a nationally recognized securities exchange (such as, without limitation, NYSE or NASDAQ), such financial statements shall be deemed to have been delivered on the date on which such financial statement is timely posted on the Securities and Exchange Commission’s website on the internet at the website address www.sec.gov or the Free Edgar website on the internet at the website www.freeedgar.com, or such other alternative publicly accessible website as may then exist.

50.3                           Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing (except in connection with the operating of its cafeteria or other Tenant-sponsored events, and in strict accordance with all applicable laws—and in such event, Tenant shall maintain dram-shop coverage as part of its liability insurance and shall obtain any required liquor license) any alcoholic beverages and such sales and distribution are expressly forbidden under this Lease notwithstanding the fact that Tenant may hold the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency.

50.4                           This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.  If the Premises are located outside of California, then the references in this Lease to California statutes shall be deemed to include any relevant statute of the jurisdiction in which the Premises are located that is comparable to such California statutes.

50.5                           For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of San Diego.

50.6                           Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

50.7                           Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a limited liability company, a trust, an estate, or any other entity.

50.8                           Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

50.9                           In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and reasonable attorney’s fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees and expert witness fees.

50.10                     This Lease shall become effective and binding upon the parties when it has been executed by each of Landlord and Tenant; notwithstanding the fact that the Term of this Lease (i.e. Tenant’s rights of full occupancy hereunder) will not commence until the Delivery Date.

50.11                     Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

50.12                     The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

50.13                     Time and strict and punctual performance are of the essence with respect to each provision of this Lease. All references to “days” in this Lease will refer to calendar days, unless such reference specifically indicates that “business days” are intended. Business days will mean and refer to all calendar days other than Saturdays, Sundays, and national or California state holidays.

50.14                     Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease.  The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

50.15                     All notices required or permitted to be given by Tenant to Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery to Landlord at the address set forth in the Principal Lease Provisions of this Lease, with a copy of each such notice concurrently delivered to Landlord’s counsel by e-mail addressed as follows: gis@smclawoffices.com.  Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph.  Landlord or Tenant must give a notice of a change of its address to the other, if such address changes. All notices required or permitted to be given to Tenant by Landlord shall, except as otherwise expressly provided in this Lease, be in writing, and such notice shall either (i) be personally delivered, (ii) sent by certified mail, postage prepaid, return receipt requested, addressed to the Chief Executive Officer or Chief Financial Officer of the Tenant at the address set forth in the Principal Lease Provisions of this Lease, or (iii) sent by a nationally or regionally recognized overnight courier service (such as California Overnight, FedEx, or DHL), that provides written confirmation of delivery, at the address set forth in the Principal Lease Provisions of this Lease. Each such notice or other communication shall be deemed given, delivered, and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days (excluding Sunday or any other holiday on which mail is not delivered) after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph and if it is sent by overnight courier service in accordance with this Paragraph, then it shall be deemed given, delivered and received one day (excluding Sunday or any other holiday on which mail is not delivered) after the date such notice or other communication is deposited with the overnight courier. Notwithstanding the foregoing, routine correspondence (i.e., correspondence relating to matters which cannot result in an Event of Default with the giving of notice, the passage of time or both) between Landlord and Tenant shall be deliverable by regular U.S. mail, by fax, or by other such means of delivery as may become customary.

50.16                     If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons.

50.17                     All provisions, whether covenants or conditions, to be performed or observed by Tenant or Landlord shall be deemed to be both covenants and conditions. All indemnity, defense, and hold harmless obligations of Tenant and Landlord hereunder shall survive the termination of this Lease.

50.18                     All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

50.19                     Any claim, demand, rights, or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within 12 months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this Paragraph is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

50.20                     This Lease, the Exhibits and Addenda, if any, attached hereto (which are incorporated herein by this reference), constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project, and there are no other covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them. Except as herein otherwise provided, no subsequent alteration, change, modification, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them. Notwithstanding the foregoing, the Landlord may, from time to time, establish and amend such Rules, regulations, and signage criteria, in a written form, for the benefit of the Project and Building, as it deems appropriate, subject to the limitations set forth in this Lease. Violations of such Rules, regulations, and signage criteria by Tenant or Tenant’s Invitees shall constitute a material default of this Lease, subject to the provisions of Paragraph 25.3, which provides certain notice and cure rights for the benefit of Tenant.

50.21                   To the extent allowable under applicable law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

/s/ DF	/s/ ASC/DJD
Landlord’s Initials	Tenant’s Initials

50.22                   This Lease, upon full execution, supersedes and revokes any and all previous leases governing the Premises, lease negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. The Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in the Leases, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and the Landlord shall have no liability for any consequences arising as a result of any such representations.

50.23                   Each party to this Lease hereby represents and warrants that:

a.  The Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) has not listed such party of any of such party’s affiliates, or any person that controls, is controlled by, or is under common control with such party, on its list of Specially Designated Nations and Blocked Persons; and

b.  It is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, the United States Treasury Department, or United States Office of Homeland Security as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or pursuant to any law, order, rule or regulation that is enforced or administered by the OFAC.

50.24                   All indemnity, defense, and hold harmless obligations in this Lease shall survive termination hereof. Further, in connection with all releases contained in this Lease Tenant and Landlord each hereby waives any defense would otherwise be provided by Section 1542 of the California Civil Code (which states “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor”), or laws of a similar nature, which would limit any such release to matters known or suspected to exist by such releasor.

50.25                     Landlord acknowledges and agrees that: (i) Tenant is a public-traded company with securities registered under the Securities and Exchange Act of 1934, as amended, (ii) Tenant may deem this Lease (together with its exhibits) to be a material contract that needs to be filed as an exhibit to one or more of Tenant’s public filings with the Securities and Exchange Commission (“SEC”), in which case Tenant will file this Lease (together with its exhibits) as an exhibit to one or more of Tenant’s public filings with the SEC, with such redactions of competitively sensitive information in such exhibit to the extent Tenant deems advisable and appropriate under published SEC guidance (provided that Tenant will use best efforts to obtain a grant of confidential treatment from the SEC for competitively sensitive information contained in this Lease, including any such information identified by Landlord as being competitively sensitive); and (iii) the execution of this Lease by Tenant may be an event requiring disclosure under applicable SEC rules and regulations, including disclosure in a Current Report on Form 8-K. Notwithstanding the foregoing, Tenant agrees that it shall not make any disclosure of information found in the Lease that Landlord has identified as being competitively sensitive information without prior consultation with Landlord.

[signature page attached]

LANDLORD:	Sunroad Centrum Office I, L.P.,
a California limited partnership

	By:	Sunroad Asset Management, Inc.,
a California corporation

	By:	/s/ Dan Feldman
Dan Feldman
	Its:	President

TENANT:	Bridgepoint Education, Inc.,
a Delaware corporation

	By:	/s/ Andrew S. Clark
Andrew S. Clark
	Its:	Chief Executive Officer

	By:	/s/ Daniel J. Devine
Daniel J. Devine
	Its:	Chief Financial Officer

EXHIBIT “A-1”

(Part One)

LEGAL DESCRIPTION OF PROJECT

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO, CITY OF SAN DIEGO, AND DESCRIBED AS FOLLOWS:

PARCELS 1 THROUGH 7 OF PARCEL MAP NO. 18972, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON MAY 24, 2002 AS INSTRUMENT NO. 2002-0444396.

EXHIBIT “A-1”

(Part Two)

DEPICTION OF PROJECT

Depiction of Sunroad Centrum Project

EXHIBIT “A-2”

DEPICTION OF SUNROAD CENTRUM PROJECT

Exhibit A-2

Sunroad
Land
SL
Surface
Parking
ESP
115
Sunroad
Land
SL
Sunroad
Land
SL
Sunroad
Centrum 1
SP
86
Sunroad
Centrum 1
Parking Structure
EPD
702
Surface Parking
ESP
573
Sunroad
Land
SL
Sunroad
Land
SL
Spectrum Center Boulevard

Depiction of Sunroad Centrum Project

EXHIBIT “B”

PRELIMINARY PLANS AND DESCRIPTION OF BUILDING

Exhibit B

Base Building Description

200,000 Gross Square Foot Class A Office Building

8 Levels with Foundation / 1st Level on Grade

Mechanical, Electrical and Plumbing Systems substantially similar to Building 1

4 Elevators and 2 Stairwells

Interior Improvements:

Floor 1 has main entry lobby, cafeteria and training rooms (similar finishes to Building 1)

Floor 2 to 7 are similar in configuration and finishes to Building 1 - Level 4

Floor 8 is similar in configuration and finishes to Building 1 - Level 10

Site Improvements:

Concrete flatwork firetruck access from existing Main Project circle drive to front of building

Gray concrete sidewalk around building perimeter

Below grade mechanical / electrical vault

Concrete Flatwork and Landscaping similar to Building 1

EXHIBIT “C”

WORK LETTER

This Exhibit “C” Work Letter (“Work Letter”) sets forth the respective rights, duties, and obligations of Landlord and Tenant in connection with the build-out of the Building and the Premises under that certain Standard Form Modified Gross Office Lease for space in the Sunroad Centrum project to which this Work Letter is attached. Landlord’s responsibilities under this Work Letter generally consist of (i) the design and construction of the base building comprising the Building, including, without limitation, the structural elements and exterior of the Building and building systems serving the Building, site work, parking structures, truck access to the north side of the center of the building to accommodate cafeteria vendors delivery needs, lighting, and installation of a concrete pad (or underground vault/structure) with electrical improvements and transfer switch for installation of an emergency generator (and such concrete pad and/or underground facilities may also accommodate certain HVAC equipment), all in accordance with the “Base Building Description” attached hereto as Attachment No. 1, and in full compliance with all applicable laws, codes, ordinances, and other governmental requirements then applicable to the Premises and the Building (the “Base Building Work”), and (ii) the design (including the preliminary tenant improvement plans for the Premises—hereinafter the “Preliminary TI Plans”—as such Preliminary TI Plans are further described below and the below-defined TI Plans), and build-out in “turnkey” condition using Landlord’s Building-standard materials and finishes (as described in part on attached Attachment No. 2), of the Premises (the “Tenant Improvements”; and collectively with the Base Building Work, the “Landlord’s Work”), subject to the terms, provisions, and conditions of this Work Letter. The Landlord’s Work does not include the design and installation of all audio-visual improvements and equipment, including, without limitation, all security/access features and systems, data transmissions systems, cabling, and lines, and all computer and telecommunications wiring, cabling, and lines, to the main point of entry in the Building (“MPOE”), and similar facilities and equipment, and including all conduiting, cabling, lines, sleeves, and coring associated with the foregoing items (collectively, “AV”), the Ground Floor FF&E (as defined below), and furniture selection and coordination Tenant’s responsibilities under this Work Letter generally consist of the design and installation of all Premises-specific security features, computer cabling, telecommunications wiring and associated utility closets, the AV, and all furniture, fixtures, and equipment, necessary to ready the Premises for Tenant’s Permitted Use, including, without limitation, the Ground Floor FF&E (collectively, “Tenant’s Work”), subject to the terms, provisions, and conditions of this Work Letter.

1.                                       Definitions. All terms used in this Work Letter which are not specifically defined herein shall have the meanings ascribed to them in the Lease to which this Work Letter is attached. This Work Letter is incorporated within such Lease and references in this Work Letter to “this Lease” or “the Lease” will mean the Lease to which this Work Letter is attached as an Exhibit.

2.                                       Construction Representatives.  Landlord appoints Landlord’s Representative (identified below) to act for Landlord and Tenant appoints Tenant’s Representative (identified below) to act for Tenant in all matters covered by this Work Letter. All inquiries, requests,

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instructions, authorizations, and other communications with respect to the matters covered by this Work Letter will be made in writing to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter and any such instruction or authorization will, at Landlord’s election, be of no force or effect. Either party may change its designated Representative under this Work Letter at any time upon three-business days’ prior written notice to the other party.

2.1	Tenant’s Representative:	Kenny Lin

2.2	Landlord’s Representative:	Dan Feldman

2.3	Tenant Improvement Planner:	Any qualified and experienced space planner selected by Landlord.

2.4	Landlord’s Building Contractor:	Any qualified and experienced general contractor selected by Landlord.

2.5	Landlord’s Contractor:	Any qualified and experienced general contractor selected by Landlord.

2.6	Tenant’s Contractor:

Any qualified and experienced general contractor selected by Tenant (provided such contractor must be licensed as a general contractor in California and must be bondable by companies and on terms reasonably acceptable to Landlord).

Notwithstanding the foregoing, in the event Landlord does not proceed with a design-build contract and as a result the Tenant Improvements are the subject of a separate design contract with a space planner or other designer, Tenant shall have the right to approve the Tenant Improvement Planner selected by Landlord; which approval shall not unreasonably be withheld or delayed. If (i) Tenant has the right to approve or disapprove the Tenant Improvement Planner, as provided in the preceding sentence, and (ii) Tenant fails to respond to Landlord’s written request for approval of such Tenant Improvement Planner within five business days of such written request, and (iii) such failure to respond continues for an additional three business day period following Landlord’s delivery of a second notice requesting such consent, then Tenant shall be deemed to have approved the Tenant Improvement Planner identified in Landlord’s notice requesting such approval.

3.                                       Landlord’s Work. Following execution of this Lease by Landlord and Tenant, and issuance of all necessary permits and approvals (including the building permit for the Landlord’s Work) Landlord shall cause (i) the Base Building Work to be completed in accordance with the

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Base Building Description, and (ii) the Tenant Improvements to be completed in accordance with the TI Plans (as defined below), and Landlord’s standard tenant finishes for the Building as modified by the TI Plans and Attachment 2. The TI Plans will be developed as follows:

3.1                                 Floors 2 through 7, Floor 8 and Ground Floor:

3.1.1                        Floors 2 through 7. Landlord shall modify the existing floor plans of Building I’s floors 2-8 as necessary to reflect the specific variations of the floorplates and the core of Building II from the floorplates and the core of Building I. Subject to any modifications necessary because of the variations described in the foregoing sentence, the floor plans for floors 2-7 shall be the same as those for Building I’s floors 2-8 with respect to the specifications of the offices, finishes, carpet, carpet layout, paint, paint patterns, lighting, corridors, ‘bizz-hub’, conference rooms, and all other specifications and finishes that are reasonably inferred therefrom, as modified by Attachment No. 2.  Upon completion, Landlord shall present the preliminary floor plans to Tenant for Tenant’s approval (the “Submittal Date”). The criteria for Tenant’s approval shall be limited to only minor, non-substantive, non-financially impactful changes (“Minor Changes”). Tenant must request any Minor Changes within five business days of the Submittal Date. Once Landlord revises the preliminary floor plans to incorporate the Minor Changes (or if Tenant does not request any Minor Changes) the preliminary floor plans shall be deemed approved and will constitute the “Approved Preliminary Floors 2-7 TI Plans.”

3.1.2                        Floor 8. The TI Plans for floor 8 shall be developed in the same manner as the TI Plans for floors 2-7 pursuant to Section 3.1.1 above, except that Landlord shall modify the existing floor plan and finishes of Building I’s floor 10 as the base of comparison for floor 8. The approved preliminary floor plans will constitute the “Approved Preliminary Floor 8 TI Plans.”

3.1.3                        Ground Floor. Landlord shall meet with the Tenant Improvement Planner and cause the Tenant Improvement Planner to prepare (and deliver to Landlord and Tenant) initial space plans and specifications for the ground floor Tenant Improvements (the “Ground Floor Preliminary TI Plans”). The Ground Floor Preliminary TI Plans (i) must utilize Landlord’s Building-standard materials and finishes (which shall be consistent in quality with the corresponding Building-standard materials and finishes used in connection with the relevant components of Building I), (ii) shall include approximately 17,000 - 20,000 square feet of cafeteria food preparation, dining and food serving area (using Tenant’s Sabre Springs facility as the base model relative to the functions and design of the cafeteria, to serve Tenant’s estimated occupancy load of approximately 3,500 employees located at both Sunroad buildings as may be directed by Tenant’s cafeteria designer); provided, however, the ground floor work included as part of Landlord’s Work shall not include any trade fixtures, furniture, or equipment, except for items that are to be provided and installed by Landlord as described on Exhibit “B” of the Lease) (collectively, the “Ground Floor FF&E”), which Ground Floor FF&E would include, but not be limited to, any removable personalty such as stoves, warmer islands, and cash registers and cash register stations, but the Landlord’s Work will include (and the Ground Floor FF&E will exclude) elements that are fully integrated into the Building (e.g. exhaust venting and walk-in freezers and all rough plumbing and electrical connections required to accommodate Tenant’s specialty equipment and fixtures), 5,300 square feet of kitchen / food preparation area, 6,000 square feet of servery area, 8,500 square feet of seating / dining area and an undetermined

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amount of shipping and receiving space, which areas are approximate and may be adjusted slightly as needed by Tenant’s designers so that the remaining space may be used for an AV and/or training area, and (iii) a main floor lobby utilizing materials and finishes comparable to the ground floor lobby of Building I. The Ground Floor Preliminary TI Plans shall not include any of Tenant’s furniture, fixtures, or equipment or any other elements of the Tenant’s Work, and must reflect all of the Tenant Improvements. Any work not so included (or reasonably inferable therefrom—such as, by way of example, if windows are shown in the TI Plans, but no frames for the windows were shown, such frames would be inferable) will not constitute part of the Tenant Improvements. Notwithstanding the foregoing, Landlord shall be responsible for providing all incoming utility services (gas, electricity, water, sewage, and MPOE for all telephone, data, cable services and trenching/conduit that connects both Sunroad buildings for specific communication between Tenant’s information technology between the two buildings). Utility requirements provided in Attachment 2 the minimum requirements and must be confirmed with Tenant, prior to Landlord commencing Landlord’s Work. Tenant shall, within five business days following its receipt of the Ground Floor Preliminary TI Plans, either provide written approval of such Ground Floor Preliminary TI Plans or provide in writing to Landlord the reasons that Tenant is withholding such approval (“Specific Changes”). So long as the Specific Changes are within the scope of the ground floor Tenant Improvements, Landlord shall immediately cause the Tenant Improvement Planner to revise the Ground Floor Preliminary TI Plans in a manner consistent with the Specific Changes. The foregoing review and approval process will continue until Tenant has substantially approved the Ground Floor Preliminary TI Plans (the “Approved Ground Floor Preliminary TI Plans”). Tenant will be responsible for contracting with kitchen designer (“Kitchen Designer”) and all associated fees, coordination, and schedule compliance.

3.1.4                        Final TI Plans. The Approved Preliminary Floors 2-7 TI Plans, the Approved Preliminary Floor 8 TI Plans, and the Approved Ground Floor Preliminary TI Plans constitute the “Preliminary TI Plans.” Landlord shall cause the Tenant Improvement Planner to prepare complete, detailed working plans and specifications (which conform to and are consistent with the approved Preliminary TI Plans) sufficient to obtain the necessary building permits and to then fully complete the TI Work following Tenant’s reasonable approval (Within five days from Landlords submittal) of the TI Plans upon 75% completion of the TI Plans and the final plans prior to Landlord’s submission for permits (the “TI Plans”); which TI Plans will then serve as the basis for Landlord to undertake and to complete the Tenant Improvements. Notwithstanding anything contained in this Lease to the contrary, Landlord will deliver to Tenant all plans (including but not limited to base building plans, site plans, elevations, preliminary and final plans) immediately upon completion of said plans in CAD/BIM or scale paper format.

3.1.5                        As-Built Documents. As-Built Documents are to be prepared by Landlord’s Contractor from field notations, Supplemental Instructions, and Change Orders. The As-Built Documents shall reflect the built conditions of the Building, and are necessary for the maintenance of the space. Landlord’s Contractor is to keep field notations of any deviations or construction modifications that are not the result of Supplemental Instructions or Change Orders. This includes, but is not limited to, shell building conditions which deviated from Construction Drawings and field adjustments to make systems or assemblies fit or work properly.  Field notations are not to be made after-the-fact or at the end of the construction. These notations are to be made in red pencil or ink on a set of current blueline drawings that are kept at the job site. Notations are to be made as the conditions occur or in regular intervals during construction to

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insure accuracy and completeness. The Landlord’s Contractor is to provide a final record set of drawings to Tenant’s Representative in CAD/BIM format, in addition to a hard copy set within 60 days of Substantial Completion.

3.2                                 Landlord may select any California-licensed general contractor it chooses to serve as Landlord’s Building Contractor with respect to the Base Building Work (such selected contractor being the “Landlord’s Contractor” for purposes hereof).

3.3                                 The Tenant Improvements shall be completed by Landlord’s Contractor in a diligent and good and workmanlike manner in accordance with the approved TI Plans and in compliance with all applicable laws, codes, ordinances, and other governmental requirements then applicable to the Premises and the Building. At the time of tender of possession of the Premises to Tenant, the Building and the building systems serving the Building will be in compliance with laws and in good working order, and the Building will include a watertight roof. Notwithstanding anything to the contrary in this Lease, Tenant’s acceptance of possession of Landlord’s Work shall not waive the foregoing obligation of Landlord to deliver the Premises with the Building and the building systems serving the Building in compliance with laws and in good working order, and with the Building having a watertight roof and Landlord shall promptly remedy all violations of such covenant at its sole cost and expense.

3.4                                 The cost of Landlord’s Work, including both hard and soft costs, will be Landlord’s sole responsibility, except as provided below.

4.                                       Modifications/Approvals.

4.1                                 Tenant may request changes in the Tenant Improvements (but not the Base Building Work) following approval of the TI Plans or during construction only by written request from Tenant’s Representative to Landlord’s Representative on a form reasonably approved by Landlord. All such changes shall be subject to Landlord’s prior written approval in accordance with this Paragraph 4, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to commencing any such change, and in each case within three business days after Tenant’s written request (or, if the nature of such proposed change is such that Landlord will reasonably require more than three business days to respond to such request, then during such three business day period Landlord will so notify Tenant in writing along with Landlord’s estimate of the time that will be required to respond to such request and whether, and to the extent, such time required will result in a Tenant Delay if such request is not rescinded within 24 hours of Landlord’s written notice), Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order (the “Change Order”) setting forth detailed costs itemized using the CSI format, and revised construction schedule for review and approval by the Tenant’s Representative in the event that additional or less time is required to perform the change, which will include associated architectural, engineering, and construction contractor’s fees, delay costs (including rent which would be payable, but for such delay), additional coordination costs, and Landlord’s estimated internal overhead/supervisory costs in implementing the Change Order (such overhead/supervisory costs not to exceed five percent of the amount of the Change Order). If Tenant fails to approve such Change Order within three business days after delivery by Landlord, Tenant shall be deemed to have withdrawn the proposed Change Order and Landlord shall not proceed to perform the subject change. Upon Landlord’s receipt of Tenant’s approval of

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a Change Order, Landlord’s Contractor shall proceed to perform the change. If such change is estimated to increase the cost of Landlord’s Work, Tenant must pay for such excess cost (as reflected in the Change Order or the back-up documents therefor which Landlord shall deliver to Tenant upon receipt) within five business days of Tenant’s written approval of the subject Change Order. Landlord may, without any requirement for further notice, treat each day from the date such funds are due from Tenant through the date such increased cost is actually paid by Tenant as a day of Tenant Delay. The actual cost of preparing any such Change Order, whether or not such change is ultimately approved, and whether or not withdrawn by Tenant, will be a Tenant expense, payable within ten business days after Tenant receives written demand therefor along with reasonable evidence of such costs.

4.2                                 Landlord may, among other reasons, withhold its approval of any Tenant-requested revision or change pursuant to Paragraph 4.1, above, if such revision or change would require work which: (i) exceeds or affects the structural integrity of the Building or any part of the utility installations or HVAC systems serving the Building; (ii) is not approved (if such approval is required) by the lender providing the Construction Financing, despite Landlord’s commercially reasonable efforts to obtain such approval; (iii) violates any agreement which affects the Building or which binds Landlord; (iv) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems serving the Building or the Project; (v) Landlord reasonably believes will reduce the market value of the Building or the Project; (vi) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises and/or the Building; or (vii) does not conform to (or exceeds in quality) Landlord’s Project-standard tenant finishes (as modified by the approved TI Plans and Attachment No. 2) or improvement specifications.

4.3                                 In addition to the foregoing provisions addressing changes to Landlord’s Work, Landlord may initiate changes Landlord deems reasonably necessary following approval of the TI Plans or during construction in accordance with the following procedure.

4.3.1                        All changes to the TI Plans are subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed.  In the case of changes to the TI Plans which do not affect the aesthetics of the build-out of the Premises, Landlord shall have the right to make such changes without Tenant’s consent provided they result in de minimus alterations to the design or functionality of the Premises.

4.3.2                        In the case of changes to the TI Plans which affect the aesthetics of the build-out of the Premises or which do not affect the aesthetics of the build-out of the Premises, but result in more than de minimus alterations to the design or functionality of the Premises, Landlord shall have the right to make such changes only with Tenant’s consent (or deemed consent, as provided in Paragraph 4.4.3, below), which consent shall not unreasonably be withheld, conditioned, or delayed.

4.3.3                        Tenant acknowledges that timing is critical to the process of addressing changes to the TI Plans, accordingly, Tenant agrees that if Tenant’s consent is required hereunder (or sought where not technically required), Tenant shall provide a written response to Landlord’s written request for consent within one business day from receipt thereof (provided that such written request from Landlord is accompanied by sufficient information or

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materials to enable Tenant to reasonably evaluate the change in question); provided, however, in lieu of granting or withholding its consent within such one business day period, Tenant may provide Landlord with written notice (prior to the expiration of such business day) indicating that Tenant needs up to two additional business days to evaluate Landlord’s request for consent. If Tenant fails to reasonably withhold its consent within such one business day period (or up to three business days if Tenant exercises the foregoing extension option), Tenant shall be irrevocably deemed to have consented to such change or Landlord can provide Tenant with an additional one-day notice which indicates that Tenant’s continued failure to respond to such request will result in a Tenant Delay.

5.                                       Cost of Landlord’s Work. The cost of Landlord’s Work (both the Base building Work and the Tenant Improvements), including both hard and soft costs, will be Landlord’s sole responsibility, except as provided in Paragraph 4.1, above. The cost of Landlord’s Work does not include the cost of the Tenant’s Work, any Tenant-incurred construction management fees, or the cost of Tenant’s furniture, fixtures, and/or equipment, or other items of personal property, all of which will be treated as a part of Tenant’s Work and will be Tenant’s sole responsibility and expense.

If pursuant to this Work Letter Tenant pays Landlord any amount in payment of the cost of any portion of Landlord’s Work, then within 30 days of completion of Landlord’s Work, Landlord shall reconcile the amounts paid by Tenant against the actual amounts incurred by Landlord for the portion of the Landlord’s Work which was to be paid by Tenant and shall deliver such reconciliation, along with back-up documents substantiating such reconciliation to Tenant. Within ten business days of Tenant’s receipt of such reconciliation, either (i) Tenant shall pay Landlord any shortfall between the actual cost of such portion of Landlord’s Work which was to be paid by Tenant and the amount previously paid by Tenant, or (ii) Landlord shall pay Tenant any excess between the actual cost of such portion of Landlord’s Work which was to be paid by Tenant and the amount previously paid by Tenant—whichever is applicable.

6.                                       Early Entry. Subject to the provisions of Paragraph 14 of the Lease, Landlord will use good faith commercially reasonable efforts to allow Tenant to have early access to the Premises during the 60-day period prior to the Delivery Date (the “Early Entry Period”), for the limited purpose of coordinating Tenant’s installation of its furniture, trade fixtures, data and telecommunications wiring and equipment, photocopy equipment, and other business equipment necessary to ready the Premises for Tenant’s Permitted Use. Any such work will be subject to all of the provisions of this Work Letter including, specifically, and without limitation, Paragraph 11 (and the subparagraphs thereof) and Paragraph 12, below. Such early entry must be accomplished without delay to, or interference with, Landlord or Landlord’s Work and prior to Tenant’s entry into the Building, Tenant shall arrange a schedule with Landlord and the Landlord’s Contractor in order to coordinate the timing of Tenant’s entry with the actions of the Landlord’s Contractor. Tenant shall have no obligation to pay any Rent for the Premises during such 60-day period other than the Tenant’s share of utilities used in connection with such installation work. Landlord shall, at Tenant’s expense, to the extent Landlord is charged therefor, provide electrician(s) and plumber(s) on site during the installation of Lessee’s furniture and other Lessee provided and installed equipment requiring electrical and plumbing support in order to make all necessary disconnections and/or corrections to the installed electrical and/or plumbing work in addition to making all final connections for Tenant’s furniture, fixtures and

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equipment. Landlord shall also provide (again, at Tenant’s expense, to the extent Landlord is charged therefor) the same level of support from plumbers and electricians, which may be necessary during Tenant’s move in to the Building and the Premises.

7.                                       Effect of Delay on Lease Term. Subject to the provisions of Paragraph 4.1 of the Lease, any delay in the completion of Landlord’s Work will not, except as otherwise specifically provided in this Work Letter, cause the Lease to be affected or modified and the Lease shall remain in full force and effect. Landlord shall not be liable for any damage suffered or incurred on account of any delay in completion.

8.                                       Initial Commencement of Lease Term. Once the Rent Commencement Date has been determined, Landlord shall provide Tenant with a Confirmation of Lease Terms memorandum reflecting such date. Tenant shall execute and return to Landlord the Confirmation of Lease Terms memorandum within ten business days of its submittal by Landlord to Tenant. Failure by Tenant to timely execute and return the Confirmation of Lease Terms memorandum shall not amend the terms thereof, but shall be deemed as Tenant’s final and conclusive acceptance of the terms thereof.

9.                                       Tenant Delays. In addition to any other specific provisions of this Work Letter or the Lease providing for a Tenant Delay, each of the following events, if not corrected within one day of written, telephonic, facsimile, or email notice to Tenant, shall constitute a “Tenant Delay”: (a) delays actually resulting from any direction by Tenant that Landlord suspend work or otherwise hold up construction of any portion of the Landlord’s Work because of a possible change to be initiated by Tenant or for any other reason directed by Tenant; (b) delays by Tenant in paying when due any amount payable pursuant to this Lease or this Work Letter; (c) delays which actually result directly from Tenant’s requested changes in the approved TI Plans or Landlord’s Work as reflected in a Change Order; or (d) any other willful or negligent action or inaction of Tenant (or its agents or employees) that directly or indirectly delays Landlord in completing Landlord’s Work. Tenant shall pay any actual and documented third party costs or expenses incurred by Landlord as a result of any Tenant Delays, including without limitation, any increases in costs or expenses for labor or materials.

10.                                 Improvements by Tenant to the Premises; Plan Approval. In the event that Tenant shall desire (or is required) to perform the Tenant’s Work, and in the event Tenant subsequently desires to undertake any Alterations, Tenant shall, unless such improvements do not require Landlord’s consent pursuant to Paragraph 23 of the Lease, cause reasonably detailed plans and specifications (the “Plans”) to be prepared and delivered to Landlord. Landlord shall, within a reasonable period of time (not to exceed ten business days) following its receipt of the Plans, either approve such Plans in writing or provide Tenant with written notice setting forth the reasons that Landlord is withholding such consent, which reasons must be reasonable; and if such Plans are not approved by Landlord the parties shall follow a re-submittal and re-review procedure relative to obtaining Landlord’s approval until such Plans are approved, with Landlord’s subsequent review periods being five business days. Performance of the Tenant’s Work (and any subsequent Alterations for which Plans are required hereunder) shall strictly conform to the approved Plans and any deviation will require Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed; however, in the case of de minimus changes to the Plans which do not affect the aesthetics, design, or functionality of the

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Premises, Landlord’s consent shall not be required. Landlord acknowledges that timing is critical to the process of addressing changes to the Plans, accordingly, Landlord agrees that if Landlord’s consent is required hereunder (or sought where not technically required), Landlord shall provide a written response to Tenant’s written request for consent within three business days from receipt thereof (provided that such written request from Tenant is accompanied by sufficient information or materials to enable Landlord to reasonably evaluate the change in question and indicates in bold, capital letters that Landlord’s failure to respond within three business days will constitute Landlord’s deemed approval thereof); provided, however, in lieu of granting or withholding its consent within such three business day period, Landlord may provide Tenant with written notice (prior to the expiration of the second business day) indicating that Landlord needs up to two additional business days to evaluate Tenant’s request for consent. If Landlord fails to reasonably withhold its consent within such three business day period (or up to five business days if Landlord exercises the foregoing extension option), Landlord shall be irrevocably deemed to have consented to such change. All costs arising from any such work by Tenant shall be the sole and exclusive responsibility of Tenant, and Tenant shall pay all such amounts in a prompt and timely fashion as said costs become due and in a manner which avoids the filing of any liens against the Project or the Premises.

11.                                 Construction of Tenant’s Work. After the Plans for the Tenant’s Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall enter into a construction contract with Tenant’s Contractor (or another contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed)-which contract must include a provision for compliance with Landlord’s rules and regulations as set forth herein-and Tenant shall provide Landlord with a copy of such contract prior to the commencement of Tenant’s Work. Tenant shall perform no Alterations or Tenant’s Work except through Tenant’s Contractor and in strict accordance with this Work Letter. In no event shall Tenant be permitted to perform Tenant’s Work or Alterations prior to providing all information reasonably requested by Landlord in writing relating to Tenant’s Work or the Alterations. Failure by Tenant to provide any such information reasonably requested by Landlord in writing, including but not limited to evidence of Tenant’s and Tenant’s Contractor’s compliance with all of the insurance requirements hereof, shall constitute a default under this Lease in the event Tenant proceeds with Tenant’s Work or such Alterations, and if such default remains uncured for a period of three business days following delivery to Tenant of written notice from Landlord (whether by ceasing Tenant’s Work, as applicable, providing such requested information or otherwise), then such default will constitute an Event of Default under the Lease which will not require any further notice or cure period. Violations of Landlord’s reasonable rules, regulations, and requirements as set forth herein or as otherwise established by Landlord shall constitute a default under this Lease if not corrected by Tenant and/or Tenant’s Contractor within 48 hours of written notice by Landlord to Tenant, and if such default is not cured within such 48 hour period and thereafter continues uncured for a period of three business days following delivery to Tenant of an additional written notice from Landlord, then such failure will constitute an Event of Default under the Lease which will not require any further notice or cure period; provided, however, if the nature of such default is such that more than three business days are reasonably required for its cure, then an Event of Default shall not exist under the Lease if Tenant commences to cure such default within such three business day period and thereafter diligently prosecutes such cure to completion within 60 days after Landlord’s written notice.  Landlord shall have the right to post a notice of non-responsibility at a prominent location within Tenant’s

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Premises. Notwithstanding anything to the contrary contained herein, provided Tenant has complied with all of the provisions of this Paragraph, Landlord agrees to allow Tenant’s Contractor (and subcontractors) early access to the Premises for purposes of coordinating Tenant’s Work and commencing long lead time items or items which must be installed prior to completion of Landlord’s Work in order to avoid unnecessary cost or expense. Any such work will be subject to all of the provisions of this Work Letter including, specifically, and without limitation, this Paragraph (and the subparagraphs hereof) and Paragraph 12, below. It shall be the responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractors of Tenant’s Contractor, at every level:

11.1                           Tenant’s Contractor shall perform Tenant’s Work in a manner and at times that do not impede or delay Landlord’s Contractor. Any damage to any work caused by Tenant’s Contractor shall be repaired at the sole cost and expense of Tenant.

11.2                           Tenant’s Contractor shall be responsible for the repair, replacement, and clean-up of any damage by him to other contractor’s work that specifically includes access ways to the Premises that may be concurrently used by others. Fire lanes, sidewalks, hallways, and access to other tenants’ suites may not be blocked or obstructed at any time.

11.3                           Tenant’s Contractor shall contain his storage of materials and its operations within the Premises and such other space as he may be assigned by Landlord. Should he be assigned space outside of the Premises, he shall move to such other space as Landlord shall reasonably direct from time to time to avoid interference or delays with other work. Tenant’s Contractor shall park construction vehicles in areas reasonably designated by Landlord.

11.4                           All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Premises. Tenant’s Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material.

11.5                           Tenant’s Contractor shall use only the utilities, toilet facilities, and drinking water within the Premises or shall provide temporary utilities, portable toilet facilities, and portable drinking water as required for its work within the Premises.

11.6                           Noise shall be kept to a minimum at all times, and shall not be permitted to materially or unreasonably interfere with the conduct of other tenant’s business, or the general operation of the Project. Tenant’s Contractor shall notify, and obtain approval from, Landlord’s Representative of any planned work to be done on weekends or other than normal job hours.

11.7                           Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant’s Work is concerned and for all applicable safety regulations established by the Landlord, OSHA, Cal-OSHA or other regulatory agencies, and Tenant further agrees to indemnify, defend, and save and hold Landlord harmless for claims arising from Tenant’s Work.  Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease (including, if applicable, course of construction coverage) and evidence of insurance for Tenant’s Contractor and their sub-contractors as may be

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reasonably required and reasonably satisfactory to Landlord. The insurance certificate shall list Landlord as additionally insured.

11.8                           Tenant’s Contractor shall not post signs on any part of the Project nor on the Premises, without Landlord’s prior written approval.

11.9                           Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant’s work.

11.10                     Landlord may require that, prior to the commencement of Tenant’s Work or any Alterations which are estimated to cost in excess of [***], Tenant shall obtain or cause Tenant’s Contractor to obtain (at Tenant’s expense) payment and performance bonds covering the faithful performance of the contract for the construction of the Tenant’s Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant. Notwithstanding the foregoing, at Tenant’s request, in connection with any construction work that would trigger the foregoing requirement, but which is estimated to cost no more than [***], Landlord agrees to seek a waiver of the foregoing requirement from Landlord’s lender, and if such waiver is approved by Landlord’s lender (without cost to Landlord), Landlord will waive such requirement relative to such construction project.

11.11                     Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addenda, and a line item breakdown by trade thereto, between Tenant and Tenant’s Contractor for the Tenant’s Work.

11.12                     All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Premises.

11.13                     No modifications to the exterior of the Building shall be permitted unless otherwise provided under the Landlord-approved TI Plans and permitted under all applicable governmental laws, rules, regulations, codes, and ordinances. No romex wiring or asbestos containing materials shall be allowed, nor shall water lines be placed in slabs, unless approved by Landlord prior to installation. All equipment placed upon the roof as a result of the Tenant’s Work, and all roof and/or floor penetrations shall be approved by Landlord, which approvals shall not be unreasonably withheld, conditioned or delayed, prior to the commencement of work, and will require x-raying prior to making penetration to ensure no in-slab electrical conducting conduits with perforation location.

11.14                     Landlord, in Landlord’s reasonable discretion, may from time to time establish such other reasonable non-discriminatory rules and regulations for protection of property and the general safety of occupants and invitees of the Project.  Such rules and regulations shall apply to Tenant and Tenant’s Contractor as though established upon the execution of this Work Letter.

12.                                 Coordination of Construction. Tenant covenants and agrees that Tenant and Tenant’s Contractor shall not destroy or in any way damage any portion of the Building or the

[***]  Confidential portions of this document have been redacted and filed separately with the Commission.

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Project.  Further, Tenant covenants and agrees that Tenant and Tenant’s Contractor shall coordinate the Tenant’s Work with any construction schedule for any work being performed by or on behalf of Landlord or any other tenant, and that the performance of the Tenant’s Work shall not interfere with Landlord’s or any other tenant’s construction activities.  If there be such interference or conflict, written notice thereof shall be given to Tenant, and immediately after receipt of such written notice the Tenant agrees to cease or cause to be terminated such interference or conflict. Further, should Tenant delay Landlord’s work at the Premises or any other area of the Building or Project due to the construction of Tenant’s Work, and if Tenant fails to correct such condition within one business day of receipt of written notice from Landlord specifying the circumstances causing such delay, Tenant shall be responsible to Landlord for any lost rents (up to the number of days of delay caused by Tenant) due to the delay of the commencement of any lease for premises within the Project. Tenant further covenants and agrees that Tenant and Tenant’s Contractor shall comply with all reasonable rules and regulations promulgated by Landlord, or its agent, and all reasonable directives of Landlord governing construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment and responsibility for cleaning of work areas.  If Tenant or Tenant’s Contractor shall fail to comply with the provisions of this Paragraph any actual third party costs incurred by Landlord as a result of such failure shall be at Tenant’s sole and exclusive expense, payable within ten business days after Tenant receives written demand therefor along with reasonable evidence of such costs. Notwithstanding anything to the contrary contained in this Paragraph, Landlord agrees to instruct Landlord’s Contractor to cooperate with Tenant’s Contractor to coordinate scheduling of Landlord’s Work with any Tenant’s Work which is to be undertaken prior to the Delivery Date, to the extent it can be accomplished without delay or interference with the completion of the Landlord’s Work.

Within 30 days of issuance of the building permit for the Base Building Work, Landlord shall provide Tenant and Tenant’s Representative with a written construction schedule in CSI format, based on Landlord’s best estimates for completion of all critical path items for the project. This schedule shall include delivery dates, long lead items, dates for Tenant provided items, commencement and completion dates of each phase, if any, substantial completion, the anticipated date of commencement of the Early Delivery Period and the anticipated move-in date.  The Landlord or Landlord’s Contractor shall update the schedule on a regular basis throughout the construction of Landlord’s Work and maintain regular communication with Tenant’s Representative, which shall include regular project update meetings hosted by Landlord and/or Landlord’s Contractor in a format that will include updated Schedules, meeting minutes, delivery items required by all parties and overall project status and coordination.

13.                                 Limitation on Landlord’s Liability. Landlord shall not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant’s Work or any other improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant’s Work, or other Alterations made to the Premises by the Tenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Tenant’s responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes, and regulations or for any defect in any of the Tenant’s Work or other Alteration to the Premises made by Tenant. Tenant further agrees to

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indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with any of the foregoing.

14.                                 Miscellaneous.  This Work Letter (like the Lease to which it is attached and incorporated into) may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. It constitutes both a part of the Lease and a separate binding contract between Landlord and Tenant.

14.1                           Equipment Warranty, Operational and Maintenance Manual.  Landlord’s Contractor shall assemble and provide to Tenant’s Representative a copy of all equipment manufacturers’ data, warranty certificates, operational and maintenance data, installation instructions, testing and balance reports, as-built/record drawings, and final building permit (signed-off to allow occupancy).

14.2                           Prior to move-in, the Contractor, and appropriate subcontractors, shall conduct a walk-through of the space with the designated Lessee employees. The purpose of this walk-through is to identify the operational and maintenance locations of all equipment and devices within the space, and to provide instructions on access and basic operation functions.

14.3                           Final Clean. Landlord and/or Landlord’s Contractor shall fully clean the premises prior to Tenant’s move-in.  This cleaning shall include, but not limited to, the following:

•                                          Wet mopping and waxing composite floors (per manufacturer recommendations)

•                                          Wet mopping ceramic tile floors

•                                          Vacuuming carpets

•                                          Interior and exterior glass and mullions

•                                          Light fixtures

•                                          Doors, frames, and hardware

•                                          Appliances

•                                          Air Registers

•                                          Replace HVAC filters

•                                          Wall electrical and data devices

•                                          Alarm and sprinkler devices

•                                          Restrooms within Building

•                                          Plumbing fixtures

•                                          Interior and exterior Millwork

•                                          Walls and Floor base

•                                          All high and low dusting

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LANDLORD:	Sunroad Centrum Office I, L.P.,
a California limited partnership

	By:	Sunroad Asset Management, Inc.,
a California corporation

	By:	/s/ Dan Feldman
Dan Feldman
	Its:	President

TENANT:	Bridgepoint Education, Inc.,
a Delaware corporation

	By:	/s/ Andrew S. Clark
Andrew S. Clark
	Its:	Chief Executive Officer

	By:	/s/ Daniel J. Devine
Daniel J. Devine
	Its:	Chief Financial Officer

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ATTACHMENT No. 1

Base Building Description

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Attachment No. 1 to Exhibit C

Base Building Description

200,000 Gross Square Foot Class A Office Building

8 Levels with Foundation / 1st Level on Grade

Mechanical, Electrical and Plumbing Systems substantially similar to Building 1

4 Elevators and 2 Stairwells

Interior Improvements:

Floor 1 has main entry lobby, cafeteria and training rooms ( similar finishes to Building 1)

Floors 2 to 7 are similar in configuration and finishes to Building 1 - Level 4

Floor 8 is similar in configuration and finishes to Building 1 - Level 10

Site Improvements:

Concrete flatwork firetruck access from existing Main Project circle drive to front of building

Gray concrete sidewalk around building perimeter

Below grade mechanical / electrical vault

Concrete Flatwork and Landscaping similar to Building 1

ATTACHMENT No. 2

Description of Landlord’s Building-Standard Materials and Finishes

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Exhibit “C”

Attachment 2

Landlord’s Building Standard Materials and Finishes

See attached document entitled “Bridgepoint Facilities Standard Operating Procedures 100-99.XX revised 2010-09-28, 52 pages long, as modified, is the Landlord’s Building Standard Materials and Finishes. This attached document has been modified from the original to include Gray “Highlighting” and “Black Strikethroughs” and “Red Boxed Comments”. The items highlighted in Gray are Landlord responsibilities, anything crossed out or not highlighted is the Tenant’s responsibilities. Red Boxed comments take priority over non-boxed text.

See attached document from Orness Design Group, 1 page, entitled Additional Equipment Needed, which is also part of this Exhibit. The Highlighting, Strikethroughs and Comments described above apply to this document also.

Standard Operating Procedures	100-96.XX Revised: 2010-09-28

[Building Standards SOP]

Contents
1. Purpose	2
2. Policy	2
3. Construction & Finish Standards	2
3.1 Section 1: ConstructionStandards	3
3.1 Section 2: Finishes and Materials	3

1. Purpose	The Interior Design Department is dedicated to providing an aesthetically pleasing and functional environment for all employees.

To ensure consistency in corporate aesthetics, this Building Standards reference manual was created to set forth company policy regarding building materials and construction standards.

2. Policy	The buildings standards reference manual demonstrates BPE’s common building and construction practices as well as BPE’s standards regarding finishes and materials.

The buildings standards reference manual offers a flexible approach to ensuring BPE’s corporate aesthetic is implemented. It is not uncommon for manufacturers to discontinue products or material finishes listed in Section 2, or that a better, more cost effective product to become available. In this situation, the Interior Design Department will find an appropriate alternate.

By following the Buildings Standards reference manual, alternate finishes may be implemented as long as they reflect BPE’s corporate aesthetic. This continuity is assured by requiring all finishes to be approved by the BPE Interior Design Department.

3. Procedure	Building Standards are divided into 2 sections:

Section 1- Construction Standards will illustrate minimum quality construction standards. This section will cover General Requirements per building as well as a more detailed approach into each construction discipline.

Section 2- Finishes and Materials will list the most common finishes and materials used between buildings.

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3.1 Section 1 Construction Standards- General Notes

GENERAL NOTES PER BUILDING

I.                           OVERALL REQUIREMENTS PER BUILDING/FLOOR (Based on 20,000-25,000 floor plate size)

A.                     Two wellness rooms with cabinet, sink and under-counter fridge. Fridge by BPE.

B.                       One Leadership Room with specialty lighting, AV requirements, ceiling and feature wall design.

C.                       One Cafeteria with specialty lighting, ceiling “clouds” and finishes. Design by BPE.

D.                      Rubber base throughout, (U.O.N.)

E.                        “Canyon walls” at offices ~~with wall mounted light fixture behind each reveal: Lightolier wall sconce: Architectural Decorative Soli 48024ALU~~ (Corporate ~~and Executive~~ floor~~s-~~only).

F.                        Insulation in interior partitions (R-11 Batt type fiberclass insulation between studs in partition cavity Thermal or Sound).

G.                       Butt glazed clerestory windows at every private office with aluminum frames (vs. sidelights).

H.                      Hard-lid soffit around core on all floors.

I.                           VCT tile in storage and support rooms (SDT in MDF and IDF rooms).

J.                          One core drill or wall J-box per 5-6 Herman Miller Vivo workstations.

K.                      Mud ring to pull phone and data lines. Data/conduit wiring by BPE vendor. Coring by electrician.

L.                        Ceramic/Porcelain flooring at cafeteria and kitchen/serving line. Specialty Vinyl in Biz Hubs.

M.                   Tenant to approve zoning plan of HVAC system.

N.                      Two feature walls with approximately 125-130 sf of specialty material per floor selected by BPE.

O.                      Card readers at all entry points, storage rooms and Executive offices. Locations by BPE.

P.                        Standard Private Office size — (165-180 sf)

Q.                      Three storage rooms per Admissions floor — 150-170 s.f. each

R.                       3-5 storage rooms per Corporate floor — 125-150 sf each

S.                        (1) IDF room per floor and (1) MDF per building. Rooms must include 24/7 air with humidity control, UPS, cabling and power.

T.                       IDF’s: One per floor (stacked if possible), as close to the center of the building as possible. Same sf and power requirements as Sunroad Spectrum Center-Bldg. 1. Optional: Energen or equivalent fire suppression system.

U.                      MDF’s: MDF: On one of the middle floors, as dose as possible to the center of the floor, A/C with humidity control, power outlets from A & B UPS, Energen or equivalent fire suppression system, same sf and power requirements as Sunroad Spectrum Center-Bldg. 1.

V.                       See supplemental drawings for general overall requirements.

**Formal request documents will be provided by BTS (IT).

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BIZ HUBS/COPY ROOMS

I.                           Two “Biz Hub/copy rooms” with sink and plumbing for coffee machine.

a) (1) approx. 220-250 sf and (1) approx. 450-480 sf

II.                       Dedicated power outlet in Biz Hubs for copier, fridge and microwaves where noted

III.                   Plastic laminate cabinets and specialty vinyl flooring. Copy rooms: VCT-3, 4, 5 and 6). Flooring pattern to be approved by BPE.

IV.                   Hafele pulls for upper and lower cabinetry: Hafele, 115.70.002.

V.                       Every floor requires a storage room attached to BizHub.

VI.                   Water line and electrical outlet for water filtration system .

CONFERENCE ROOMS

I.                           Recessed projection units & screens in every conference room. BPE to provide unit and installation labor, LL to provide wiring, enclosure, etc. (See BTS’s SOP for standard requirements)

II.                       Four conference rooms per floor: two rooms need to accommodate 12-15 employees and two rooms to accommodate 18-20 employees.

III.                   Two floor core locations per conference room for table AV and power.

IV.                   Broadloom carpet with inset at all conference rooms. (CPT 6 & CPT 7 for Admissions floors/CPT 8 and CPT (for Corporate floors).

V.                       Dual fabric shades with blackout-housed in the pocket. Motorized shades in all conference rooms.

VI.                   Specialty lighting at dropped hard lid soffit & cove. All dimmable and controlled by Lutron Grafik Eye-Series 3000.

VII.               Hard lid detail to extend/drop down to adjacent wall to create a feature in each conference room.

VIII.           J-box at one conference room wall for AV and power.

IX.                  Built-in wood credenzas to hold AV equipment with heat ventilation and a solid surface counter top. Quartz top in executive floor.

ELEVATOR LOBBIES

I.                           Upgraded flooring materials

A.           Admission Floor (CPT1, CPT2 and CPT4)

B.             Corporate Floor (CPT4 and CPT5)

II.                       Wood or stainless steel base.

III.                   Wood paneling and back painted glass on elevator lobby walls.

A.           5/8 “ Wood Paneling – Sapele to match control sample

B.             5/8 “ Wood Paneling - Light Beech to match existing

C.             1/4 “ Laminated Field Glass to match control sample “Moneta Gold”

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IV.                   Herculite glass doors with ladder pulls at Corporate and Executive floors only.

V.                       Hard lid ceiling w/soffit detail with specialty lighting “Focal Point” 4”x5’ Recessed Linear flush lens fluorescent with electronic ballast — Avenue B #FAVB-FL-1T5HO-1C-277-S-F Soffit details require cove lighting (LED preferred)

FITNESS ROOM

I.                           Rubber flooring throughout. Thicker density at free weight area. (RF 1 and RF 2).

II.                       Power and cabling for 3-4 wall mounted LCD screens. Screens by BPE.

III.                   Speaker system in ceiling.

IV.                   Floor to ceiling mirrored wall.

V.                       2 to 3 floor outlets.

VI.                   3 to 4 convenience outlets.

FITNESS ROOM RESTROOMS

I.                           Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor’s services necessary for complete and safe installation of Plumbing Work in conformity with requirements of all Authorities having jurisdiction. The architect/designer shall prepare documents as necessary for permit and construction.

II.                       Tile Walls and Flooring

A.                     Arizona Tile, Metalwood “Iridio” 12”x24”, 1/8” max. grout line

B.                       Arizona Tile, Metalwood, “Iridio” 12”x24”, 1/8” max. grout line

C.                       Arizona Tile, Metalwood, “Iridio”, 3.5”x24”, 1/8” max grout line

D.                      Ann Sacks, Erin Adams Glass — “Zen Weave”, V1214 (1-4 colors), Glaze Color series in 12”x12” interlocking netted sheets

E.                        Arizona Tile, Metalwood “Bronzo” 3.5”x24” Bullnose

F.                        G1- Grout #382 Bone

III.                   Stone Counters

A.                     Tutto Marmo, Chroma BQ2050P, Eclipse Polished ¾” Slab

IV.                   Wall Hung Toilet/Urinal

A.                     Kohler #K-4330W w/green handle for dual flush

B.                       Urinal, Kohler #K-4960-ET

V.                       Sink/Faucet

A.                     Kohler Undercounter #K-2611-SU

B.                       Sloan Faucet #EAF-200 Electronic w/instahot

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VI.                 Partitions/Accessories

A.                      Stainless steel partitions. BPE to approve manufacturer.

B.                      Bobrick #B3803 Paper Towel/Trash receptacle

C.                      Bobrick #B357 Tissue and Seat Cover Holder, shared

D.                      Bobrick #B-35903 Paper Towel Dispenser

E.                       Bobrick #B-76717 Coat Hook

VII.            4-5 showers per restroom.

VIII.       Dressing room with bench, vanity c-top and full size mirror

IX.                 3-4 GFI outlets above c-top

X.                      15-20 lockers per restroom

BUILDING CORE RESTROOMS

I.                          Scope of  Work: The contractor shall provide all required design, labor, materials, equipment and contractor’s services necessary for complete and safe installation of Plumbing Work in conformity with requirements of all Authorities having jurisdiction. The architect/designer shall prepare documents as necessary for permit and construction.

II.                     Tile Walls and Flooring

A.                      Arizona Tile, Metalwood “Iridio” 12”x24”, 1/8” max. grout line

B.                      Arizona Tile, Metalwood, “Iridio” 12”x24”, 1/8” max. grout line

C.                      Arizona Tile, Metalwood, “Iridio”, 3.5”x24”, 1/8” max grout line

D.                      Ann Sacks, Erin Adams Glass — “Zen Weave”, V1214 (1-4 colors), Glaze Color series in 12”x12” interlocking netted sheets

E.                       Arizona Tile, Metalwood “Bronzo” 3.5”x24” Bullnose

F.                        G1- Grout #382 Bone

III.                Stone Counters

A.                      Tutto Marmo, Chroma BQ2050P, Eclipse Polished ¾” Slab

IV.                 Wall Hung Toilet/Urinal

A.                      Kohler #K-4330W w/green handle for dual flush

B.                      Urinal, Kohler #K-4960-ET

V.                      Sink/Faucet

A.                      Kohler Undercounter #K-2611-SU

B.                      Sloan Faucet #EAF-200 Electronic w/instahot

VI.                 Partitions/Accessories

A.                      Stainless steel partitions. BPE to approve manufacturer.

B.                      Bobrick #B3803 Paper Towel/Trash receptacle

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C.                      Bobrick #B357 Tissue and Seat Cover Holder, shared

D.                      Bobrick #B-35903 Paper Towel Dispenser

E.                       Bobrick #B-76717 Coat Hook

TRAINING ROOMS

I.                          Five to six 900-1000 sf training rooms with seating capacity for up to 30 people.

II.                     Teacher’s desk with moveable podium. Podium to hold AV rack. Rack by BPE.

III.                Six floor cores to accommodate power, data and/or AV requirements.

IV.                 Two recessed Auto Tension Da-Lite 106” screen with ceiling mounted LCD projector with lift. Tenant to provide unit and installation labor, LL to provide wiring, enclosure, etc. (See BTS’s SOP for standard requirements).

V.                      Egan (or Equal) wall-track system with tackboard and whiteboard at each training room. If alternate is submitted, BPE must approve.

VI.                 One 150 sf storage room per 3 training rooms.

~~VII.    Provide one Catering kitchen near all Training Rooms with similar specs as in Biz Hub. Add floor drain for ice Manitowoc B420 ice machine.~~

VIII.       Sound system with ceiling speakers.

IX.                 Standard carpet. Pattern to be designed by BPE.

LEADERSHIP ROOM

I.                          Stadium seating for 250-300 people

II.                     Four 5500 Lumin projectors with lifts and four 16X9 Tension Screen 119”

III.                FSR floor boxes to accommodate power, data and/or AV requirements.

IV.                 Sound system with ceiling speakers.

V.                      AMX Ni4100 touch panel. Provide j-box for power and AV requirements.

VI.                 Lutron lighting control.

VII.            Two ceiling mounted plasma screens (confidence monitors).

VIII.       Kitchen in Leadership Room with one linen closet 10’ W x 3’ D

IX.                 Floating feature wall at front of room ~~with speciality finishes such as Modular Arts. Interlamm, 3Form or~~

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~~equal~~. See elevation below for overall concept of feature wall. Wall to be illuminates by specialty lighting.

X.                      Specialty ceiling treatment (higher NRC rated acoustical tile ceiling system with lighting).

XI.                 Specialty lighting, inclusive of theatrical lighting and lighting controls (combination of indirect lighting with recessed can lighting. Theatrical light fixtures and installation by BPE. Basic line voltage wiring to standards electrical boxes by LL).

XII.            Provide one Catering kitchen adjacent to Leadership Room with similar specs as in Biz Hub. Add floor drain for ice machine Manitowoc B420/B422 ice bin.

EXECUTIVE FLOOR

~~I.      GENERAL NOTES~~

~~A.      Two feature walls with speaaltyfinishes such as as Modular Arts, Interlamm, 3Form, or equal.~~

~~Approximate size of feature walls to be l4’ W x-9’ H. Provide specialty lighting.~~

~~B.       Carpet tiles: Constantine Metro, Peachtree and Piedmont.~~

~~C.       Floor cores for executive assistant desks~~

~~D.       Two storage rooms with VCT1 and VCT 2~~

~~E.       One Biz Hub with vinyl planks: VF1~~

~~F.       “Canyon walls” at offices with wall mounted light fixture behind each reveal: Lightolier wall sconce: Architectural Decorative Soli 48024ALU~~

~~II.      CONFERENCE ROOMS~~

~~A.       3 conference rooms. 1 large 550 sf conference room and 2 small 300 sf conference rooms.~~

~~B.       Large conference room to have AV capabilities.~~

~~C.       Dropped soffit detail with LED cove lighting and linear fixtures: CR: Focal Point, Avenue B narrow~~

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~~3” slot, T5/T5HO fluorescent with 2-MR16 halogen lamps .~~

~~D.       Two floor cores per room.~~

~~E.       Recessed screen and projector lift.~~

~~F.       Broadloom carpet with inset. CPT 12 and CPT 13.~~

~~G.       Wood built-in credenza with stone top~~

~~H.       AV/data/power location behind credenza for AV rack.~~

~~I.       Motorized dual shade with blackout. Shades to interface with Grafik Eye.~~

~~III.     CEO OFFICE~~

~~A.       Approximately 450 square feet.~~

~~B.       Marble Border at floor—18”x18” Emperador Dark tiles (approx. 190-200 sf of tile). Broadloom~~
~~carpet insets: CPT 14~~

~~C.       5-6” Dark Espresso Walnut wood base w/bevel edge detail~~

~~D.       Hard lid ceiling with soffit detail and specialty lighting~~

~~E.       Lightolier Vetro 6” CFLD6A01~~

~~F.       Speaker locations for sound system. Final locations to be approved by BPE.~~

~~G.       Flush face Linear Diffusers, ½” slot, steel.~~

~~H.       Two floor core locations to provide AV, data & power — (1) for desk and (1) for conference table.~~

~~I.        Two wall locations to provide AV, data and power — (1) credenza and (1) buffet credenza.~~

~~J.        Mecho motorized fabric shades housed in the pocket.~~

~~K.       J-box in wall behind buffet credenza for AV and power and backing in wall for LCD screen.~~

~~L.       4’-5’ Art Niche with marble top and specialty down-light.~~

~~M.      Card reader access controller~~

~~IV.    10-12 EXECUTIVE OFFICES~~

~~A.       Approximately 250-300 sf each~~

~~B.       Carpet tiles: CPT 11~~

9

~~C.       5-6” Dark Espresso Walnut wood base w/bevel edge detail.~~

~~D.       One floor core locations to provide data and power — (1) for desk. Final locations by BPE.~~

~~E.       Two wall locations to provide data and power — (1) credenza and (1) meeting area.~~

~~F.       Mecho fabric shades housed in shade pockets.~~

~~G.       Card read access controlled.~~

~~V.      EXECUTIVE LOUNGE~~

~~A.       Full decorative glass door with stainless ladder pull. Meltdown-MD-218, weave with acid etch.~~

~~B.       Laminate casework with standard Hafele pull and granite counters~~

~~C.       Center island with IceStone counter and bar seating capabilities for 3-4 people. Built in storage~~
~~below counter and 2 built in trash bins.~~

~~D.       Decorative pendants above island: Vistosi pendant: Damasco 1 C suspension. Color: topaz~~

~~E.       Appliances to include:~~

~~1.   Refrigerator Bottom mount freezer: Viking DDBB363 Designer Series, Built-in 36” W.~~

~~2.   Dishwasher: Asko D3252FI with custom front panel to match adjacent cabinetry finish~~

~~3.   Convection Microwave oven: Viking DMOC205 with trim kiT~~

~~F.       Built in credenza to match kitchen casework~~

~~G.       One floor core locations to provide data and power — (1) for center island~~

~~H.       One wall locations to provide AV, data and power — (1) credenza~~

~~I.         J-box in wall behind buffet credenza for AV and power and backing in wall for LCD Screen~~

~~J.        Oceanside glass tile backsplash or equal~~

~~K.       Porcelain tile at kitchen: Caesar Ceramiche, Absolute. Field: Golden Coast. Accent: Piasentina Reale.~~

~~L.       Broadloom carpet: CPT 15~~

~~VI.     BOARDROOM~~

~~A.       850-900 sf to accommodate 25’W x 12’ D conference table.~~

~~B.       60-75 sf Rear Projection Room WITH 100” video wall and exhaust fan. Room and ceiling to be~~

10

~~painted black. Exterior wall of RPS room to have floor to ceiling wood cladding.~~

~~C.       Hard lid ceiling with soffit detail throughout with LED cove lighting.~~

~~D.      100-150 sf of 9Wood Wood grill ceiling. Style: 1124-4 in Quarter Sapele with blackout mesh.~~

~~E.       Built in wood credenzas with stone top on 2 walls. One unit to have built in refrigerated drawers: Sub zero 700BR Integrated with custom front panels to match adjacent cabinetry.~~

~~F.       Fabric wrapped acoustical panels above credenza. Fabric: Luna, Pearls, SPL 851, Opale.~~

~~G.       J box for AV rack to be installed on two walls behind built in credenzas~~

~~H.       Audio visual capabilities, camera and screen by BPE.~~

~~I.        Ceiling speakers. Locations by BPE.~~

~~J.        Broadloom carpet with inset. CPT 12 and CPT 13~~

~~VII.    CATERING KITCHEN~~

~~A.   175-200 sf kitchen to service Board room only~~

~~B.   Laminate casework and standard Hafele pulls on upper and lower cabinetry.~~

~~C.   Floor drain for ice machine: Manitowoc #B420/B422 Ice bins~~

~~D.   Bosch or Asko dishwasher with custom front panel to match adjacent cabinetry finish.~~

~~E.   Cubby for microwave~~

~~F.   Bottom freezer refrigerator: GE Profile PFSS9PKY in stainless steel~~

~~G.   Wood vinyl planks: VF 1~~

~~VIII.  EXECUTIVE RESTROOMS~~

~~A.       Cable mounted mirrors to ceiling and c top~~

~~B.       Upgraded granite c tops~~

~~C.       Oceanside or equal glass tile behind mirrors~~

~~D.       Kohler sinks: K 2907 4U 96, Biscuit 96~~

~~E.       Electronic Faucet: Kohler K 13460, stainless steel~~

~~F.       One shower, dressing room and 6 lockers per restroom~~

11

~~IX.    ELEVATOR LOBBY~~

~~A.       Upgraded lobby finishes.~~

~~B.       Decorative low voltage pendants: Tech Lighting, Mini Soda, 700FK SDA A.S. Location and overall design by BPE.~~

~~C.       Stone Flooring: Field: Travertine 18”x24” Vein cut walnut plank, Sample to be approved by BPE. Accent: Limestone inset: 6”x24” Chocolate Brown. Sample to be approved by BPE.~~

~~D.       Accent Glass: Ellen Blakely, Grecian Spa, Filed glass: Pulp, custom blue: match BM HC 148. Ref: Jamestown Blue/Metallic.~~

~~E.       5.6” wood base~~

~~F.       Wood paneling, back painted glass panels and specialty accent tiles~~

~~G.       Specialty ceiling in lobby with pendant lighting, soffits with LED accenting lighting~~

~~H.       Reception Station with wood and marble.~~

~~I.        BPE signage above reception desk, mounted on feature wall.~~

GENERAL REQUIREMENTS FOR KITCHEN/CAFETERIA/SERVING LINE

*Criteria based on a 5,000 sf/3,000 gallon grease trap facility

Quantity	Description
1

Remote refrigeration condenser rack for outdoor application, 208-230V/60HZ/3PH, serving the following items://A. Item #17, Walk-in freezer, 2.5 HP, compressor 3AB031E//B. Item #20, Walk-in cooler, 1.3HP, compressor KAG010E//C. Item #23, Walk-in cooler, 1.3HP, compressor KAG010E//D. Items #144, 146, 151, Drop-in cold pans, 1.0HP, compressor KAR010E//E. Items #158, 159, 162, 163, Drop-in cold pans, 2.0HP, compressor KAK021E//F. Items #164, 165, Air screens, 3.5HP, compressor ZS26K4E//G. Item #167, Frost top, 0.8HP, compressor KAM007E//A11 evaporator coils are supplied with thermostats, liquid line solenoid valves, and thermostatic expansion valves factory installed.//AU low temperature systems include suction line accumulators factory installed.

1	Optional one (1) year service/labor warranty

1	Mop Hanger

1	Mopsink storage cabinet, stainless steel, wall mounted, 36” long with single intermediate/shelf, G.C. to provide wall backing for support.

5	Standard Wire Shelf, 18W x 42L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments.

4	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”,

12

antimicrobial freezer wire, NSF for coolers, freezers & wet environments.

1

Hand Sink, wall model, 14” wide x 10” front-to-back x 5” deep bowl, 20 gauge stainless steel construction, splash mounted faucet, basket drain, soap and towel dispenser, wall bracket Floor trough, 18”x84” w/ 3” drain, custom fabricated stainless steel Trough with s/s grates per plan and details.

1

Insurice 2000 Twin System, 1/2 micron pre-coat filtration, (2) 12000 cartridges, w/self-contained scale inhibitor feed, for cubes up to 1,450 lbs/day or flakers up to 2,200 lbs/day, pressure gauge, flushing valve, flow rate: 3.34 GPM

1	S-Series Ice Maker, cube-style, air-cooled, self-contained condenser, up to 1450-lb approximately 24 hours, stainless steel finish, dice size cubes

1	Ice Bin, w/first-in first-out ice storage, approximately 1114 lb ice storage capacity, welded s/s construction, adjustable s/s legs, for use with 48” ice machine

1	Ice Deflector, required on Manitowoc B-Style bins or non-Manitowoc bins

4	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

8	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

8	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Stationary Post, 74-3/8H, numbered on 1” increments, double grooved evenly 5”, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

32	S-Hook to join wire shelves- Epoxy coated for use in cooler or freezer

1

Walk-in freezer w/ light, part of the following: Walk-in Cooler/Freezer, (items # 16, 19 & 22), Approx. Dims: 8’-0” x 31’-0” x 9’-0. 1174 sq. M-Panel Construction://4” polyurethane foam insulation packed to a 2.3-lb. density with a high-density urethane perimeter. Interior cam locks to all wall, ceiling, and floor panels. Interior and exterior joints sealed by NSF approved gaskets. 5V2” Freezer ceiling and walls//Panel Finishes://Interior ceiling: Stucco embossed white galvanized steel//Interior wall: Stucco embossed white galvanized steel//Exposed exterior: Stucco embossed galvanized steel // Unexposed exterior: Stucco embossed galvanized steel//Flooring (freezer only): Insulation only, concrete and wearing surface by others//Panel Accessories://Matching vertical trim. (3) Vapor proof fluorescent light fixtures. Matching closure panels. Matching cove base.//Door Features ://(3) 34” x 78” Flush-fitting, self-closing door with replaceable magnetic gasket and adjustable dual wiper blades. 2

13

Hinges and locking handle with inside release. Hydraulic door closer, pre-wired exterior light-switch, and one thermometer per compartment. Heated door opening and heated pressure relief vent for freezer only.//Door Accessories://Stainless steel cladding interior and exterior. Aluminum tread plate kick plates interior and exterior

4	Standard Wire Shelf, 24W x 36L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

4	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

8	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Stationary Post, 74-3/8H, numbered on 1” increments, double grooved every 5”, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

16	S-Hook to join wire shelves-Epoxy coated for use in cooler or freezer

4	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Stationary Post, 74-3/8H, numbered on 1” increments, double grooved every 5”, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

16	S-Hook to join wire shelves-Epoxy coated for use in cooler or freezer

10	Standard Wire Shelf, 18W x 36L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

5	Standard Wire Shelf, 18W x 42L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

20	Standard Wire Shelf, 18W x 48L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

5	Standard Wire Shelf, 18W x 72L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

24	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments

40	S-Hook to join wire shelves-Zinc

1	Stainless steel wail flashing 20 GA. with clips including item# 49,88,129

14

1

Double width stainless steel work table at diewall, with integrated welded double prep sink on the PREP area side, with one prep sink, one hand sink and two drawers on the COOK LINE side, field verification and drawings are required. (Diewall by G.C.) [Price includes #31.1, #31.2 & #31.3]

1	Double Overshelf w/ diewall cap, custom fabricated s/s per plans and details, size to be 18W x 15’6L. [Price includes #33]

1	Custom s/s chase, fabricate minimum 16 GA. s/s, provide from top of counter to ceiling. Include access panel.

1

Commercial Food Processor, 3 qt. grey ABS bowl w/handle kidney-shaped opening, vegetable prep attachment, continuous feed, bowl attachment designed for vertical cutting and mixing, on/off & pulse switch, 2 plates, 120V, 60 HZ, 7 amps, 1 HP, 1725 RPM

1

Manual Slicer, 13” diameter Precise Edge knife, top mounted knife sharpener, stainless steel construction, gear-driven, antimicrobial protection, knife cover interlock, dual gear thickness adjustment, EZ-Glide table, open base design, ETL, NSF, 1/2 Hp, 115/60/1, 7 amps

1

Vertical Mixer, 30 qt., floor model, 3-speed, #12 hub, include; s/s safety guard, bowl, 15 min. timer, dough hook, whip & beater, rigid cast iron body, safety interlocked bowl guard & bowl lift, high torque transmission, NSF, ETL, 1-1/2 HP

1	Deck Mixing Faucet, with swing nozzle, 12” swing nozzle, 8” centers on deck faucet with 1/2” IPS CC male inlets, lever handles

1	Deck Mixing Faucet, with swing nozzle, 6” swing nozzle, 8” centers on deck faucet with 1/2” IPS CC male inlets, lever handles

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

1	Swing Nozzle, 6” (deduct cost of standard nozzle)

2	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Paper Towel Dispenser, Wall Mounted, above #31 (double width work table)

5	Standard Wire Shelf, 18W x 60L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

4	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments Stainless steel wall panels with clips.

1

Type I Grease Exhaust Hood w/ Lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust

1

15

Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool.//Ansul Pre-Pipe; All Stainless Steel; Switch Panel (1 Light Switch, 1 Fan Switch, & 1 Pilot Light); Recessed Incandescent Light, pes 3.//Includes hood hanging materials, hood skirts if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Construction. Manual Balancing Damper (8” Tall)

1

Type 1 Grease Exhaust Hood with Lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool.//All Stainless Steel; Recessed Incandescent Light, pes 2;//Includes hood hanging materials, hood skirts if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Construction. Manual Balancing Damper (8” Tall)

1	Hood skirts and hanging materials for hood # 44, 44.1, 74, 86, 102, 118, 130

1	Ansul R-102 Fire Suppression System w/ Pull Station, including installation labor, miscellaneous materials, and the manufactures equipment for the hoods.

3

Safety System Moveable Gas Connector Kit, 3/4” inside diameter, 48” long, covered with stainless steel braid, coated with blue antimicrobial PVC, 1 Snap Fast QD 1 full port valve, (2) 90 ° elbows, coiled restraining cable with hardware, limited lifetime warranty

4

Safety System Moveable Gas Connector Kit, 1/2” inside diameter, 48” long, covered with stainless steel braid, coated with blue antimicrobial PVC, 1 Snap Fast QD, 1 full port valve, (2) 90 ° elbows, coiled restraining cable with hardware, limited lifetime warranty

1	Titan 36” Heavy Duty Range, gas, (6) 12” 35,000 BTU open burners, standard oven base with s/s oven liner, 2 chrome plated oven racks, 6” high s/s legs, 245,000 BTU

1

Tilting Kettle, gas, 20-gallon capacity, crank tilt, 2/3 jacket, 316 s/s liner, floor mounted control console supports, s/s construction, bullet feet, electronic ignition, 50 PSI, 0 - 2000’ elevation, 72,000BTU (2)

1	Faucet, double pantry with swing spout, for DEE & DH 20-40 gallon floor model kettles

1	Cover, lift-off, (#31) for (D, DT, DL, DLT, DEE & DH) 20 gallon floor model kettles

1	Kettle start-up, first unit, net

1

Eclipse Ergonomic Braising Pan, gas, 30-gallon capacity, 10” deep pan, 38” pan height, manual tilt, standard etch marks, faucet bracket, round tubular open leg base, s/s construction, bullet feet, elec. spark ignition, 104,000 BTU/hr

1

16

1	Pan Carrier, universal style, fits all size and type braising pans (except TD/FPC)

1	Faucet, double pantry with swing spout & riser, left or right-sided mounting

1	Braising pan start-up, first unit, net

1

Smart Steam 100 Convection Steamer, gas, double-stacked, open leg stand bullet feet, (3) 12 x 20 x 2-1/2” pans capacity per compartment, boiler less, s/s interior & exterior, single water connection, 54,000 BTU, each (B/l)

Smart Steam water treatment kit
1	Steamer start-up, first unit, net

1

Convection Oven, gas, double-deck, extra depth, solid state manual controls, single speed fans, (5) racks & (11) positions, dependent s/s solid doors, s/s front, sides & top, 6” s/s legs, flue connector, 60,000 BTU each

1

Custom fabricated stainless steel work table with hand sink. 16 GA. top with 18 GA. under shelf fully welded to tubular legs with s/s adjustable bullet feet. Fabricate per plan and specifications, shop drawing and field measurement required.

1	Deck Mixing Faucet, with swing nozzle, 6” swing nozzle, 8” centers on deck faucet with 1/2” IPS CC male inlets, lever handles

1	Soap & Towel Dispenser, for 17” wide hand sinks

1

Custom Fabricated wall shelf: 16 GA. 304 stainless steel, 12” wide x length on plan. 14 GA. stainless steel knife brackets mounted 48” on center Max. Mounting hardware to be #14 stainless steel truss head screws. G.C. to provide backing for support. Shop Drawing required

5

Value Line Refrigerator, Reach-in, two-section, self-contained refrigeration, aluminum exterior & interior, s/s. front & doors, standard depth cabinet, full-height doors, exterior dial-type thermometer, 5” casters, ENERGY STAR®, 1/3 HP

4	Standard Wire Shelf, 18W x 48L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

2	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments

1	Locker, five tier, single wide, (5) 12” x 15” x 12H doors, beige powder coated paint finish, finger pull, 6” legs

5

Heated Cabinet, mobile, insulated, bottom mount forced-air heat system, universal slides hold (12) 12”x20” or (6) 18”x26” pans at 3-1/2” spacing, slides adjustable in 1-1/2” increments, stainless steel construction, 5” swivel casters, 120v, 1650w, 13.7amps, 60hz, LPH, ENERGY STAR®

17

5	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

6	Standard Wire Shelf, 24W x 72L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

10	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments

1	S-Hook to join wire shelves-Zinc

1	Wall Shelf and pot rack, 16 GA. s/s, custom fabricated per plans and details.

1

3-compartment pot washing sink & soiled dish landing, s/s custom fabricated, (3) 20”x20”xl2D tubs, w/ integrated 18” min. drain board each side, s/s legs and cross rails, drain indirectly to floor sink, field verification and drawing required [Price includes #70.1 and #70.2]

1

Easy lnstall Pre-Rinse Unit, wall mount, base faucet w/spring check cart. & lever handles, 2” diameter. flanges w/1/2” NPT female eccentric flanged inlets, 35-1/2H, 15” overhang, 8-1/4” clear, 18” riser, B-0107 spray valve, B-0044-H flex s/s hose, 6” wall bracket

1	Installation Kit, 1/2” NPT nipple, lock nut and washer, short El 1/2” NPT female x male

1	Add-on Faucet, less nozzle, for pre-rinse units

1	Swing Nozzle, 14” (deduct cost of standard nozzle)

1

Easy lnstall Pre-Rinse Unit, wall mount, base faucet w/spring check cart. & lever handles, 2” diameter. flanges w/1/2” NPT female eccentric flanged inlets, 35-1/2H, 15” overhang, 8-1/4” clear, 18” riser, B-0107 spray valve, B-0044-H flex s/s hose, 6” wall bracket

1	Type II Steam Hood. NSF Listed; 18 Gauge Type #304 Stainless Steel; All Stainless Steel w/Baffles; Includes hood hanging materials and hood skirts if required.

1

Dishwasher, door type, high temperature sanitizing w/built-in booster heater, straight-thru design, 60 racks/hour, external Poly Pro Scrap accumulator, s/s construction, electric tank heat, auto fill, includes (1) open & (1) peg rack, ENERGY STAR®

1	Drain water tempering kit (factory installed only)

1

Custom fabricated clean dish table 14 a. stainless steel top sloped to dish machine. 1-5/8” diameter s/s tubular legs and welded 18GA. s/s under shelf. Fabricate per plans and details. Field verify, shop drawing required.

1

Custom Fabricated wall shelf: 16 GA. 304 stainless steel, 12” wide x length on plan. 14 GA.stainless steel knife brackets mounted 48” on center Max. Mounting hardware to be #14 stainless steel truss head screws. G.C. to provide backing for support. Shop Drawing required

18

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

2	Swing Nozzle, 6” (deduct cost of standard nozzle)

1	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Soap Dispenser, wall mounted

1	Paper Towel Dispenser-Wall Mounted

1	Value Line Refrigerated Counter, two-section, with doors, stainless steel top, rear splash, front, interior bottom & sides, aluminum back rear-mounted self-contained refrigeration, 6” casters, 1/3 HP

1

Value Line Refrigerated Counter, Pizza Top, two-section, with doors, stainless steel top with refrigerated pan rail, stainless top, ends & front, ABS interior, side-mounted self-contained refrigeration, 1/3 HP, cutting board

1	Back service counter w/ integral hand sink, stainless steel w/ 6” backsplash & 6” side splash, direct drain at hand sink [Price includes #84.1]

1	Pizza Pro Dough Press, counter model, manual operation, heated upper platen, microprocessor, programmable w/digital read-out, on/off switch, up to 18” diameter, 1450w

1

Ventless Hood, limited type 1 hood for use with specific UL listed appliances, s/s hood with 3-stage filtration: s/s baffle filter for large grease particles, electrostatic air cleaning filter and disposable charcoal odor filter, use with electric ovens & conveyor ovens max. 50kw, rotisseries max. 6.2kw UL, CUL, NSF

1	ILS (Interlocking system)

2	Ansul R-102 Fire Suppression System Electric system, duct system

1	Lincoln Impinger® Countertop Oven, electric, single deck, w/extended 50” conveyor, standard CTI, UL/CSA, 208 V, 29 amps, 1 Ph, 60 Hz, 3 wires, 6 KW

1

Pro-Max® Double Panini” Grill, electric, (1) 14”x28” fixed lower grill, (2) hinged upper grills, grooved cast iron grill plates, thermostatic control with off position, stainless steel front & sides, adjustable feet, 7200w

1

Manual Slicer, 13” diameter Precise Edge knife, top mounted knife sharpener, stainless steel construction, gear-driven, antimicrobial protection, knife cover interlock, dual gear thickness adjustment, EZ-Glide table, open base design, ETL, NSF, 1/2 Hp, 115/60/1, 7 amps

1	Tempered glass display case, custom fabricated, with mid-shelf

1	Counter top for Daily fresh display, Deli/Panini, Pizza, International, material based on

19

1

Custom fabricated service counter at pizza, stainless steel cabinet and doors with stainless steel top, 4” backsplash with 4” with curb and diewall, finished back, field verification and shop drawing required

1

Millwork finish panels at service cabinet for #94, approx. 39’LF LP panel w/reveal lines, includes s/s reveal and acrylic reveal, one section plywood sub top at cabinet approx. 39’LF, one section plywood sub top & brackets at tray rail approx. 28’LF. NIC s/s trim at panel top, NIC S/S tray boxes

1	Tray slide, Material based on Icestone, Tuscan Sunset, with 3” edge and with stainless steel strips.

1

Sneeze guard, custom fabricated s/s with 1”x2” rectangular tubing uprights, 1/2” tempered glass, beveled and polished exposed glass edges, mounting flange, 54” max. Post spacing, NSF standard 2 construction. Includes the following sections: //l. Grille – full service type//2. Salsa - self service type//3. Mexican / hot

1

Entree - full service type 4. Pizza / International – full service type//5. Deli / Panini - full service type//6. Salad Bar - self service type//7. Beverage / Desserts - self service type//8. Soup - self service type

1

Value Line Refrigerated Counter, Sandwich Top, two-section, with doors, 12-pan opening, 10” cutting board, stainless top, front, interior bottom & sides, aluminum back, rear-mounted self-contained refrigeration, 6” casters, 1/5 HP

1	Casters, 3” diameter 4” OA height (set of 4)

1	Toast-Qwik® Conveyor Toaster, horizontal conveyor, countertop design, all bread types toaster, approx. 14 slice capacity/min, electronic controls, color guard sensing system, 3.3 kW

1

Cayenne® Heated Shelf, left aligned, 60L, two-zone heat control, thermostatically controlled maintains even & accurate temperature, stainless steel outer construction, smooth top with welded corners, aluminum core provides even heat distribution, 120V, 905W, 7.5A, 5-15P plug, 20W (front zone 13.4W, back zone 6.6W), total height 5.7H (includes 4” foot), UL, CUL, NSF, USA made

1	Cayenne® Heat Strip, 60” Hard Wired, High Wattage, one-year parts & labor warranty, additional one-year parts warranty on cal-rod element, UL, CUL, NSF, USA made

1

Type I grease exhaust hood w/ lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool;//Ansul Pre-Pipe; All Stainless Steel; Finished Stainless Steel Back; Switch Panel (1 Light Switch, 1 Fan Switch, & 1 Pilot Light); Recessed Incandescent Light, pes 2;//Includes hood hanging materials, hood skirt if required.

1

20

1	skirt if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Constructions. Manual Balancing Damper (8” Tall)

1	Ansul R-102 Fire Suppression System w/Pull Station, including installation labor, miscellaneous materials, and the manufactures equipment for the hoods.

1	Supreme Step-Up Hotplate, counter model, gas, 12” wide, (1) 20,000 BTU front burners, (1) 20,000 BTU elevated back burners, infinite manual controls, safety pilots, 4” adjustable s/s legs, 30,000 BTU

1

Value Line Refrigerated Counter, Sandwich Top, single-section, with door, stainless steel top with eight-pan opening, stainless steel exterior, 3” casters, rear-mounted self-contained refrigeration, Energy Star rated, 1/5 HP, ABS interior

1	5” casters - set of four

1	Supreme Step-Up Hotplate, counter model, gas, 12” wide, (1) 20,000 BTU front burners, (1) 20,000 BTU elevated back burners, infinite manual controls, safety pilots, 4” adjustable s/s legs, 30,000 BTU

1	Counter top for Grille area, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

Stainless steel service counter cabinet, 14 ga s/s top, w/ galvanized curb and utility diewall. Field verification and drawing required.

1

Millwork finish panels at service cabinet for #112.1, approx. 21 ‘LF LP panel w/reveal lines, includes s/s reveal and acrylic reveal, one section plywood sub top at cabinet approx. 21’ LF, one section plywood sub top & brackets at tray rail approx. 21’LF. NIC s/s trim at panel top, NIC S/S tray boxes

1

3-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, 18-8 s/s, drip-free flange, polyurethane foam insulation., 6-5/8” deep well, 1/4 HP compressor, 120V, 4.9A, 5-15P plug, OA dim 41- l/2”x26”, cutout dim 40-3/4”x25-l/4”, 7/8” corner radius, display area length 37-1/2”, 5 business day lead time, USA made

1	Supreme Hotplate, counter model, gas, 12” wide, (2) 20,000 BTU burner, infinite manual controls, safety pilots, 4” adjustable s/s legs, 40,000 BTU

1	Supreme Griddle, counter model, gas, 36” wide x 24” x 1” thick smooth highly polished steel griddle plate, w/3” high s/s rear & side splash, thermostatic controls, safety pilots, legs, 72,000 BTU

1	Supreme Char broiler, counter model, gas, 48” wide, built-in grease channels, infinite manual controls, adjustable legs, 120,000 BTU

1	Spec Line Refrigerated Counter, Griddle Stand, two-section, with drawers, stainless steel top,

21

1	exterior & interior, side-mounted self-contained refrigeration, 1/4 HP, dial thermometer

6” Casters, set of four w/5” wheel- includes credit for legs

Cabinet base extension, custom fabricated stainless steel to extend #117 to 96.

1

Type I Grease Exhaust Hood w/ Lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool;//l 8” Customer & Operator Side, Center 72” AFF;//Ansul Pre-Pipe; All Stainless Steel; Switch Panel (1 Light Switch, 1 Fan Switch, & 1 Pilot Light); Recessed Incandescent Light, pes 6;//Includes hood hanging materials, hood skirts if required.

1

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Constructions. Manual Balancing Damper (8” Tall)

1	Ansul R-102 Fire Suppression System w/ Pull Station, including installation labor, miscellaneous materials, and the manufactures equipment for the hoods.

1	Single Pantry Faucet, with swing nozzle, deck mounted, 6” swing nozzle, single shank with 1/2 “ NPS thread, 1/4” IPS union type tailpiece, lever handle, C” (ORH)

1

2-Well Hot Modular Drop-In W/Thermostatic Controls & Manifold Drains, drip-free flange, ind. drain shutoffs, 6-3/8” DP wells operate moist/dry, dial controls, 1000W per well, 208-240V, 7.2-8.3A, 6-15P plug, OA 28-l/4”x26”, cutout 27-1/2”x25-l/4”, 7/8” corner radius

2

Back service counter w/ integral hand sink, stainless steel w/ 6” backsplash & 6” side splash, direct drain at hand sink, G.C. to provide and install soap & single-service towel dispensers [Price includes #122.1]

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

1	Swing Nozzle, 6” (deduct cost of standard nozzle)

1	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Soap Dispenser, wall mounted

1	Paper Towel Dispenser-Wall Mounted

1	Wall Shelf, 16 GA. stainless steel, 12” wide x length on plan, with hidden brackets, custom fabricated per plan and details, G.C. to provide backing for support

1

Value Line Freezer, Reach-in, single-section, self-contained refrigeration, aluminum interior & exterior, s/s front & doors, std depth cabinet, full-height door, exterior dial-type thermometer, ENERGY STAR®, 1/3 hp

22

1

Solstice High Efficiency Fryers, gas (2) 50 lb oil cap. full tanks, solid state thermostats, boil out & melt cycle, drain valve interlock, matchless ignition, self-clean burner, downdraft protection, drawer filtration, s/s tank, front & sides, total 160,000 BTU (-FF), ENERGY STAR©

1	Built-in bread & batter unit w/dump station to the left side of the two fryers

PFW-1 Built-in food warmer, 750 watts

1

Type 1 back shelf type grease exhaust hood. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; Incandescent Lights; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool;//Ansul Pre-Pipe; All Stainless Steel; Switch Panel (1 Light Switch, 1 Fan . Switch, & 1 Pilot Light); //Includes hood hanging materials, hood skirt if required.

1

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Construction; Manual Balancing Damper (8” Tall)

1	Toast-Qwik® Conveyor Toaster, horizontal conveyor, countertop design, all bread types toaster, approximately 14 slice capacity/min, electronic controls, color guard sensing system, 3.3 KW

1	Wall Shelf, 16 GA. stainless steel, 12” wide x length on plan, with hidden brackets, custom fabricated per plan and details, G.C. to provide backing for support

1	Back service counter, custom stainless steel per plan and details, G.C. to provide backing for support [Price includes #133.1]

1

Spec Line Heated Cabinet, Reach-in, single-section, std depth cabinet, exterior digital thermometer, adjustable wire shelves, cylinder locks, full-height, stainless steel exterior, aluminum interior, adjustable s/s legs

1	Casters in lieu of legs - set of four 6” high w/ 5” wheel, swiveling with side brakes

2	Service counter top & edge, custom fabricated per plan and details [Price includes #138.1]

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

1	Swing Nozzle, 6” (deduct cost of standard nozzle)

1	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Soap Dispenser, wall mounted

1	Paper Towel Dispenser-Wall Mounted

Value Line Refrigerator, Reach-in, single-section, self-contained refrigeration, aluminum sides & interior, s/s front & doors, std depth cabinet, full-height door, exterior dial-type

23

1	thermometer, casters with brakes, ENERGY STAR®, 1/3 HP

1

4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25-l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1	Counter top for Salsa, Mexican, Hot Entree, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1	Stainless steel service counter cabinet, 14 gas s/s top, w/ galvanized curb and utility diewall. Field verification and drawing required. [Price includes #150]

1

Millwork finish panels at service cabinet for #145.1, approx, 34’LF LP panel w/reveal lines, includes s/s reveal and acrylic reveal, one section plywood sub top at cabinet approx. 34’LF, one section plywood sub top & brackets at tray rail approx. 34’LF. NIC s/s trim at panel top, NIC S/S tray boxes

1

3-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/4 HP compressor, 120V, 4.9A, 5-15P plug, OA dim 41 -l/2”x26”, cutout dim 40-3/4”x25-l/4”, 7/8” corner radius, display area length 37-1/2”, 5 business day lead time, USA made

1

3-WELL HOT MODULAR DROP-IN W/THERMOSTATIC CONTROLS & MANIFOLD DRAINS, drip-free flange, ind. drain shutoffs 6-3/8D wells operate moist/dry, dial controls, 1000W per well, 208-240V, 10.8-12.5A, 6-20P plug, OA 41-l/2”x26,cutout 40-3/4”x25-l/4”, 7/8” corner radius

1	Single Pantry Faucet, with swing nozzle, deck mounted, 6” swing nozzle, single shank with 1/2” NPS thread, 1/4” IPS union type tailpiece, lever handle, C” (ORH)

1

Pro-Max® Two-Sided Grill, electric, 14”xl4” fixed lower grill, hinged upper grill, HD smooth cast aluminum grill plates, thermostatic control, rear grease receptacle, stainless steel front & sides, 1800w

1	Single Pantry Faucet, with swing nozzle, deck mounted, 6” swing nozzle, single shank with 1/2” NPS thread, 1/4” IPS union type tailpiece, lever handle, C” (ORH)

1

4-Well Hot Mod Drop-In W/Thermostatic Control & Manifold Drains, drip-free flange, ind. drain shutoff, 6-3/8” deep wells operate moist/dry, dial controls, 1000W per well, 208-240V, 14.4-16.7A, 6-30P plug, OA 54-3/4”x26”, cutout 54”x25-l/4”, 7/8” corner radius

1	Volume damper

1	Counter top for Salad Bar, material based on Zodiac, Caroli Red 06, with tray slides and 3” eased edge and stainless steel strips

Salad bar, 1 section cabinet approx. 1 l’Lx5’Dx approx. 30’LF IP panels with reveal lines

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1	includes s/s reveal lines (no Acrylic), one section plywood sub top at cabinet, one section plywood sub top and brackets @ tray rail approx. 36’LF, NIC s/s tray boxes.

1

4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25- l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1

4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25- l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1

4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25- l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1

4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25- l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1

Oasis® Self-Service Refrigerated Open Air Screen Case, 71L, 81H, self-contained Breeze refrigeration system, (4)non-lit adjustable metal shelves (15D), top light, black interior, (2) full end panels, 4D removable wall spacer brackets, casters

1
Interior: Stainless steel, in lieu of standard black
1
Header: Stainless steel (straight header style required)
1
Upper front panel: Flat, Stainless steel
1
Lower base: Stainless steel
1
Left end panel: Full Mirrored interior w/stainless steel exterior
1
Right end panel: Full Mirrored interior w/stainless steel exterior
1
Rear loading hinged doors, locking

Add Lights to standard shelves (4)
1
Security cover: Removable Locking
1
1

Oasis® Self-Service Refrigerated Open Air Screen Case, 71L, 81H, self-contained Breeze refrigeration system, (4)non-lit adjustable metal shelves (15D), top light, black interior, (2) full end panels, 4D removable wall spacer brackets, casters

25

1
Interior: Stainless steel, in lieu of standard black
1
Header: Stainless steel (straight header style required)
1
Upper front panel: Flat, Stainless steel
1
Lower base: Stainless steel
1
Left end panel: Full Mirrored interior w/stainless steel exterior
1
Right end panel: Full Mirrored interior w/stainless steel exterior
1
Rear loading hinged doors, locking

1	Add Lights to standard shelves (4)

Security cover: Removable Locking

1	Countertop for Beverage, Desserts Counter, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1

Beverage counter. One section cabinet 23’6” Lx 2’6Dx 3’H, 12 each LP doors, no reveal lines, one section plywood sub top at cabinet, one section plywood sub top & brackets @ tray rail approx. 23’6” L, NIC brushed s/s trim.

1

4-Pan Frost Top Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, recessed drip flange with drain, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, Overall dim 54-3/4”x26”, cutout dim 52-l/2”x23-3/4”, 7/8” corner radius, display area length 48-3/4”, 5 business day lead time

1 1

Horizon Satellite-Fill Ice Maker, air-cooled, self-contained condenser, for Vision low-profile ice and beverage dispensers, up to 1100 lb production of Chewblet® ice in 24 hrs., 208-230/60/1 Water filter system (one per icemaker) for 1000 and 1400 series machines

1	Horizon Satellite-Fill Ice Maker, air-cooled, self-contained condenser, for Vision low-profile ice and beverage dispensers, up to 1100 lb production of Chewblet® ice in 24 hrs., 208-230/60/1

Water filter system (one per icemaker) for 1000 and 1400 series machines
1
Counter top for Soup area, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips
3
One section cabinet 4’9Lx2’Dx3’H, 3 each LP doors, no reveal lines, one section plywood sub top at cabinet, one section plywood sub top & brackets @ tray rail approx. 4’9” L, NIC brushed S/S trim.
1

26

Pot Filler Faucet, deck-mounted, double-joint nozzle, 24” long, with insulated off-on control valve at outlet, 1/2” IPS female inlet, adjustable flange
1
1

Soup Well, Modular Drop-In W/Infinite Control, holds one 11 qt inset, sis well, 3/4” drain, power cord, control cord for remote installation, diameter over flange 12-13/16”, cutout diameter 12-1/4”, well outer diameter 12”, 120V, 720W, 6.0A, 5-15P, UL, CUL, NSF4, USA made

1	Counter top for P.O.S stations, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1

Two each POS counters, approx. 3’6Lx3’Dx3’H, 1 drawer and 2 doors per cabinet, no reveal lines, 4 each H/D casters per unit, 1 each section plywood sub top per unit, 2 each section plywood sub top & brackets at tray rail approx. 8’LF

LP top for item #190.1, one section 12’: x 2D with back and end splashed.
1
1	Condiment counter, one section cabinet 12’Lx2’Dx2’10H, 6 each LP clad doors, no reveal lines, one each LP condiment rails 5’L, one each plywood sub top at cabinet Subtotal - material

1

(a) Install 2 walk-in coolers and 1 walk-in freezer, 1 rx40’x8’ high with all necessary trim and enclosures and 120 day labor warranty//(b) Install insulated sub-floor for freezer//(c) Install, start up and adjust Coldzone rack system items A thru G with line sets already installed and 120 day labor warranty

1
Option 1-year labor warranty
1
Drilling pilot holes for sneeze guards and sneeze guard lighting wiring through Icestone counter tops

Install Hood # 44, 44.1, 74, 86, 102, 118, 130, wall flashings, hood skirts, sneeze guards, custom fabricated stainless steel and buy out equipment including item# 94.A. 84.1, 133.1, 138.1 and 122.1

Stage and delivery

Install all millwork units including item# 94.2, 112.2, 145.2, 157.1, 166.1, 180.1, 185.1, 190.1. 190.

INTERIOR PARTITIONS

I.                DEMISING PARTITIONS

J.                3 5/8” x 25 min. gauge metal studs @ 16” on center.

K.           5/8” gypsum wallboard one layer each side of studs.

L.             From floor slab to underside of concrete and metal deck floor/roof structure.

M.         Two rows of continuous acoustical sealant – top and bottom racks.

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N.            R-8 Batt type fiberglass insulation between studs in partition cavity.

O.            Partition taped smooth and sanded to level 4 finish to receive paint or wall covering.

P.              Fire caulk @ partition and metal deck as required by City of San Diego.

Q.            Provide minimum opening above ceiling as required for return air, with sound boots.

R.            Provide diagonal bracing at staggered as required by code.

S.              No back-to-back electric or data outlets.

T.             Provide screw-on corner beads at all corners.

II.           ONE-HOUR WALL

J.                Same as demising partition with fire dampers as required for penetrations and return air. Type X 5/8” wallboard shall be fire taped where fire ratings are required.

III.      TYPICAL INTERIOR PARTITION

J.                3 5/8” – 25 gauge metal studs 24” on center maximum terminating at twelve (12) inches above suspended ceiling (20 gauge when supporting wall mounted cabinets or equipment). Extend to underside of concrete at Executive offices only.

K.           5/8” Gypsum wallboards one layer each side of studs.

L.             Intended for 9’-0” ceiling height (U.O.N.).

M.         Provide diagonal bracing per code.

N.            R-8 Batt type fiberglass insulation between studs in partition cavity.

O.            Partition taped smooth and sanded to level 4 finish to receive paint or wall covering.

P.              Provide screw-on corner beads at all corners.

Q.            No back-to-back electric or data outlets.

IV.       PERIMETER DRYWALL (where required)

J.                5/8” gypsum wallboard, one layer on existing framing per plans. Batt insulation to remain.

K.           Height – floor slab to 12” above ceiling, where occurs. Extend to underside of concrete at Executive offices only.

L.             Provide seal with caulk between gypsum board and window mullion if it is required.

M.         Gypsum wallboard taped smooth and sanded to level 4 finish to receive paint or wall covering.

N.            Provide screw-on corner beads at all corners.

V.            COLUMN FURRING

J.                5/8” gypsum wallboard, one layer on 2 ½” 25 gauge studs.

K.           Height – floor slab to 12” above ceiling grid or to the deck above. Extend to underside of concrete at Executive offices only.

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L.             Gypsum wallboard taped smooth and sanded to level 4 finish to receive paint or wall covering.

M.         Provide screw-on corner beads at all corners.

VI.       GLASS PARTITION & CLERESTORY WINDOWS

J.                1” W x ¾” H continuous, satin chrome finish aluminum “U” channel, top anchored to grid every 24” and anchored directly to slab at bottom. Allow for floor deflection in sizing glass. Clear silicone caulk typical head and sill condition provide neoprene setting blocks. 3/8” clear tempered glass, butt-joined, polished edges.

K.           Clerestory windows at each office with satin chrome frame.

DOORS, FRAMES, HARDWARE AND INTERIOR WINDOWS

I.                WOOD DOORS

A.            Tenant Entry and Interior Door:

A.	Manufacturer:	Marshfield or Equal

B.	Species:	Clear Maple. Finish to be approved by Interior Design Department

C.	Cut:	Quartered

D.	Finish:	Clear finish: 0-95

E.	Note:	Solid core 3’-0” x 8’-0” x 1 ¾” doors. Doors shall match existing core doors in finish, material and appearance. Undercut doors ½” and finish all edges including top and bottom

F.	Rating:	20-minute/per code

G.	Location:	Tenant Entry door at 1-Hour Corridor

II.           DOOR FRAMES

J.                60 Minute Frame

A.	Manufacturer:	Dual Lock

B.	Product:	Avalon Phoenix

C.	Finish:	Powder clear

D.	Label:	60-minute

E.	Location:	1-Hour Stair enclosure, 1-Hour Passageway and Enclosure

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K.           20 Minute Frame

A.	Manufacturer:	Dual Lock

B.	Product:	Avalon Eagle

C.	Finish:	Powder Clear

D.	Label:	20-minute

E.	Location:	1-Hour Corridor

L.             Non-Rated Frame

A.	Manufacturer:	Dual Lock

B.	Product:	Avalon Eagle

C.	Finish:	Powder Clear

D.	Label:	Non-rated

E.	Location:	Interior Tenant Doors

III.      DOOR HARDWARE

J.                Single Tenant Entry Door at 1-Hour Passageway and 1-Hour Corridor:

Qty.	Subtype	Item Description
4 pr	Hinge	Ives, 3CB1 4. 5 x 4.5 NRP, 630
1	Office lockset	Falcon, LM521-DG, 626 less cylinder
with Schlage Mortise cylinder 30-008 by Falcon cam, Keyway:
“Everest” C.
1	Closer	Door-o-Matic, SC81FC-DS, 689

K.           Double Tenant Entry Doors

Qty.	Subtype	Item Description
8 pr	Hinge	Ives, 3CB1 4. 5 x 4.5 NRP, 630
1	Office Lockset	Falcon, LM521-DG, 626 less cylinder
with Schlage Mortise cylinder 30-008 by Falcon cam, Keyway:
“Everest” C.
1 set	Auto Flush Bolts	Ives, FB31P, 630
1	Dust Proof Strike	Ives, DP1, 626
2	Floor Stop	Ives, FS441, 626
2	Closers	Door-o-Matic, SC81FC-DS, 689
1	Coordinator	Ives, COR52-FL20 w/ MB, 628
1	Astragal	PEMKO, 355CS (Cut for Flush Bolts Face).

L.             Single Tenant Doors (non-rated)

Qty.	Subtype	Item Description
4 pr	Hinge	Ives, 3CB1 4. 5 x 4 NRP, 652

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1	Latch set	Schlage, L9010 93A, 626

IV.	INTERIOR WINDOWS

	J.	Clerestory windows at each private office with ¼” thick clear tempered glass double glazing with ½” sealed air gap for acoustical value with anodized aluminum finish frame.

SUSPENDED ACOUSTICAL CEILING

I.	Corridor Suspended Ceiling System (intended to match existing, verify):

	A.	Product:	Armstrong, Cirrus 2’x2’ with beveled tegular edge. Grid: Superfine XL 9/16” exposed tee system

	B.	Dimension:	24” x 24”

	C.	Color:	Matte white

	D.	Note:	Steel T-bar grid system with wire suspension and seismic bracing per code.

	E.	Location:	Typical U. N.O.

	F.	Mounting Ht:	9”-0” above finished floor (match existing), unless noted otherwise.

II.	Floating Hard Lids - All conference rooms and building core with a level 4 finish and flat finish paint and LED cove lighting.

CABINETS

I.

High-pressure plastic laminate top and backsplash (Wilsonart, Nevamar or Formica) on 1-1/2” thick MDF substrate. All exposed sides and fronts of cabinets to be high-pressure plastic laminate on ¾”  MDF substrate. Interior cabinet & adjustable shelves to be low pressure laminate (Black Melamine) on ¾” MDF substrate. All edge banding to be 1mm PVC with color to match adjacent.

II.	Hardware:

	J.	Door and drawer pulls: Hafele 115.70.003

	K.	No Blum box hardware

WINDOW COVERINGS

I.	Exterior Window Covering @ private offices and open office: Fabric shade

	A.	Product:	Mecho Shade Thermoveil 1000 Series Dense Vertical Weave

	B.	Color:	1011 Porcelain

	C.	Opening:	3%

II.	Exterior Window Covering @ conference rooms: Fabric shade

	J.	Product:	Mecho Shade Thermoveil 1000 Series Dense Vertical Weave with Blackout

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	K.	Color:	1011 Porcelain

	L.	Opening:	3%

FIRE/LIFE/SAFETY

I.	Fire Sprinkler Heads

	A.	Sprinklers shall be U.L. listed, factory approved and provided in accordance with Uniform Fire Code requirements as enforced by the local jurisdiction.

	B.	Heads to be white pendant pop-down reliable, model G-1 concealed automatic sprinkler head.

	C.	Location of sprinkler heads to be approved by the architect. Sprinkler heads shall be located in the center of ceiling tile

	D.	All final sprinkler locations to be approved by Client.

II.	Smoke Detector

	J.	Smoke detectors shall be U.L. Listed and Factory approved. Manufacturer make and model shall match detectors currently installed.

	K.	Install where applicable per code, location to be approved by Architect and Client.

III.	Exit Signs

	J.	Manufacturer: Lithonia Lighting, edge lit exits, recessed ceiling mounted LED housing, green letters on a clear panel background or equivalent.

IV.	Fire Extinguisher and Cabinet

	J.	Manufacturer:	J.L. Industries

	K.	Cabinet:	Ambassador #1017-V-10,

	L.	Options:	FE Letters in Red or FE Letters Vertical on Glass

	M.	Extinguisher:	2A10BC

	N.	Note:	Paint cabinet to match adjacent wall location of cabinets per plan.

HEATING, VENTILATION, AIR CONDITIONING, & PLUMBING

I.

Scope of Work: The contractor shall provide all required labor, materials, equipment and contractor’s services necessary for complete and safe installation of Heating, Ventilating, Air Conditioning (HVAC), Plumbing, and Fire Protection Work in conformity with requirements of all Authorities having jurisdiction. The consulting engineer shall prepare documents, including California’s Title 24 calculations, as necessary for permit and construction.

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	A.	The building HVAC system shall be capable of supporting the final occupancy load that is contemplated on Lessee’s furniture plan as well as for lessee’s future occupancy load projections.

	B.	The Architect and Engineering Consultants shall design the HVAC system as required for a complete operating system to meet the following criteria:

		1.	Zone temperatures shall maintain between 70 °F and 75 °F for outside design conditions as indicated below.
		2.	Provide fresh air ventilation to meet ASHRAE requirements and local state codes.

C.

Provide digital control system equipment with ~~room sensors in lieu of~~ themostats in each zone with reset buttons, and all necessary interfaces as required for connection to the existing Direct Digital Control (DDC) building management system.

		1.	Provide temperature controls utilizing programmable electronic (or sensors) thermostats by a centralized BMS with remote sensors.

2.

Outside Design conditions shall be indicated in the ASHRAE latest fundamentals “Weather Data” for the city with the closest proximity to this facility utilizing the following frequency levels: Winter: 99% design dry-bulb/ Summer: 1% design dry-bulb and 2.5% wet-bulb

	D.	Plans shall indicate locations of all units, ductwork, ~~VAV boxes,~~ and supply and return diffusers and grilles, controls, and exhaust fans.

E.

After completion of all HVAC work, the contractor is to perform commissioning of the entire system servicing Lessee’s space in accordance with ASHRAE and NEBB standards. Each piece of equipment shall be checked for proper installation and operation. The Contractor shall balance all systems and provide Lessee’s Project Director with a copy of the balancing report indicating the system is within 10% of design.

	F.	Provide space temperature control during the period Lessee’s move in furniture and fixtures.

	G.	DO not locate any HVAC equipment or units above the ceiling of ther Server Room(s) other than those specifically designed to serve that space.

	H.	Provide a one (1) year warranty and complete maintenance for one (1) year including all parts and labor on all HVAC equipment.

II.

The basic installation for tenant suite shall include complete heating, ventilating, and air conditioning systems, outside air distribution, and relief air distribution for a typical standard office environment

33

during normal office hours. The T.I. contractor shall furnish and install all materials and equipment necessary to provide complete and operational air conditioning systems in the tenant space, including but not limited to the following:

A.	Requirements shall be in accordance with Title 24 and all other applicable codes.

B.

Diffusers core shall have curved, adjustable blades, and shall be capable of delivering 1-way, 2-way, 3-way, or 4-way horizontal ceiling patterns and shall be adjustable to obtain a downward airflow pattern. Diffuser must have high anti-smudge characteristics with center aspiration.

C.	Material shall be steel. Finish shall be standard white baked enamel.

D.

Perforated ceiling diffusers shall be tested in accordance with ANSI/ASHRAE Standard 70-1991.  Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 comparison method.

E.	Ductwork:

1.

Supply ducts, return ducts, and exhaust ducts plenum chambers, housing, and panels shall be fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specification A-653. Zinc-coating shall be of the “commercial” class.

a.

Insulated low-pressure flexible duct shall be a factory fabricated assembly consisting of a zinc-coated spring steel helix, nonperforated inner liner consisting of a zinc-coated wrapped with a nominal 1½” thick fiberglass insulation. The assembly shall be sheathed in vapor barrier jacket. The composite assembly, including insulation and vapor barrier, shall meet the Class 1 requirements of flame spread of 25 or less, smoke developed of 50 or less as set forth in NFPA Bulletin 90-A and be labeled by Underwriters’ Laboratories, Inc.

b.

Flexible ducts shall be installed in a fully extended condition free of sags and kinks, using only the minimum length required to make the connection. Where horizontal support is required, flexible duct shall be suspended on 36” centers with a minimum of ¾” wide flat banding material.  All joints and connections shall be made in accordance with the recommendations of Underwriters’ Laboratories, Inc. for jointing material. Connections to rigid sheet metal shall be made with minimum ½”’ wide collar positively clamped and secured with screws or other approved fastening.

		c.	Flexible ducts shall be supported with 2” wide, 28-gage steel collar attached to the structure with an approved duct hanger. Installation shall minimize sharp radius turns or offsets.

		d.	Maximum length of flexible duct shall be 8’ 0”.

		e.	Water source heat pump supply and return air plenums shall be sized to deliver airflow at a

34

maximum velocity of 1000 ft/min.

2.

Ductwork fabrication and installation shall conform to the recommendation of the latest edition of the Duct Construction Standards Metal and Flexible as published by the Sheet Metal and Air Conditioning Contractors National Association, Inc. (SMACCNA).

		3.	Ductwork Insulation

			a.	Install thermal insulation on clean, dry surfaces after testing, inspection, and approval in strict accordance with the manufacturers’ recommendations.

			b.	All insulation shall meet Title 24 requirements.

c.

Insulate all concealed supply and return air ducts with flexible glass fiber insulation with factory applied reinforced foil-kraft facing. Manville R-series, Microlite, or approved equal. Thickness shall be lined with 1½” minimum thickness, density 1.0 pcf. Insulation seams shall be taped.

	F.	HVAC Units

1.

WSHP:  Carrier standard efficiency model 50RHC(12.0 EER Minimum) or approved equal, suspended above ceiling with horizontal inlet and discharge, with factory autoflow control hose kit, overflow condensate switch, and solenoid shut-off valves. Solenoid valve shall be Belimo or owner approval equal and shall be fully compatible with the building automation system(BAS).

		2.	Size and location per mechanical engineering plans.

	G.	Testing & Balancing

1.

At the completion of each tenant improvement, an independent test and balance agency, certified by AABC or NEBB, shall provide a complete test and balance document verifying that the specified performance is being achieved.

	H.	Structural Calculations

		1.	Where it is required by code, mechanical units shall require structural engineering calculations for city approval.

CABLING

I.	Scope of Work: The contractor shall provide all requirements as specified below to accommodate cabling for Owner’s selected vendor.

II.	Each Workstation shall receive:

	A.	(2) Category 5e, 4 pair cables

35

	B.	(1) 1 ¼” conduit required for every four workstations

III.	Each Reception Desk shall receive:

	J.	(2) Category 5e, 4 pair cables
	K.	(1) ¾” conduit required for desk

IV.	Each Office shall receive:

	J.	Two locations, as specified on plan, each with (2) Category 5e, 4 pair cables
	K.	(1) 1 ¾” conduit stub from box to ceiling

V.	Each Reception/Waiting Area shall receive:

	J.	(2) Category 5e, 4 pair cables
	K.	(1) ¾” conduit required for specified location

VI.	Each Conference Room shall receive:

	J.	(4) Category 5e, 4 pair cable within each table floor box (quantity of table floor boxes determined by table size and usage).
	K.	(1) 1” conduit stub for each table floor box

VII.	Each Bizhub shall receive:

	J.	(2) Category 5e, 4 pair cables behind the actual printer
	K.	(1) ¾” conduit stub from box and standard height to ceiling
	L.	(2) Category 5e, 4 pair cables required for single gang cut in box for “Equitrac” card reader installed at 43” high. (Printer location determined during planning phase)
	M.	(1) ¾” conduit stub for gang box to ceiling required for “Equitrac”.

VIII.	If Conference Room Scheduler (Room Wizard) is required:

	J.	(2) Category 5e, 4 pair cables required at door entrance of Conf. Room
	K.	(1) ¾” conduit stub from box to ceiling

IX.	Each IDF and MDF shall receive the following equipment:

	J.	45 Cisco 3750 switches
	K.	(2) Cisco 4506 switches
	L.	(50) WAPS
	M.	(2) Cisco 5508 WLAN controllers
	N.	Servers and storage for DNS,DHCP,DC.
	O.	ACS software
	P.	See supplemental documents for overall requirements for IDF rooms

***Formal request documents will be submitted by BTS (IT)

AUDIO VISUAL REQUIREMENTS

I.	Scope of Work: The contractor shall provide all requirements as specified below to accommodate audio visual requirements listed below:

II.	Medium Conference Room (12-15 employees):

	A.	(1) 84” Da-Lite Tensioned Advantage Electrol Screen
	B.	(1) LCD Projector Ceiling Mount w/lift – motorized

36

	C.	(1) MLC Control – Extron 104 IP Plus

	D.	Ceiling speakers

	E.	VGA w/audio at Table 192 interface

	F.	House PC 109 Interface

	G.	Data/Power and Analog phone line at conf. table

	H.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)

III.	Large Conference Room (18-20 employees):

	A.	(1) 100” Da-Lite Tensioned Advantage Electrol Screen

	B.	(1) LCD Projector Ceiling Mount w/lift – motorized

	C.	(1) MLC Control – Extron 104 IP Plus

	D.	Ceiling speakers

	E.	VGA w/audio at Table 192 interface

	F.	House PC 109 Interface

	G.	Data/Power and Analog phone line at conf. table

	H.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)

IV.	Video Conference Room (18-20 employees):

	A.	(1) 100” Da-Lite Tensioned Advantage Electrol Screen

	B.	(1) LCD Projector Ceiling Mount w/lift – motorized

	C.	(1) AMX Ni3100 Touch Panel w/wm docking station

	D.	Ceiling speakers

	E.	VGA w/audio at Table 192 interface

	F.	House PC 109 Interface

	G.	Data/Power and Analog phone line at conf. table

	H.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)

	I.	HD Codec

	J.	Wall mounted Polycom HDX EagleEye Camera

	K.	Hard wired for video conferencing

	L.	Audio Processor and MX396 Shure table mics

	M.	Switcher for router

PLUMBING

V.

Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor’s services necessary for complete and safe installation of Plumbing Work in conformity with requirements of all Authorities having jurisdiction. The contractor or consulting engineer shall prepare documents as necessary for permit and construction.

37

VI.	Plumbing Biz Hub Sink and Faucet

	A.	Faucet: Elkay, LK4162, ADA, Single Lever Faucet w/swing spout.

	B.	Single Sink: Elkay, LRAD1722, Single Bowl 17”x 22”

	C.	Double Sink: Elkay, LRAD3319, Double Bowl, 33”x22”

VII.	Tenant suite shall be provided with individual, electric, instantaneous-type hot water heaters.

ELECTRICAL

I.

Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor’s services necessary for complete and safe installation of Heating, Ventilating, Air Conditioning (HVAC), Plumbing, and Fire Protection Work in conformity with requirements of all Authorities have jurisdiction. The contractor shall prepare design-build documents, including California’s Title 24 calculations, as necessary for permit and construction.

A.

Provide all emergency lighting, exit signs, fire alarm speakers, strobes, etc., as required by local and state building codes and in compliance with the American with Disabilities Act (ADA), local and state accessibility requirements and NFPA. All emergency and egress lighting shall be on the emergency power system where applicable or have emergency battery power.

	B.	The following shall be the minimum number of outlets provided for each work area, unless otherwise noted.

		A.	Workstations: (2) duplexes- 1 for convenience and 1 for PC

		B.	Private Office: (3) duplexes- 2 for convenience and 1 for PC

		C.	Exec. Office: (4) duplexes- 3 for convenience and 1 for PC

		D.	Corridors/Open Areas: 120 V duplex to accommodate cleaning service equipment so cleaners can reach all areas utilizing a 50’ cord.

	C.	Electrical stub outs for Exterior Signage.

II.	Standard tenant light fixture:

	A.	2x2 Recessed Indirect with 2 lamps
Fixture - Lithonia – 2AVG 317 MDR MVOLT GEB10RS
Lamp - Sylvania - Octron XPS F017/835XPS/ECO
Ballast - Sylvania - Prostart PSX QTP 3x32T8/UNV PSX

	B.	2x4 Single Recessed Indirect with 2 lamps
Fixture – Lithonia – 2AVG 232 MDR MVOLT GEB10RS
Lamp - Sylvania - Octron XPS F032/835XPS/ECO
Ballast - Sylvania - Prostart PSX QTP 3x32T8/UNV PSX

	C.	6” Recessed Downlight
Fixture – Calculite Compact Fluorescent open downlight 8051
Lamp - Sylvania - CF32DT/E/IN/EOL ECO
Ballast - QTP2x26CF/UNV

	D.	Linear downlights
Fixture - Focal Point, Avenue B, MR16

38

Location — Conference rooms

	E.	Linear downlights Fixture - Focal Point, Avenue B, Flush lens Location — Biz Hubs/Elevator Lobbies

	F.	Controls
All fixtures inside conference rooms dimmed and controlled by Lutron’s Grafik Eye 3000 series control that is interfaces with AV and motorized shades.

III.	Wall switches and receptacles: Leviton, Decora Series, color: white

EXTERIOR SIGNAGE

A.	Building design to accommodate all necessary access points, structural supports and electrical infrastructure to allow industry standard installation practices.

B.	BPE requires that exterior signage be the maximum allowed by the Sign Code.

C.	BPE requires exterior building signs on every qualifying elevation and high rise signage when available by code.

D.

BPE requires building entrance identification. All sign types must be maximum height, square footage and quantities allowed by code. In all sign types internal illumination is required unless prohibited by code.

SECURITY

I.

Scope of Work: The contractor shall provide all requirements as specified below to accommodate Owner’s security system, card readers, cameras, sensors (compatible with Brivo & Tagmaster), electronic locking hardware and DVR equipment, including but not limited to the following:

II.	General Assembly Space - First Floor

	J.	20+ doors with badge readers, sensors and electronic latching equipment
	K.	Elevators with badge readers and cable runs
	L.	20+ Cameras for entry, IDF, Fitness, Cafeteria, Corridors, Mailroom, etc.

III.	Admission Space –with balcony space

	J.	10+ doors with badge readers, sensors and electronic latching equipment
	K.	8-10 Cameras for entry and IDF

IV.	Admission Space - without balcony space

	J.	5+ doors with badge readers, sensors and electronic latching equipment
	K.	5+ cameras for entry and IDF

V.	Corporate Space

	J.	10+ doors with badge readers, sensors and electronic latching equipment
	K.	5+ cameras for entry and IDF

VI.	Executive Space

	J.	10+ doors with badge readers (special painted faceplate to match wall), sensors and electronic latching equipment
	K.	10+ cameras for entry and IDF

39

VII.	General Specifications:

	J.	(1) UPS for DVRs

	K.	Prox Point Plus reader specified for Executive Floors or when flush plated readers are required

	L.	Thinline II reader (standard)

	M.	Schlage Hardware Trim style #17with #626 Satin Chromium Plated finish

	N.	(1) conduit and j-box required per electronic latching door hardware

	O.	Cores between floors, as well as, sleeves through firewalls for cable runs and connections.

3.2 Section 2 Finishes and Materials

FLOOR COVERING

Product	Manufacturer	Pattern-Color	Remarks

Carpet Tile	Mohawk		34oz carpet tiles.
1/4 turn installation
CPT1	Lees	Custom Jacket (light)50001-B7012	U.O.N.
CPT2	Lees	Custom Jacket (dark) 50311-C0573
CPT3	Lees	Custom Jacket (Dark w/red stripe)
(#50311-C0980)
CPT4	Lees	Red Custom - GT012-402
(Color: Dolman)
CPT5	Karastan	Karastan “Symphonic Pulse”
Color: #371 Suite

Broadloom carpet CPT6 CPT7 CPT8 CPT9	Mohawk-Lees (Border Carpet) Atlas Carpet Mills (Inset Carpet) Mohawk-Karastan (Border Carpet) Mohawk-Karastan (Inset Carpet)	Truth In Color – GL-020, 534 Coffee Bean Contempo - CT08 Honey Nut Groovin – DC084, 898 Penny Loafers Enlightened Modular DT136 Color: 1291 Organic	34oz carpet rolls Conference rooms only. Border carpet with a different pattern for inset under conference table.

Executive floor			34oz carpet tiles.
Carpet tile			¼ turn installation
U.O.N.
CPT 10	Constantine	Nexus C390C96, Peachtree and
Piedmont

40

CPT 11	Shaw Contract	Dissolve, 59556. Color: 111

Executive floor Broadloom carpet CPT 12 CPT 13 CPT 14 CPT15	Mohawk-Lees (Border Carpet) Bentley Prince Street (Inset Carpet) Karastan Karastan	Truth In Color — GL-020, 544 Chocolate Building Eutopia, Birchcreek Pascal KC111, #728 Café AU Lait Symphonic Pulse, KC155, Staccato	34oz carpet rolls Conference rooms only. Border carpet with a different pattern for inset under conference table.

Ceramic/Porcelain tile and stone			Through color.
F1	Dal-Tile	#P690	Cafeteria stone
F2	Dal-Tile	#P687
F3	Dal-Tile Quarry Tile	#0T08 Sahara Sand

Rubber Flooring	Ecosurface Recycled		Fitness Room
Rubber
EcoMax 3.2 mm thick
RF1	(UNO)	#806 Bedrock
RF2		#810 Rollin Stone

VCT			Storage Rooms

VCT1	Mannington Commercial	#183 Prairie Sand
VCT2		#219 Toffee

VCT3 VCT4 VCT5 VCT6	Mannington Commercial	Create, Toffee 100, Diamonds Create, Sierra 104, Circles Create, Corrugated 105, Rectangles Create, Gold Rush 108, Rectangles	Lunch Room/Biz Hubs *Pattern to include: -30% Diamonds and Circles -70% Rectangles

VCT-SDT	Armstrong	Imperial Texture, Standard Excellon	IDF, MDF

Executive Wood			Executive Biz Hubs
Vinyl floor			48”-64” W plank sizes

VF 1	Parterre, vinyl wood planks	Espresso

Rubber base			Throughout UON
RB1	Johnsonite	#45 Sandalwood
RB2	Johnsonite	#120 Silk	Continuous Roll
RB3	Roppe	#631 Sahara
RB4	Burke	#201 Chocolate

41

MILLWORK
High pressure plastic laminate			Millwork c-tops and faces UON

PL1	Formica	#7813-SP Cardboardz Solid	Cabinets
PL2	Formica	#3698-58 Beluga Beige	C-tops/backsplash
PL3	Nevamar	#WZ0028PV Kona Blend	Cabinets
PL4	Nevamar	#3698-58 Beluga Beige	C-top/backsplash

Quartz counter tops	Caesar stone or equal	TBD	For reception desk and cafeteria counter tops

Hardware pulls	Hafele 115.70.003	Satin nickel Horizontal install on drawers Vertical install on doors	Use on all cabinet doors and drawers

PAINT
Interior paint			Eggshell/Loglow throughout UON
P1	Sherwin Williams	Dover White #SW 6385
P2		Latte #SW 6108
P3		Eaglet Beige #SW 7573
P4		Compatible Cream #SW 6387
P5		Hopsack #SW 6109
P6		Buff #SW 7683
P7		Sable #SW 6083
P8		Meadowlark #SW 7522
P9	Frazee	Lava Cake CLC 1289N

FEATURE WALLS
Specialty finish product	3form/Moz Metal or equal	TBD	2 feature walls per floor. Design should be different at each floor as specified by Design Department.

42

SUPLEMENTAL BTS (IT) REQUIREMENTS

43

Project: 8620 Spectrum Center Lane	Document: Business Requirements Document
MDF/IDF

Intranet Project ID: #1942	Document ID: TBD	Revision Number: 1.0

SECTION I:           INTRODUCTION

1.     PURPOSE: This document describes the Business and IT Requirements for Project #1942 – Spectrum Center Lane.

2.     OBJECTIVES: Provide clear and concise documented requirements to disseminate correct information to all parties involved in the project.

SECTION II:          CURRENT STATE

1.     AV Business Requirements are based on historical experience and improvements required.

SECTION III:         BUSINESS REQUIREMENTS

1.     Business Infrastructure (IT) Requirements

SECTION IV:         CHANGE CONTROL PROCESS

1.     Change to the signed Business Requirements Document will be issued by the Business Analyst pursuant to the Business Requirements Change Control Document.

Item	Description
IT_MDF/IDF_01	All Floors IDF and 6th floor MDF (*See attached drawings)
• The current preliminary floor plan shows a wall between the IDF and MDF room on the 6th Floor. We want to remove the wall to allow for UPS Cabinets.
• UPS Cabinets will need support for up to 12,000lbs
• Please see attached Visio drawings that show scaled requirements and location requirements for the MDF/IDF Room on the 6th floor as well as IDF requirements for all other floors

Confidential Document	Date: 11/12/2008

44

Project: 8620 Spectrum Center Lane		Document: Business Requirements Document

Intranet Project ID:	Document ID: TBD	Revision Number: 1.0

SECTION V:          RELATED DOCUMENTS

Document ID	Document Title
Drawings with identification of requirements

45

46

56 U
56 U
2 U
1 U
2 U
1 U
2 U
1 U
1 U
1 U
1 U
1 U
2 U
1 U
2 U
1 U
1 U
2 U
1 U
3 U
1 U
1 U
1 U
4x Shoretel Voice Mail Servers
2x Domain Controllers
1x Utility Server
6x Spare Servers
2x MSA 2000sa
8x AP7800
9 feet
(height)
1
2

47

48

Model	Description	Total Devices	BTU/Device	Weight(lbs)/Device	Watts/Device	Watt/Total
ShoreTel 120/24	Switch	30	215/BTU	9	63	1890
ShoreTel T1	T-1	60	62/BTU	9	18	1080
4 VM Servers	HP DL380	4	1027/BTU	65	301	1204
2 Domain Controllers	DL360	2	1191/BTU	55	373	746
1 Utility	DL360	1	1191/BTU	55	373	373
Other Servers	DL380	6	1027/BTU	65	301	1806
MSA 2000sa	Storage Array	2	1224/BTU	60	359	718
Cisco 7200	WAN Routers	3	1262/BTU	45	370	1110
Cisco Catalyst 4506e	Distro Switches	2	2096/BTU	90	2473	4946
Cisco 3750G-48	Server Farm Layer2	12	500/BTU	25	160	1920
Cisco RPS2300	3750 Ext Power	2	724/BTU	25	N/A
Adtran MUXs	DS3 MUX’s	2	500/BTU	20	160	320
APC AP7800	PDU	30	300/BTU	4	N/A
9’ 4 post rack enclosure	Rack	2	N/A	350	N/A
9’ 2 post rack enclosure	Rack	5	N/A	50	N/A
MGE Galaxy 5000	UPS	2	18496/BTU	5082	N/A

			Total Watts in MDF from devices			16113

MDF	Total BTU	Total Weight (Includes rack) lbs
Telco Rack 1	9178	371
Telco Rack 2	8648	416
Telco Rack 3	4160	364
Telco Rack 4	4160	364
Telco Rack 5	7650	366
Server Rack 1	9941	861
Server Rack 2	8750	806
MGE Galaxy 5000 unit 1	18496	5082
MGE Galaxy 5000 unit 2	18596	5082
Total	89579	13712

IDF	Total BTU	Total Weight (Includes rack) lbs
IDF Rack 1	6146	225
IDF Rack 2	0	50

49

50

51

5955 Mira Mesa Blvd. Suite H San Diego, CA 92121

Phone: 858-457-5955

Fax: 858-457-5950

BRIDGEPOINT EDUCATION-SUNROAD

Additional Equipment Needed

1.	Dishwashing

a. Accumulator

b. Conveyor

c. Dishwasher

d. Dish table

e. Steam hood

2.	Steam Kettle

3.	Combi Oven

4.	Blast Chiller

5.	Convection Ovens (2)

6.	Walk in Coolers (2)

7.	Prep Table (4-5)

8.	Exhaust hood for Kitchen (1)

9.	Exhaust hood for Servery (2)

10.	~~Ecology Exhaust filter system~~

11.	Energy management system for exhaust system

12.	Additional dry storage shelving

13.	One additional Grab N Go cooler

14.	Larger refrigeration rack

15.	Additional beverage counter

16.	Coffee Kiosk

a. Additional counters

b. Espresso machine

c. Deli case

d. Blenders

e. Refrigerators

f. Sneeze guard

17.	Additional Servery Counters

18.	Additional Sneeze Guards

19.	Rotisserie

20.	Carving Station

EXHIBIT “D”

TENANT’S PRE-APPROVED SIGNAGE

[TO BE MODIFIED TO CONFORM TO BUILDING II REQUIREMENTS]

The lettering and the logo of such pre-approved signage can be in combinations of black, white and “Bridgepoint blue” (also known as Pantone 2945U).

[TO BE MODIFIED TO CONFORM TO BUILDING II REQUIREMENTS]

6.1
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 33'-9" W.
SQUARE FOOTAGE: 135
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 3'-6" H. X 32'-10" W.
SQUARE FOOTAGE: 115
TOTAL SQ. FT. PER ELEVATION = 250

(A) WEST ELEVATION
SCALE: 1" = 20'-0"

STUART WHITE DESIGN	Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With Changes	Page:
1421 West Lewis Street, San Diego, California 92103 Telephone 619.542.1815 / Fax 619.542.1837 www.stuartwhitedesign.com / © Stuart White Design 2008	1835	Sunroad Centrum	West Elevation	6	2	5 / 1 / 08	1" = 20' - 0"	Initials: Date:	8

[TO BE MODIFIED TO CONFORM TO BUILDING II REQUIREMENTS]

BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 31'-4" W.
SQUARE FOOTAGE: 125
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 31'-4" W.
SQUARE FOOTAGE: 125
TOTAL SQ. FT. PER ELEVATION = 250

A SOUTH ELEVATION
SCALE: 1" = 20' - 0"

1421 West Lewis Street, San Diego, California 92103 Telephone: 619.542.1615 / Fax: 619.542.1637 www.stuartwhitedesign.com / © Stuart White Design 2008	Job Number: 1635	Job Name: Sunroad Centrum	Page Title: South Elevation	Sign Type:	Quantity: 3	Date: 5 / 1 / 08	Scale: 1" = 20' - 0"	Approved: ☐ As is ☐ With Changes Initials: Date:	Page: 9

[TO BE MODIFIED TO CONFORM TO BUILDING II REQUIREMENTS]

BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 38'-6" W.
SQUARE FOOTAGE: 154
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 2'-0" H. X 24'-0" W.
SQUARE FOOTAGE: 48
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 2'-0" H. X 24'-0" W.
SQUARE FOOTAGE: 48
TOTAL SQ. FT. PER ELEVATION = 238
NORTH ELEVATION
SCALE: 1" = 20' - 0"

1431 West Lewis Street, San Diego, California 92103 Telephone: 619.543.1815 / Fax: 619.543.1837 www.stuartwhitedesign.com / © Stuart White Design 2008	Job Number: 1635	Job Name: Sunroad Centrum	Page Title: North Elevation	Sign Type:	Quantity: 3	Date: 5 / 1 / 08	Scale: 1" = 20' - 0"	Approved: ☐ As is ☐ With Changes Initials: Date:	Page: 10

EXHIBIT “E”

FORM OF SUBORDINATION, ATTORNMENT, AND
NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY	)
AND WHEN RECORDED MAIL TO:	)
)
)
)
)
)
)
)

Space above for Recorder’s Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination, Nondisturbance and Attornment Agreement (this “Agreement”) dated as of                           , is made among Bridgepoint Education, Inc., a Delaware corporation (“Tenant”), Sunroad Centrum Office I, L.P., a California limited partnership (“Landlord”), and                                               , in its capacity as Administrative Agent (“Administrative Agent”) for itself and other “Lenders” that are party, from time to time to the Loan Agreement (defined below).

WHEREAS, pursuant to that certain Construction Loan Agreement dated as of               ,               , as modified from time to time (collectively, the “Loan Agreement”), the Lenders agreed to make a construction loan to Landlord in the amount of                                              Dollars ($                    ) (the “Loan”). Lenders are the owners of certain promissory notes (herein, as they may have been or may be from time to time renewed, extended, amended, supplemented, or restated, collectively, called the “Note”), executed by Landlord and payable to the order of Lenders, in the aggregate principal amount of the Loan, bearing interest and payable as therein provided, secured by, among other things, a Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of                         ,           , recorded in the real property records of San Diego County, California (“Official Records”) on                         ,

as Instrument No.                     , as modified by that certain Modification and Additional Advance Agreement (Short Form) dated as of                         ,            and recorded in the Official Records on                         ,            as Instrument No.                         , covering, among other property, the land (the “Land”) described in Exhibit A which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”) (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Deed of Trust”);

WHEREAS, Tenant is the tenant under that certain Standard Form Modified Gross Office Lease between Landlord and Tenant dated as of                         , 2010 (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       SUBORDINATION. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Deed of Trust and the rights of Administrative Agent and Lenders thereunder, and all right, title and interest of Administrative Agent and Lenders in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of Landlord (or any prior landlord) to Administrative Agent and Lenders which cover or affect the Property (the “Security Documents”); provided, however, that the lien of the Deed of Trust shall not encumber or have any effect on Tenant’s trade fixtures, equipment or personal property placed on or within the Premises. This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Administrative Agent or the Lenders.

2.                                       NONDISTURBANCE. Administrative Agent agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

3.1.                              Administrative Agent shall recognize the validity of the Lease and the terms thereof, and Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Administrative Agent in the exercise of any of its foreclosure rights under the Deed of Trust, or in connection with any conveyance in lieu of foreclosure, and

3.2.                              Administrative Agent will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

4.                                       ATTORNMENT.

4.1.                              Tenant covenants and agrees that in the event of foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Administrative Agent or any Lender if they are such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall New Owner be:

4.1.1.                     liable for any act, omission, default, misrepresentation or breach of warranty of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

4.1.2.                     subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord) (notwithstanding the foregoing, however, New Owner agrees to be bound by the terms of Sections 2.1 and 2.2 of the Addendum attached to the Lease regarding certain rent relief, as Administrative Agent does not view such rights to rent relief as an offset right);

4.1.3.                     bound by any payment of rent, additional rent or other payments made by Tenant to any previous landlord (including Landlord) for more than one month in advance, unless actually received by New Owner;

4.1.4.                     bound by any amendment or modification of the Lease hereafter made which could materially affect any right of Landlord or which alters the economics of the Lease (including, without limitation, modifications that reduce rent, shorten the term, reduce the rentable area of the Premises or reduce the operating expense reimbursement obligations under the Lease, or which reduce any other charges paid by Tenant to Landlord under the Lease, or any which transfer to the Landlord any costs previously paid by Tenant), without the written consent of Administrative Agent

4.1.5.                     bound by any consent or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted (to the extent that the approval of landlord is required for such assignment or sublease under the terms of the Lease), without the written consent of Administrative Agent; or

4.1.6.                     liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

4.2.                              The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party.  Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

5.                                       ESTOPPEL CERTIFICATE. Tenant agrees to execute and deliver from time to time, within ten business days following the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Deed of Trust, a certificate regarding the status of the Lease, certifying (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) that to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) that to the best of Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters regarding the factual status of the Lease as may be reasonably requested. If any of the foregoing statements are untrue, Tenant’s certificate shall state the reasons therefor.

6.                                       ACKNOWLEDGMENT AND AGREEMENT BY TENANT. Tenant acknowledges and agrees as follows:

6.1.                              Tenant acknowledges that in connection with the financing of the Property, Landlord has executed and delivered to Administrative Agent the Deed of Trust which contains an assignment of leases and rents.  Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease or the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of, any provision of the Lease without the prior written consent of Administrative Agent, except as permitted in this Agreement. Tenant and Landlord agree to deliver an executed copy of any Lease amendment to Administrative Agent within ten business days after its execution, regardless of whether approval is required under the terms of this Agreement. Tenant shall not prepay any rents or other sums due under the Lease for more than one month in advance of the due date therefor (provided, however, Administrative Agent hereby approves of the payment of the Security Deposit under the Lease, which Security Deposit is, pursuant to the Lease, to be applied towards certain of Tenant’s future Rent obligations). Tenant acknowledges that Administrative Agent and the Lenders will rely upon this instrument in connection with such financing.

6.2.                              Administrative Agent and the Lenders, in making any disbursements to Landlord, are under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

6.3.                              From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Administrative Agent; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Administrative Agent and following the time when Administrative Agent shall have become entitled under the Deed of Trust to remedy the same. In no event will Tenant exercise any such right less than 30 days after receipt of such notice or prior to the passage of such longer period of time as may be necessary to cure or remedy such default, act or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act or omission, during which period of time Administrative Agent shall be permitted to cure or remedy such default, act or omission. Notwithstanding the foregoing, if the act or omission for which Administrative Agent is receiving notice relates to the construction and delivery obligations under Section 4.1 of the Lease, then Administrative Agent shall have the right to cure the same within a period equal to 30 days (or 60 days if Administrative Agent has commenced foreclosure proceedings or is seeking the appointment of a receiver) after the later of the following: (i) receipt of such notice or (ii) following the expiration of Landlord’s cure periods under the Lease. Notwithstanding the foregoing, Administrative Agent shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Administrative Agent, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Administrative Agent.

6.4.                              In the event that Administrative Agent notifies Tenant of a default under the Deed of Trust, Note or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Administrative Agent, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Administrative Agent, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

6.5.                              Tenant shall send a copy of any notice or statement under the Lease to Administrative Agent at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

6.6.                              Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Administrative Agent and New Owner.

6.7.                              This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement with respect to any deed of trust recorded as of the effective date of the Lease and Tenant waives any requirement to the contrary in the Lease.

6.8.                              Administrative Agent, Lenders and any New Owner shall have no obligation nor shall they incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

6.9.                              In the event that Administrative Agent, any Lender or any New Owner shall acquire title to the Premises or the Property, Administrative Agent, such Lender or such New Owner shall have no obligation, nor shall it incur any liability, beyond Administrative Agent’s, such Lender’s or New Owner’s then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Administrative Agent, Lenders or New Owner, if any, for the payment and discharge of any obligations imposed upon Administrative Agent, Lenders or New Owner hereunder or under the Lease or for recovery of any judgment from Administrative Agent, Lenders or New Owner, and in no event shall Administrative Agent, Lenders, New Owner, or any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

7.                                       ACKNOWLEDGMENT AND AGREEMENT BY LANDLORD. Landlord, as landlord under the Lease and trustor under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Administrative Agent of any of its rights under the Deed of Trust, Note or Security Documents, nor does this Agreement in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust, Note and Security Documents; (b) the provisions of the Deed of Trust, Note and Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Administrative Agent upon receipt of a notice as set forth in Section 6.4 above from Administrative Agent and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust or the Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Administrative Agent in accordance with this Agreement. Landlord represents and warrants to Administrative Agent that a true and complete copy of the Lease has been delivered by Landlord to Administrative Agent.

8.                                       LEASE STATUS. Landlord and Tenant certify to Administrative Agent that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

9.                                       NOTICES. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section 9 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

10.                                 MISCELLANEOUS.

10.1.                        This Agreement supersedes any inconsistent provision of the Lease.

10.2.                        Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Deed of Trust, Note or Security Documents.

10.3.                        This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Administrative Agent, all obligations and liabilities of the assigning Administrative Agents under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Administrative Agent’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement shall be assigned or transferred, without the prior written consent of Administrative Agent, only to such entities to which the Lease is assigned or transferred in accordance with the terms of the Lease.

10.4.                        THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

10.5.                        The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision. The terms “include” and “including” shall be interpreted as if followed by the words “without limitation.”

10.6.                        This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

10.7.                        If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

10.8.                        This Agreement will be recorded in the real property records of San Diego County, California.

10.9.                        This Agreement may be executed in counterparts, all of which, taken together, shall constitute the same agreement.

[Signatures appear on the following page]

11.                                 NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADDRESS OF ADMINISTRATIVE AGENT:	ADMINISTRATIVE AGENT:

Bank of America, N.A.	BANK OF AMERICA, N.A., a national banking
Real Estate Banking Group	association, as Administrative Agent
Mail Code CA6-503-05-35
5 Park Plaza, Suite 500	By:
Irvine, CA 92614-8525	Name:
Attn.: Prudence Daley	Title:

ADDRESS OF TENANT:	TENANT:

Bridgepoint Education, Inc.	BRIDGEPOINT EDUCATION, INC.,
13500 Evening Creek Drive, Suite 600	a Delaware corporation
San Diego, CA 92128
Attn: Vice President, Real Estate	By:
Name:
Title:

By:
Name:
Title:

ADDRESS OF LANDLORD:	LANDLORD:

Sunroad Centrum Office I, L.P.	SUNROAD CENTRUM OFFICE I, L.P.
c/o Sunroad Enterprises	a California limited partnership
4445 Eastgate Mall, Suite 400
San Diego, CA 92121	By:	Sunroad Asset Management, Inc.,
Attention: Dan Feldman		a California corporation
	Its:	General partner

By:
Name:
Title:

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND
(To Be Attached)

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO, CITY OF SAN DIEGO, AND DESCRIBED AS FOLLOWS:

PARCELS 1 THROUGH 7 OF PARCEL MAP NO. 18972, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON MAY 24, 2002 AS INSTRUMENT NO. 2002-0444396.

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                                         , before me,                                                     , Notary Public, personally appeared                                                                 who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Seal]
(Signature)

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                                         , before me,                                                     , Notary Public, personally appeared                                                                who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Seal]
(Signature)

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                                         , before me,                                                     , Notary Public, personally appeared                                                                who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Seal]
(Signature)

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                                         , before me,                                                     , Notary Public, personally appeared                                                                 who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Seal]
(Signature)

EXHIBIT “F”

SIGN CRITERIA

[TO BE MODIFIED TO CONFORM TO BUILDING II REQUIREMENTS]

•  BUILDING WALL SIGNS

•  GROUND SIGNS

5/1/08

1421 West Lewis Street

San Diego, California

92103

619.542.1815

Fax: 619.542.1837

www.stuartwhitedesign.com

General Requirements

The Contractor shall be responsible for the quality of all materials and workmanship required for the execution of this contract including the materials and workmanship of any firms or individuals who act as his subcontractors. Contractor shall be responsible for providing Stuart White Design, further referred to as Designer, with shop drawings and specifications if fabrication methods are different from what appears in these drawings. The Contractor shall verify and be responsible for all dimensions and conditions shown by these drawings. Shop drawings for any details not appearing in these plans must be submitted to the Designer for approval before proceeding with fabrication. The Designer shall be notified of any discrepancies in the drawings, in field dimensions or conditions and/or changes required in construction details.

Location of Signs: The locations shown on the plan drawings are generally accurate, but may be open to some interpretation. If any questions arise regarding sign location, the fabricator is to arrange a meeting with the Designer at the site for final location of sign elements.

Scope: Provide all labor and materials necessary to fabricate, paint and install all signs shown on the Designers drawings and/or Graphics Schedule attached.

Permits: Contractor shall obtain and pay for all permits required for execution of the work. This includes building and structural permits necessary to build monument and self standing signs.

Labeling: Location on the sign of all required labeling (i.e., city sign permit) shall be approved by Designer prior to application to any item.

Lettering and Copy Layouts: Copy shown on the drawings shall be used as a general layout guide to determine capitalization, size of lettering, line length and spacing.

Shop Drawings: Details of exposed edges, joints between materials and details which affect the appearance shall be provided to Designer for approval before fabrication. Indicate the gauge or dimension of all affected components on the shop drawings.

Art Work: Provide samples and/or patterns of copy or graphics elements to be fabricated to designer for approval.

Sign Requirements - Materials

As a general requirement, the Contractor shall submit samples of all materials to be used prior to fabrication, including actual colors and finishes specified.

Structural Steel: Structural metals for concealed framing shall be of hot or rolled steel as required to satisfy structural requirements. Steel pipe shall comply with ASTM-A53 grade B. Steel shapes shall conform to “Specifications for Steel for Bridges and Buildings,” ASTM-A36. Steel tubing shall conform to “Specifications for Electric Resistance-Welded Carbon and Alloy Steel Mechanical Tubing,” ASTM-A36, made from cold rolled steel. All baffle plates of 20 gauge steel located at a minimum of 12” centers.

Aluminum shall be suitable for ornamental, architectural work. Surface finish shall be smooth, free of extrusion marks or imperfections. Alloy shall be selected to meet the structural requirements of the specific application. Aluminum for sign faces with pierce cut copy shall be minimum .063 thick, Alloy 5005 H 34.

The contractor shall submit color and finished samples of all acrylic to Designer for approval before proceeding with fabrication. No substitution in color, thickness or finish of plastics will be accepted without written approval of the Designer. All Plastics shall be of uniform color and translucence when illuminated. No uncemented plastic seams shall be permitted. Exposed edges of acrylic shall be flame polished or sanded eliminating visible saw marks.

Adhesives: All adhesives shall be used in accordance with recommendations made by the manufacturer of the material specified to be laminated or adhered. No adhesives that will fade, discolor or delaminate as a result of proximity to sunlight or heat therefrom shall be used and shall not change the color of or deteriorate the materials to which they are to be applied. The adhesives shall be of a non-staining, non-yellowing quality and all visible joints shall be free from air bubbles and other defects.

Sign Fabrication and Installation

General: All work under this contract shall be performed by skilled craftsmen under the supervision of trained foremen, experienced in the trade or craft required to accomplish the work and produce a product of high quality. The Contractor shall guarantee all materials and workmanship for one year after the date of acceptance of the work by the Designer and the Owners.

Graphics and/or sign colors shall be as shown on the drawings. Sign finish for exterior signs shall be Matthews Paint, satin finish. Finish for interior signs shall be Matthews Paint lacquer, or equal, eggshell finish, submit sample. Sign finish shall be smooth, free of scratches, gouges, air bubbles, bulging, foreign matter and other imperfections.

Vinyl: All letters and/or graphics called out as vinyl shall be made of 3M scotchprint Graphic film, for opaque applications unless otherwise stated on the documents.

Contractor to provide structural engineering for all signs, support and footings as required. Any engineering details which affect appearance must be approved by Designer.

All exposed corners and edges shall be finished flush and smooth. If silicone adhesive is used for installation of sign items shall be General Electric Contractor’s Silicone Sealant SCS 100 (clear), or equal. Studs on the back of sign panels to be blind stud welded with no warping or defacement of any kind appearing on the face of panel or using a threaded rod into threaded hole on back side of aluminum. Any alternate method of attachment must be approved by the Designer prior to fabrication.

Pierce Cutting: All letters and/or graphics which are to be cut through aluminum background, shall be cut using a computer controlled laser or waterjet cut technique. Master cutting templates are to be reproduced from full size patterns approved by Designer prior to beginning work. No hand cut, saw or jigsaw cut letters or graphics will be accepted.

All letters shall be executed in such a manner that all edges and corners of finished letter forms shall be true and clean Letter forms with exact, positive or negative corners. Nicked, rough, or ragged edges or returns will not be accepted.

Routed Letters: Letters of 1/8” thickness or less may be routed with computer controlled router. Bit diameter must be 1/16” or less and all letters shall be executed in such a manner that all edges and corners of finished letter forms shall be true and clean Letter forms with exact, positive or negative corners. Nicked, rough, or ragged edges or returns will not be accepted.

Seams and Joints: Welded joints shall be ground, filled and finished flush and smooth with adjacent work. Such seams and spot-welded joints shall not be visible on exterior of signs after final finish has been applied. No gaps, light leaks, waves or oil canning will be permitted in the work. Unless noted otherwise, all exposed joints between sign components shall be butted flush, or at 90°.

Fasteners: All exposed fasteners, unless otherwise noted shall be countersunk, allen head machine screws, cadmium plated and painted to match adjacent surfaces.

Fasteners for Aluminum: All fasteners are called out on the documents. Any substitutions or alterations must be submitted and approved by the designer.

Title 24 & ADA Accessibility Signage: All permanent identification signage shall be installed on the wall adjacent to latch outside of door. If there is no space, including at double leaf doors, the sign shall be placed on nearest adjacent wall, preferably on the right. The mounting height of sign shall be centered 60” above finished floor & 3” from door jam or any other protruding object. Lettering on signs shall have raised characters of 1/32” min. from surface, set in upper case Sans Serif with accompanied Grade 2 braille.

Connection of Sign to Footing: Inner support pipe or rod reinforcing member shall be painted with rustoleum (or equal) rust resistant paint and set directly into concrete. Use a minimum of three screws for fastening each post to structural member.

Cleaning and Protection: At completion of installation, clean all surfaces in accordance with finish manufacturers instruction. Protect units from damage until acceptance by the Owner. Repair or replace damaged units as directed by the Designer. Apply final coat of liquid automotive wax if required. This should be repeated yearly as a maintenance item (by the Owners). The Contractor shall provide to the client written instructions and schedule for the proper maintenance of all items, in a bound manual form, including guarantee, warranties and complete maintenance instructions, four copies required.

Contractor shall provide “As-Built Drawings” to the Owner at the completion of installation.

Painting and Finishing

General: All paint and finish materials including primers, shall be the finest quality obtainable.

Surface Preparation: Preparation and primers shall be as recommended by the manufacturer of the finish materials. All plastic, wood, and metal surfaces, including areas within signs shall be properly primed and painted. All paint materials shall be applied according to the manufacturer’s recommendations.

For clear acrylic sign panels specified as painted, paint finish must be completely opaque on front and sides of panel.

Paint Colors and Finish Samples: Submit 6”x 8” color and finish samples in duplicate to the Designer for approval prior to painting. Paint finishes shall be satin finish except as noted otherwise on the drawings.

Except as specified above, paint for wood or metal supports and other surfaces shall be as manufactured by Matthews Paint Company or equal, and as recommended for the specific surface by the manufacturer. Method of application used shall be as required to achieve a final coat which is uniform in color, finish, texture, and coverage.

Silk-screening: For all silk-screening, except for reflective copy, use exterior grade Naz-Dar silk-screening ink, low-gloss finish. Where reflective silk-screened copy is called for, use Kodit as manufactured by 3M. Letters shall be uniform in color, finish, and free of pin holes or other blemishes. All non-reflective copy on painted signs, shall be covered by a final protective coat of clear lacquer. All copy silk-screened with Kodit is not to receive a final clear coat of lacquer. Submit sample of each silk-screened sign type for approval prior to fabrication.

NOTE:

These drawings are intended to convey design intent only. Final engineering, materials and fabrication shall remain the responsibility of the fabricator to insure quality fit and finish for all components.

All ideas, designs, arrangements, and plans indicated or represented by all drawings in this set are owned by and are property of Stuart White Design, and were created and developed for use on and in connection with the specific project. None of such ideas, designs, arrangements or plans shall be used or disclosed to any person, firm, or corporation for any purpose whatsoever without the written permission of Stuart White Design. Written dimensions on these drawings shall have precedence over scaled conditions on the job and Stuart White Design must be notified of any variations of the dimensions and conditions shown by these drawings. Shop details must be submitted to Stuart White Design for approval prior to fabrication.

1421 West Lewis Street, San Diego, California 92103 Telephone:619.542.1815 / Fax: 619.542.1837 www.stuartwhitedesign.com / © Stuart White Design 2008

EXTERIOR SIGN TYPES:

TYPE	DESCRIPTION	QTY
A	BUILDING ADDRESS	2
C	PERMANENT MONUMENT SIGN	1
D	SECONDARY MONUMENT SIGN	1
E	AUTO DIRECTIONAL SIGN	5
F	STOP SIGN	5
G	BUILDING WALL SIGN	7

CLAIREMONT MESA BLVD
KEARNY VILLA RD
LIGHTWAVE AVE
OVERLAND DR
SPECTRUM CENTER BLVD
PROJECT SITE
N

VICINITY MAP
SCALE: N.T.S

SITE ADDRESS:
KEARNEY VILLA RD. & SPECTRUM CENTER BLVD.
SAN DIEGO, CA

OWNERSHIP:
SUNROAD ENTERPRISES
4445 EASTGATE MALL #400
SAN DIEGO, CA

LEGAL DESCRIPTION:
PARCEL 4 OF PARCEL MAP NO. 18811 ACCORDING TO THE PARCEL MAP 18811
FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY,
COUNTY OF SAN DIEGO, CITY OF SAN DIEGO, ON MAY 25, 2001, AS FILE NO. 2001-0338934

MAP NUMBER: PARCEL #1 THRU #7 INCLUSIVE OF P.M. 18812 AND
PARCEL #1 OF P.M. 19193
APN: 369-220-01 THRU 07 INCLUSIVE, 639-220-03

SCOPE OF WORK:
REQUEST OF ALLOWABLE SIGN AREA, ESTABLISH EXTERIOR GROUND SIGNS, ESTABLISH TENANT BUILDING WALL SIGNS INCLUDING MONUMENT TENANT EXPOSURE & DEVELOP INTERNAL AUTO TRAFFIC & DIRECTIONAL SIGNAGE WITHIN SITE. ALL WORK PER CITY OF SAN DIEGO SIGN GUIDELINES, SAN DIEGO SPECTRUM GUIDELINES, & APPROVAL BY THE SAN DIEGO SPECTRUM DESIGN REVIEW COMMITTEE.

ZONE: CA
CATEGORY: A

LIGHTWAVE AVENUE
KEARNY VILLA ROAD
640'-0" STREET WALL
214'-0" STREET WALL
440'-0" STREET WALL
SUNROAD PARKWAY
CENTRUM I
PARKING STRUCTURE
FIRE LANE
PROPERTY LINE
DRIVEWAY CURB
SPECTRUM CENTER BOULEVARD
N

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With Changes	Page:
1635	Sunroad Centrum	Site Plan		Noted	5 / 1 / 08	1" = 120' - 0"	Initials: ______ Date: ______	1

WALL SURFACE
1/2"
STAINLESS STEEL BACK-PINS
1/2" THICK WATER JUT CUT-OUT ALUMINUM NUMERALS PAINTED FACES & RETURNS USING MATTHEWS (TO MATCH ICI #1132 "BLACKFEET") MOUNTED FLUSH TO WALL SURFACE USING THREADED BACK-PINS AND SILICONE AS NEEDED.

A SECTION
SCALE: FULL SIZE

5' - 0" +-
8620
18"

NUMERAL DETAIL
SCALE: 1/8" = 1"

NOTE: DESIGNER TO PROVIDE ARTWORK FOR FABRICATION PURPOSES, SEE BUILDING ELEVATIONS FOR SIGN PLACEMENT.

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With Changes	Page:
1635	Sunroad Centrum	Building Address	A	2	5 / 1 / 08	Noted	Initials: Date:	2

24" TOP OF BASE
18" SHELVES
16" CABINET
3"
3"
1"
EDGE-LIGHT FROSTED GLASS FIN
PUSH-THROUGH TENANT LISTING
SHELVES
INTERNALLY ILLUMINATED CABINET
STONE BASE
ADDRESS

C SIDE VIEW (DOUBLE FACED)
SCALE: 1" = 1' - 0"

10' - 0" BASE
8'-9" SHELVES
8'-6" INTERNALLY LIGHT CABINET
8"
1 1/2"
5'-6"
1" THICK LOW IRON BONDED GLASS PANEL WITH 40% FROSTED INNER LAMINATE MAKING UP FIN. (DUPONT SENTURY GLASS BY PULP STUDIO) EDGE LIGHT FROM WITHIN CABINET. PREVENT LIGHT LEAKS
1/2" THICK ALUMINUM SHELVES PAINTED MATTHEWS "BRUSHED ALUM."
INTERNALLY ILLUMINATED CABINET FROM ALUMINUM CONSTRUCTION PAINTED MATTHEWS (TO MATCH ICI #1132 "BLACKFEET") WITH PUSH THROUGH WHITE ACRYLIC LETTERING. COPY SET IN U/C MYRIAD SEMI BOLD CONDENSED. PREVENT LIGHT LEAKS
1 1/4"
SUNROAD CENTRUM MANAGEMENT
WELLS FARGO MORTGAGE DIVISION
CURRIGAN, PETERSON, PRICE & NIMSHAW
STARBUCKS CORPORATE OFFICES
8620-8660
5' - 6" MAX. HEIGHT
3'-11"
3"
3"
LANDSCAPING EXAMPLE
STEEL FOOTINGS WITH BUILT UP GYPSUM BOARD WALLS & SKINNED STONE TILES TO MATCH 1' X 2' BUILDING TILES/GROUT (EMBER, LAGOS AZUL)

C PERMANENT MONUMENT SIGN - ELEVATION
SCALE: 1" = 1' - 0"

NOTE: DESIGNER TO PROVIDE ARTWORK OF FIN & ADDRESS NUMERALS FOR FABRICATION PURPOSES (VERIFY ADDRESSES PRIOR TO CONSTRUCTION) SIGN FOOTING & ENGINEERING TO BE PROVIDED BY SIGN FABRICATOR. VERIFY EACH SIGN LOCATION WITH DEISGNER/OWNER/SITE CONTRACTOR PRIOR TO FABRICATION. SIGN FABRICATOR TO PROVIDE SHOP DRAWINGS ON CONSTRUCTION METHODS TO DESIGNER & OWNER. PREVENT LIGHT LEAKS, & ENSURE REMOVABLE CABINET FACES FOR EACH LISTING FOR FUTURE UPDATES.

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With Changes	Page:
1635	Sunroad Centrum	Permanent Monument Sign	C	1 - Double Sided	5 / 1 / 08	1" = 1' - 0"	Initials: Date:	3

PROPERTY LINE
7'-6" OVERALL
6 1/4"
6'-9" SHELVES
1 1/2"
6'-6" CABINET
1" THICK LOW IRON BONDED GLASS PANEL WITH 40% FROSTED INNER LAMINATE MAKING UP FIN, (DUPONT SENTURY GLASS BY PULP STUDIO) EDGE LIGHT FROM WITHIN CABINET. PREVENT LIGHT LEAKS
3'-4" GLASS FIN
1/2" THICK ALUMINUM SHELVES PAINTED MATTHEWS "BRUSHED ALUM."
INTERNALLY ILLUMINATED CABINET FROM ALUMINUM CONSTRUCTION PAINTED MATTHEWS (TO MATCH ICI #1132 "BLACKFEET") WITH PUSH THROUGH WHITE ACRYLIC LETTERING. COPY SET IN U/C MYRIAD SEMI BOLD CONDENSED. PREVENT LIGHT LEAKS
3'-0" MAX.
24" GLASS FIN
1'-11" BASE
4"
1/2"
8"
4"
1/2"
3"
3"
1"
STARBUCKS CORPORATE OFFICES
STEEL FOOTINGS WITH BUILT UP GYPSUM BOARD WALLS & SKINNED STONE TILES TO MATCH 1' X 2' BUILDING TILES/GROUT (EMSER, LAGOS AZUL)
GRADE EXAMPLE, VERIFY IN FIELD

D SECONDARY MONUMENT SIGN
SCALE: 1" = 1'-0"

NOTE: SIGN CONSTRUCTION/DEPTHS TO MATCH TYPE "C" (DOUBLE FACED)

NOTE: DESIGNER TO PROVIDE ARTWORK OF FIN FOR FABRICATION PURPOSES. SIGN FOOTING & ENGINEERING TO BE PROVIDED BY SIGN FABRICATOR. VERIFY SIGN LOCATION WITH DEISGNER/OWNER/SITE CONTRACTOR PRIOR TO FABRICATION. SIGN FABRICATOR TO PROVIDE SHOP DRAWINGS ON CONSTRUCTION METHODS TO DESIGNER & OWNER. PREVENT LIGHT LEAKS, & ENSURE REMOVABLE CABINET FACES FOR EACH LISTING FOR FUTURE UPDATES.

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With changes	Page:
1635	Sunroad Centrum	Secondary Monument Sign	D	1	5 / 1 / 08	1" = 1' - 0"	Initials: ______ Date: ______	4

4'- 6" OVERALL BASE
7"
3'-6" SHELVES
1"
3'-4" CABINET
2'-3"
3M VINYL GRAPHICS MATTE BLACK (7725-22)
1" THICK LOW IRON BONDED GLASS PANEL WITH 40% FROSTED INNER LAMINATE MAKING UP FIN, (DUPONT SENTURY GLASS BY PULP STUDIO)
2 1/2"
1 1/2"
Centrum I & II Guest Parking
Spectrum Center Blvd.
1/2" THICK ALUMINUM SHELVES PAINTED MATTHEWS "BRUSHED ALUM."
NON-ILLUMINATED FABRICATED CABINET FROM ALUMINUM CONSTRUCTION PAINTED MATTHEWS (TO MATCH ICI #1132 "BLACKFEET")
3M VINYL COPY MATTE WHITE (7725-20)
18" BASE FOOTPRINT
12" BASE TOP
6" SHELVES
4"
1"
STEEL FOOTINGS WITH BUILT UP GYPSUM BOARD WALLS & SKINNED STONE TILES TO MATCH 1' X 2' BUILDING TILES (EMBER, LAGOS AZUL)

E AUTO DIRECTIONAL SIGN
SCALE: 1"= 1'-0"

NOTE: DESIGNER TO PROVIDE ARTWORK OF FIN & BODY COPY OF EACH SIGN FOR FABRICATION PURPOSES. SIGN FOOTING & ENGINEERING TO BE PROVIDED BY SIGN FABRICATOR. VERIFY SIGN LOCATIONS WITH DEISGNER/OWNER/SITE CONTRACTOR PRIOR TO FABRICATION. SIGN FABRICATOR TO PROVIDE SHOP DRAWINGS ON CONSTRUCTION METHODS TO DESIGNER & OWNER.

E SIDE VIEW
SCALE: 1"= 1'-0"

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With Changes	Page:
1635	Sunroad Centrum	Auto Directional Sign	E	5	5 / 1 / 08	1" = 1' - 0"	Initials: Date:	5

Guest Parking
Drop - Off / Deliveries

E.1
DIRECTIONAL SIGN COPY - SINGLE FACED

Guest Parking
Spectrum Center Blvd.

E.2
DIRECTIONAL SIGN COPY - SINGLE FACED

Additional Parking
Drop - Off / Deliveries
Maximum Vehicle Weight
Not To Exceed 15,000 lbs.

E.3
DIRECTIONAL SIGN COPY - SINGLE FACED

Drop - Off / Deliveries
Maximum Vehicle Weight
Not To Exceed 15,000 lbs.

E.4
DIRECTIONAL SIGN COPY - SINGLE FACED

Guest Parking
Additional Parking
Drop - Off / Deliveries
Maximum Vehicle Weight
Not To Exceed 15,000 lbs.

E.5
DIRECTIONAL SIGN COPY - SINGLE FACED

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ with Changes	Page:
1635	Sunroad Centrum	Auto Directional Sign Copy Layout	E	1 Each Single Faced	5 / 1 / 08	1" = 1' - 0"	Initials: ____ Date: ____	6

STOP
1/2"
30"
1/2"
30"
2"
4"
80" MIN
1/2" x 3" ALUM. BRACKET WELDED TO POST, GRIND SMOOTH, PAINTED MATTHEWS "BRUSHED ALUMINUM"
1/8" ALUMINUM STOP SIGN PAINTED ALL SIDES TO MATCH PMS 186, USING 3M WHITE REFLECTIVE VINYL COPY/ BORDER WELDED TO BRACKETS & POST
2" ALUM. SQUARE TUBE WITH CAPPED TOP, FREE OF BLEMISHES PAINTED MATTHEWS "BRUSHED ALUMINUM". FOOTING DETERMINED BY FABRICATOR
PLAN VIEW
SCALE: HALF SIZE
2" SQ. ALUMINUM POST PAINTED MATTHEWS "BRUSHED ALUMINUM"
1/8" ALUMINUM STOP SIGN PAINTED ALL SIDES TO MATCH PMS 186, USING 3M WHITE REFLECTIVE VINYL COPY/ BORDER WELDED TO BRACKETS & POST ON CENTER
1/2" ALUMINUM BRACKET, WELDED TO POST & SIGN PAINTED MATTHEWS "BRUSHED ALUMINUM"
1/2" ALUMINUM BRACKET, WELDED TO POST & SIGN PAINTED MATTHEWS "BRUSHED ALUMINUM"
F STOP SIGN
SCALE: 3/4"= 1'-0"
A SECTION
SCALE: HALF SIZE

STUART WHITE DESIGN	1421 West Lewis Street, San Diego, California 92103 Telephone: 619.542.1815 / Fax: 619.542.1837 www.stuartwhitedesign.com / © Stuart White Design 2008	Job Number: 1635	Job Name: Sunroad Centrum	Page Title: Stop Sign	Sign Type: F	Quantity: 5	Date: 5 / 1 / 08	Scale: Noted	Approved: ☐ As is ☐ With changes Initials: Date:	Page: 7

A
11
B
11

G.1
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 33'-9" W.
SQUARE FOOTAGE: 135

G.2
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 3'-6" H. X 32'-10" W.
SQUARE FOOTAGE: 115

NOTE: OVERALL SQ FT. OF WALL SIGNS NOT TO EXCEED 500 SQ. FT. PER BUILDING. EACH ELEVATION NOT TO EXCEED 250 SQ. FT. (BUILDING NORTH ELEVATION DOES NO OBSERVE A STREET WALL PER APPROVED MASTER PLAN BY CITY

(A) **WEST ELEVATION**
SCALE: 1"= 20'-0"

© Stuart White Design 2008

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With changes	Page:
1635	Sunroad Centrum	West Elevation	G	2	5 / 1 / 08	1" = 20' - 0"	Initials: Date:	8

G.3
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 31'-4" W.
SQUARE FOOTAGE: 125
G.4
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 31'-4" W.
SQUARE FOOTAGE: 125
A

NOTE: OVERALL SQ FT. OF WALL SIGNS NOT TO EXCEED 500 SQ. FT. PER BUILDING. EACH ELEVATION NOT TO EXCEED 250 SQ. FT. (BUILDING NORTH ELEVATION DOES NO OBSERVE A STREET WALL PER APPROVED MASTER PLAN BY CITY

(A) SOUTH ELEVATION
SCALE: 1" = 20'-0"

© Stuart White Design 2008

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With changes	Page:
1635	Sunroad Centrum	South Elevation	A/G	3	5 / 1 / 08	1" = 20' - 0"	Initials: Date:	9

G.8
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 4'-0" H. X 38'-6" W.
SQUARE FOOTAGE: 154
G.6
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 2'-0" H. X 24'-0" W.
SQUARE FOOTAGE: 48
A
G.7
BUILDING WALL SIGN
(CENTER LOGO/LETTERS WITHIN SPACE)
OVERALL AREA: 2'-0" H. X 24'-0" W.
SQUARE FOOTAGE: 48

(A) NORTH ELEVATION
SCALE: 1" = 20' - 0"

NOTE: OVERALL SQ FT. OF WALL SIGNS NOT TO EXCEED 500 SQ. FT. PER BUILDING. EACH ELEVATION NOT TO EXCEED 250 SQ. FT. (BUILDING NORTH ELEVATION DOES NO OBSERVE A STREET WALL PER APPROVED MASTER PLAN BY CITY

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With Changes	Page:
1635	Sunroad Centrum	North Elevation	A/G	3	5 / 1 / 08	1" = 20' - 0"	Initials: ______ Date: ______	10

4'-0"

A BUILDING WALL SECTION
SCALE: 3/16" = 1'-0"

3'-6"

B BUILDING WALL SECTION
SCALE: 3/16" = 1'-0"

EQ.
2'-0"
EQ.

C BUILDING WALL SECTION
SCALE: 3/16" = 1'-0"

Job Number:	Job Name:	Page Title:	Sign Type:	Quantity:	Date:	Scale:	Approved: ☐ As is ☐ With Changes	Page:
1635	Sunroad Centrum	Wall Sign Section	G Sections	N/A	5 / 1 / 08	3/16" = 1' - 0"	Initials: ____ Date: ____	11

Exhibit G

Sunroad Centrum Building 2 - Bridgepoint Education Lease

Security-Related Services

Landlord shall engage a professional patrol service to provide patrol service consistent with the service provided in Building 1 per the following schedule:

Monday through Thursday 3.00 p.m. through 7.00 a.m.

3.00 p.m. Friday through 7.00 a.m. Monday

All building holidays.

In general, the service will patrol exterior of building and parking garages, 1st floor lobby, and building exterior doors making rounds every hour at check points.

ADDENDUM
TO
STANDARD FORM

MODIFIED GROSS OFFICE LEASE

This Addendum to Standard Form Modified Gross Office Lease (“Addendum”) is attached to and incorporated into that certain Standard Form Modified Gross Office Lease (the “Lease”) between Sunroad Centrum Office I, L.P., a California limited partnership (“Landlord”), and Bridgepoint Education, Inc., a Delaware corporation (“Tenant”) dated October       , 2010, who agree as follows:

1.             Defined Terms.  All capitalized terms used in this Addendum which are not otherwise specifically defined herein shall have the meanings ascribed to them in the Lease.

2.             Basic Monthly Rent and Operating Expenses Relief.

2.1.          Rent Relief.  As an incentive for, and in consideration of, Tenant’s due and timely performance of its obligations under the Lease (but subject to Tenant’s notice and cure rights under Paragraph 25 of the Lease), Landlord hereby agrees that, provided Tenant has not then committed an Event of Default under the Lease (it being acknowledged that Tenant’s notice and cure rights are incorporated into the definition of what constitutes an Event of Default), Tenant will be relieved of its obligation to pay Basic Monthly Rent (other than the portion thereof expressed in Paragraph 2.6 of the Lease as “plus [***] multiplied by the Rentable Square Footage within the Premises” which amount shall remain payable during the below-defined Rent Relief Period) during each of the following months (collectively, the “Rent Relief Period”):

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

2.2.          Operating Expenses Relief. In addition to the foregoing, as an incentive for, and in consideration of, Tenant’s due and timely performance of its obligations under the Lease (but subject to Tenant’s notice and cure rights under Paragraph 25 of the Lease), Landlord hereby agrees that, provided Tenant has not then

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

committed an Event of Default under the Lease (it being acknowledged that Tenant’s notice and cure rights are incorporated into the definition of what constitutes an Event of Default), Tenant will be relieved of its obligation to pay Operating Expenses until the 16th  full calendar month following the Delivery Date.

2.3.          Effect of Event of Default.  Should Tenant commit an Event of Default at any time prior to the first day of any such monthly period during which Tenant is provided Rent relief or Operating Expense relief, as referenced in Paragraphs 2.1 and 2.2, above, then the provisions of this Paragraph 2 shall be thereafter void and of no further force or effect as to such upcoming month’s Basic Monthly Rent and/or Operating Expenses relief and all subsequent months of Basic Monthly Rent and/or Operating Expenses relief and the total amount of Basic Monthly Rent and Operating Expenses provided for in the Lease after the date of such Event of Default shall be due and owing to Landlord in accordance with the provisions of the Lease as if this Paragraph 2 had provided that all future Basic Monthly Rent and Operating Expenses relief would expire as of the date of such Event of Default.

2.4.          Limited Effect.  Notwithstanding the foregoing, Tenant shall be responsible for satisfaction of all of Tenant’s other obligations under the Lease (other than payment of Basic Monthly Rent and/or Operating Expenses, as applicable) during the applicable relief period.

3.             Building Exterior Lights.  Landlord agrees that, throughout the entire Term, Landlord shall cause the exterior neon lighting that shall be installed on the fascia of the Building to be “Bridgepoint blue” (also known as Pantone 2945U). There shall be no additional charge to Tenant for such right, however, as part of the determination of the Then-Prevailing Rate relative to any Extension Term, to the extent that such a right would normally be factored into the rental rate for comparable Class A office space in the central San Diego rental market, such factor will be taken into account in determining the Then-Prevailing Rate.

4.             Refurbishment.  In the seventh full calendar year following the Delivery Date, Landlord, at its sole cost and expense, shall, upon written request from Tenant, provide new paint and Building-standard carpet in all portions of the Premises which have been actively occupied by Tenant (or a Transferee occupying the Premises pursuant to the provisions of Paragraph 32 of the Lease) for at least 50% of the Term prior to the date of such written request; which paint and carpet will be consistent with the Building-standard paint and carpet provided pursuant to Exhibit “C” of the Lease, unless otherwise agreed to by Landlord and Tenant. Tenant, at its sole cost and expense, shall be responsible for removing all of Tenant’s property as is reasonably necessary to allow for such painting and re-carpeting. Alternatively, Landlord may provide Tenant with an allowance to cover the cost of such painting and carpeting and allow Tenant to perform such work.

5.             Allocation of Cost to Construct Parking Structure.  Landlord shall be responsible for bearing the cost (the “Parking Structure Cost”) of constructing a permanent parking structure in a location on the Project to be determined by Landlord

2

(the “Parking Structure”), which Landlord may elect to accomplish by finishing the expansion of the permanent structure parking currently located on the Project; provided, however, Tenant shall contribute [***] toward the Parking Structure Cost (“Tenant’s Contribution”) within ten business days of Landlord’s deliver to Tenant of a factually accurate written notice (“Landlord’s Parking Notice”) that Landlord has commenced physical construction of the Parking Structure.  Tenant’s failure to deliver to Landlord the full amount of Tenant’s Contribution, in immediately available, good funds, within such ten business day period (i) shall constitute a Tenant Delay (for which no additional notice beyond Landlord’s Parking Notice shall be required), and (ii) shall constitute a breach under the Lease (and such amount shall be treated as Additional Rent under the Lease).

6.             Roof-top Devices.  Tenant shall, at Tenant’s sole cost and expense but without payment of any Additional Rent, and as part of the Tenant’s Work or a subsequent Alteration, have the right to install up to five satellite dishes (or similar devices) and associated equipment (collectively “Equipment”) on the roof of the Building upon the terms, provisions, and conditions of this Paragraph 6.

6.1           Any installation of Equipment shall be in a location or locations on the roof of the Building approved by Landlord; such approval shall not be unreasonably withheld, conditioned, or delayed provided Tenant has submitted to Landlord reasonably detailed elevations and specifications for the Equipment and its proposed installation, and further provided Tenant has obtained all necessary governmental approvals. Such installation work must be carried out by Landlord’s roof subcontractor or another trained, licensed contractor approved by Landlord, and must be performed in a manner which does not negate or otherwise adversely affect Landlord’s roof warranty. Landlord shall have the right to approve the means by which such equipment will be installed prior to Tenant commencing such installation and such installation work (and subsequent maintenance work) will be subject to the provisions of Exhibit “C” to the Lease. As a condition to approving such installation, Landlord may require Tenant to agree to install a screening device reasonably satisfactory to Landlord to prevent such equipment from being visible from elsewhere within and about the Project. Tenant’s installed Equipment shall comply with all rules, including all non-interference rules, of the Federal Communications Commission and any California-equivalent agency.

6.2           Tenant shall be solely responsible, at its expense, for the maintenance of the Equipment, and is hereby granted access to the roof to carry out its obligations hereunder. Such maintenance shall include, but not be limited to, periodic painting of any exterior equipment and removal of any graffiti or non-approved markings.  Further, Tenant shall move any such Equipment to an alternate location on the roof at the request of Landlord, within ten business days of such request, if reasonably necessary for the purpose of building maintenance, roof repair or replacement.  In addition, Tenant shall maintain all roof and wall penetrations and impacts on other

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

3

portions of the Project arising from or relating to Tenant’s Equipment or its use hereunder in a first class condition and in a manner which will not invalidate any roof warranty.  Tenant shall not install any additional equipment or add any equipment to the roof without Landlord’s prior approval. Should any damage to the Building or the Project result from Tenant’s (or its employees, agents, contractors or subcontractors) use thereof or exercise of its rights hereunder, Tenant shall immediately upon notice make any repairs to the Premises or the Property required to correct such damage. Notwithstanding the foregoing, Landlord may elect to make any such repairs itself (or cause such repairs to be undertaken), whereupon the cost of such repairs, plus a supervisory fee of a five percent of the cost thereof, shall be immediately due and payable from Tenant to Landlord within ten business days of receipt of written demand accompanied by evidence of Landlord’s expenditures.

6.3           Any roof leaks or other damage resulting from the installation, maintenance, use, removal, or existence of any such Equipment on the roof by Tenant or Tenant’s agents, employees, or contractors (as opposed to Landlord or Landlord’s agents, employees or contractors) will be Tenant’s sole responsibility and Tenant shall indemnify, defend, and hold Landlord and the Project harmless from any such damage or claims relating thereto. Unless otherwise elected by Landlord, upon the Expiration Date, Tenant shall cause all such Equipment and related improvements to be removed by a qualified contractor reasonably approved by Landlord and all damage caused by such removal shall be promptly repaired.

6.4           Upon Landlord’s approval, the installation of the Equipment shall be undertaken in a good and workmanlike manner and in conformance with all applicable laws.  All Equipment shall remain the personal property of Tenant. Landlord reserves the right to impose reasonable rules and regulations relative to the installation, operation, maintenance, and replacement of the Equipment and any material failure by Tenant to adhere to (and cause its employees, agents, contractors, vendors, and subcontractors to adhere to) such rules and regulations, if not corrected within 48 hours of written or telephonic notice of such violation, shall constitute a default under the Lease and in addition to Landlord’s other rights under the Lease, Landlord may take immediate steps, following Tenant’s failure to correct same, to correct such failure; whereupon the actual third party costs incurred by Landlord in connection therewith, along with a supervisory fee equal to five percent of such cost, shall be due and payable by Tenant to Landlord, as Additional Rent, within ten business days of written demand accompanied by evidence of Landlord’s expenditures. Furthermore, if such default is not cured within such 48 hour period and thereafter continues uncured for a period of three business days following delivery to Tenant of an additional written notice from Landlord, then such failure will constitute an Event of Default under the Lease which will not require any further notice or cure period; provided, however, if the nature of such default is such that more than three business days are reasonably required for its cure, then an Event of Default shall not exist under the Lease if Tenant commences to cure such default within such three business day period and thereafter diligently prosecutes such cure to completion within 60 days after Landlord’s written notice.

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7.             Building/Expansion of Gym.  As part of the process of developing the plans for the Landlord’s Work, Landlord shall notify Tenant, in writing, at an appropriate point in the process to avoid delays, that it requires a decision from Tenant as to whether Tenant desires to (i) have the existing gym in Building I expanded (the “Building I Alternative”) or (ii) have a new gym facility built in Building II (the “Building II Alternative”). Tenant shall have ten business days from the date of Landlord’s notice to elect either the Building I Alternative or the Building II Alternative by delivering written notice of such election to Landlord. If Tenant fails to timely make such election, Tenant shall be deemed to have selected the Building II Alternative. If Tenant selects the Building I Alternative, Landlord and Tenant shall promptly execute an Amendment to the Building I Lease consistent with the provisions of this Paragraph (including those relating to how the cost of such expansion is to be borne as between Landlord and Tenant) and this Paragraph shall be of no further force or effect as if not included in this Addendum.

7.1.          Once Tenant has made its election, as provided above, the plans for such gym facility or expanded gym facility (which term includes both the gym itself as well as the locker rooms and related shower/bathroom facilities) shall be developed in accordance with the procedure described in Paragraphs 3.1.3 and 3.1.4 of the Work Letter relative to the Approved Ground Floor Preliminary TI Plans and the TI Plans relative to the ground floor of the Building.

7.2.          The completion of such gym facility will be treated as part of Landlord’s Work; however, Landlord shall only be responsible for paying the portion of the total cost of designing and constructing such gym facility, including all hard and soft costs (collectively, the “Total Gym Cost”) which is equal to the below-defined Base Gym Cost Allowance. The design and construction of the gym facility, and the Total Gym Cost and Base Building Cost Allowance, shall be determined and treated as a Change Order pursuant to Paragraph 4.1 of the Work Letter attached to the Lease as Exhibit “C,” and once the Total Gym Cost and Base Building Cost Allowance are determined, Tenant shall pay to Landlord, within ten business days of the determination of the Total Gym Cost, the difference between the Total Gym Cost and the Base Gym Cost Allowance.

7.3.          For purposes hereof, the term “Base Gym Cost Allowance” shall mean the total cost of designing and constructing a gym facility in Building II substantially equivalent (in size, design, and facilities) to the existing gym facility in Building I, including all hard and soft costs, (i) plus the amount of any incremental cost savings which Landlord would receive as a result of building the gym facility in Building II if such gym facility is designed to be larger than the gym in Building I (i.e. if by reason of such increased size Landlord incurs a savings by reducing the size of another component of the Building, then such savings would be added to the amount of the Base Gym Cost Allowance), or (ii) minus the amount of any incremental increased cost which Landlord would incur as a result of building the gym facility in Building II if such gym facility is designed to be larger than the gym in Building I (i.e. if by reason of such increased size Landlord incurs an additional cost by having to redesign another component of the Building or by reason of an increase in the cost of building such other component which results from the increased size of the gym facility, then such additional cost would be deducted from the amount of the Base Gym Cost Allowance).

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8.             Hardscape/Landscape.  On or before the Rent Commencement Date, Landlord shall, at its sole cost and expense, install additional hardscape and landscape, including tables and seating areas outside the cafeteria area of the Premises as referenced in Attachment No. 2 to Exhibit “C” of the Lease.

9.             Conflicts.  To the extent of any conflict between the provisions of this Addendum and the provisions of the Lease, the provisions of this Addendum shall control.

LANDLORD:	Sunroad Centrum Office I, L.P.,
a California limited partnership

	By:	Sunroad Asset Management, Inc.,
a California corporation

	By:	/s/ Dan Feldman
Dan Feldman
	Its:	President

TENANT:	Bridgepoint Education, Inc.,
a Delaware corporation

	By:	/s/ Andrew S. Clark
Andrew S. Clark
	Its:	Chief Executive Officer

	By:	/s/ Daniel J. Devine
Daniel J. Devine
	Its:	Chief Financial Officer

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